UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2070
April 5, 2017
Dear fellow shareholders:
We are pleased to invite you to the annual meeting of shareholders to be held on May 16, 2017, at the JPMorgan Chase Delaware Technology Center, Wilmington, Delaware. As we have done in the past, in addition to considering the matters described in the proxy statement, we will provide an update on the Firm’s activities and performance.
We hope that you will attend the meeting in person. We encourage you to designate the proxies named on the proxy card to vote your shares even if you are planning to come. This will ensure that your common stock is represented at the meeting.
This proxy statement explains more about proxy voting. Please read it carefully. We look forward to your participation.
Sincerely,

James Dimon
Chairman and Chief Executive Officer

Notice of 2017 Annual Meeting of Shareholders and Proxy Statement

DATE	Tuesday, May 16, 2017
TIME	10:00 a.m. Eastern Time
PLACE	JPMorgan Chase & Co. Delaware Technology Center 880 Powder Mill Road Wilmington, Delaware 19803

MATTERS TO BE	●	Election of directors
VOTED ON	●	Advisory resolution to approve executive compensation
	●	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017
	●	Advisory vote on frequency of advisory resolution to approve executive compensation
	●	Shareholder proposals, if they are introduced at the meeting
	●	Any other matters that may properly be brought before the meeting

By order of the Board of Directors

Molly Carpenter
Secretary

April 5, 2017

Please vote promptly.
On or about April 5, 2017, we sent to shareholders of record at the close of business on March 17, 2017, a Proxy Statement, together with an accompanying form of proxy card and Annual Report, or a Notice of Internet Availability of Proxy Materials (“Notice”).
Our 2017 Proxy Statement and Annual Report for the year ended December 31, 2016, are available free of charge on our website at jpmorganchase.com/annual-report-proxy. Instructions on how to receive a printed copy of our proxy materials are included in the Notice, as well as in this Proxy Statement.
If you plan to attend the meeting in person, you will be required to present a valid form of government-issued photo identification, such as a driver’s license or passport, and proof of ownership of our common stock as of our record date March 17, 2017. See “Attending the annual meeting” on page 98 of this proxy statement.
If you hold your shares in street name and do not provide voting instructions, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote; your broker has discretionary authority to vote on the appointment of the auditors. See “How votes are counted” on page 97 of this proxy statement.

2017 Proxy summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting.

Proxy statement
Your vote is important. The Board of Directors of JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) is requesting that you allow your common stock to be represented at the annual meeting by the proxies named on the proxy card. This proxy statement has been prepared by our management and approved by the Board, and is being sent or made available to our shareholders on or about April 5, 2017.

Annual meeting overview

MATTERS TO BE VOTED ON

✓ MANAGEMENT PROPOSALS
The Board of Directors recommends you vote FOR each director nominee and FOR the following proposals (for more information see page referenced):

1. Election of directors	7

2. Advisory resolution to approve executive compensation	33

3. Ratification of PricewaterhouseCoopers LLP as the Firm’s independent registered public accounting firm	75

The Board of Directors recommends you select "One Year" on the frequency of the advisory resolution to approve executive compensation (for more information see page referenced):

4. Advisory vote on frequency of advisory resolution to approve executive compensation	81

✗	SHAREHOLDER PROPOSALS (if they are introduced at the meeting)
The Board of Directors recommends you vote AGAINST each of the following shareholder proposals (for more information see page referenced):

5. Independent board chairman	84

6. Vesting for government service	86

7. Clawback amendment	88

8. Gender pay equity	90

9. How votes are counted	93

10. Special shareowner meetings	95

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 1

Election of Directors
The Board of Directors has nominated the 12 individuals listed below; if elected at our annual meeting, they are expected to serve until next year’s annual meeting. All of the nominees are currently serving as directors.

The Board has nominated 12 directors: 11 independent directors and the CEO

NOMINEE	AGE	PRINCIPAL OCCUPATION	DIRECTOR of JPMORGAN CHASE SINCE[1]	OTHER PUBLIC COMPANY BOARDS (#)	COMMITTEE MEMBERSHIP[2]
Linda B. Bammann	61	Retired Deputy Head of Risk Management of JPMorgan Chase & Co.[3]	2013	0	Directors’ Risk Policy (Chair)
James A. Bell	68	Retired Executive Vice President of The Boeing Company	2011	3	Audit (Chair)
Crandall C. Bowles	69	Chairman Emeritus of The Springs Company	2006	1	Audit; Public Responsibility (Chair)
Stephen B. Burke	58	Chief Executive Officer of NBCUniversal, LLC	2004	1	Compensation & Management Development; Corporate Governance & Nominating
Todd A. Combs	46	Investment Officer at Berkshire Hathaway Inc.	2016	0	Directors’ Risk Policy; Public Responsibility
James S. Crown	63	President of Henry Crown and Company	2004	1	Directors’ Risk Policy
James Dimon	61	Chairman and Chief Executive Officer of JPMorgan Chase & Co.	2004	0
Timothy P. Flynn	60	Retired Chairman and Chief Executive Officer of KPMG	2012	3	Audit; Public Responsibility
Laban P. Jackson, Jr.	74	Chairman and Chief Executive Officer of Clear Creek Properties, Inc.	2004	0	Audit
Michael A. Neal	64	Retired Vice Chairman of General Electric Company and Retired Chairman and Chief Executive Officer of GE Capital	2014	0	Directors’ Risk Policy
Lee R. Raymond (Lead Independent Director)	78	Retired Chairman and Chief Executive Officer of Exxon Mobil Corporation	2001	0	Compensation & Management Development (Chair); Corporate Governance & Nominating
William C. Weldon	68	Retired Chairman and Chief Executive Officer of Johnson & Johnson	2005	2	Compensation & Management Development; Corporate Governance & Nominating (Chair)

[1]
Director of a heritage company of the Firm as follows: Bank One Corporation: Mr. Burke (2003-2004), Mr. Crown (1996-2004), Mr. Dimon, Chairman of the Board (2000-2004), and Mr. Jackson (1993-2004); First Chicago Corp.: Mr. Crown (1991-1996); and J.P. Morgan & Co. Incorporated: Mr. Raymond (1987-2000).

[2]
Principal standing committees. In March 2017, Ms. Bammann became Chair of the Directors’ Risk Policy Committee and stepped down from the Public Responsibility Committee; Mr. Bell became Chair of the Audit Committee; Mr. Combs joined the Directors’ Risk Policy Committee and the Public Responsibility Committee; and Mr. Flynn joined the Audit Committee and stepped down from the Directors’ Risk Policy Committee.

[3]	Retired from JPMorgan Chase & Co. in 2005

2 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Performance, governance and compensation highlights
The following information is presented to provide a summary of 2016 Firm performance, key governance enhancements in 2016, and context for the operation of our pay program which is discussed in more detail in our Compensation Discussion and Analysis beginning on page 35 of this proxy statement.

NOTABLE CHANGES SINCE 2016 ANNUAL MEETING

Board Refreshment	Board Committee Rotation	Environmental, Social & Governance ("ESG")

 • Todd A. Combs elected in September 2016
 • Since May 2011, five independent directors have joined the Board, each bringing a unique set of skills and experience
 • Board believes refreshment of directors is integral to an effective governance structure

 • In January 2017, Board approved changes to Audit and Risk Policy committees
 • Audit: Mr. Bell became Chair and Mr. Flynn joined the committee
 • Risk Policy: Ms. Bammann became Chair and Mr. Combs joined the committee

 • We published a dedicated ESG Report last year, updating many topics from 2014’s “How We Do Business – The Report”
 • Next edition expected to be published in Spring 2017
 • We are committed to providing information on how we leverage our resources and capabilities to solve pressing ESG challenges

STRONG 2016 PERFORMANCE CONTINUES TO SUPPORT SUSTAINED SHAREHOLDER VALUE

JPMorgan Chase & Co. delivered return on tangible common equity (“ROTCE”)[1] of 13%, achieved record net income and record earnings per share (“EPS”), gained market share in almost all of our businesses, and continued to deliver sustained shareholder value over an extended period of time.

SUSTAINED SHAREHOLDER VALUE ("TSR")[2]

[1]
Return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”) are each non-GAAP financial measures. For a reconciliation and explanation of these non-GAAP measures, see page 102. On a comparable GAAP basis for 2016, return on equity (“ROE”) was 10% and book value per share (“BVPS”) was $64.06.

[2]	Total shareholder return assumes reinvestment of dividends

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 3

WE MAINTAIN FORTRESS OPERATING PRINCIPLES WITH FOCUS ON CAPITAL, LIQUIDITY, RISK, CONTROLS AND CULTURE

 • We maintained our fortress balance sheet, growing our Basel III Advanced Fully Phased-In common equity Tier 1 (“CET1”) capital ratio[1] by 60 bps to 12.2% and maintaining $524 billion of high quality liquid assets.
 • We continued to strengthen and reinforce our culture and business principles. The culture and conduct program is a key priority for every line of business and function.
 • We have embedded our business principles throughout the employee life cycle, starting with the recruiting and onboarding process and extending to training, compensation, promoting and disciplining employees.
 • We have invested significantly in our control environment including a control headcount of 43,000 professionals with a control spend of approximately $8 billion.

WE ARE COMMITTED TO GOOD CORPORATE GOVERNANCE AND ARE ENGAGED WITH OUR SHAREHOLDERS

The Board maintains a robust Lead Independent Director role and is committed to sound and commonsense governance principles.
Our Board has endorsed the Shareholder Director Exchange (SDX) Protocol as a guide for engagement.
RECENT UPDATES

GOVERNANCE

Our engagement process, and the feedback gained from it, was a significant factor in the Board’s continued effort to appoint new directors as well as rotate directors across key committees.

COMPENSATION

In 2016, our shareholder engagement initiatives included:
• Shareholder Outreach:  More than 90 discussions on strategy, financial performance, governance, compensation, and environmental & social issues with shareholders representing over 40% of our shares
• Annual Investor Day: Senior management gave presentations at our annual Investor Day on strategy and financial performance
• Meetings/Conferences: Senior management hosted more than 60 investor meetings and presented at 12 investor conferences
• Annual Meeting:  Our CEO and Lead Independent Director presented to shareholders at the Firm’s annual meeting
In response to a strong say-on-pay vote last year (92% support) and positive shareholder feedback, for our 2016 pay program we maintained the changes that were made in 2015, including:
PSU Program	CEO Pay Mix	Clawback Policy

Forward looking equity with payout formulaically determined based on both absolute and relative ROTCE performance	Smaller portion of variable compensation in cash, with 100% of equity in the form of at-risk PSUs	Increased transparency by disclosing whether any clawbacks have taken place for senior executive officers

In addition to the above, other aspects of our pay program continue to be aligned with the interest of shareholders, including:
 • Holistic assessment of performance in determining variable pay award levels while using a formula to determine PSU value at vesting
 • Strong stock ownership guidelines and retention requirements
 • No special executive benefits/severance or golden parachutes
 • Rigorous process to review risk and control which may impact compensation pools and individual pay
 • Strong cancellation and clawback provisions cover both cash and equity awards

[1]	The CET1 capital ratio under the Basel III Fully Phased-In capital rules is considered a key regulatory capital measure. For more information, see Notes on key performance measures on page 102.

4 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

MR. DIMON’S 2016 COMPENSATION IS ALIGNED WITH HIS MULTI-YEAR PERFORMANCE

In assessing Mr. Dimon's performance, the Board considered his achievements holistically against business results, risk and control, customers and clients, and people and leadership. The Board took into account Mr. Dimon's performance in leading the Firm over a sustained period of time, including strong performance in 2016.

I.
Business results: During 2016, the Firm again achieved record net income and record EPS, while generating strong ROTCE results of 13%[1] on average tangible common equity of $180 billion[1] (vs. $170 billion in 2015).

II.
Risk and Control: The Board also recognized that Mr. Dimon deployed substantial resources to fortify our control environment, which has led to a control infrastructure that better permeates across and deeply within our businesses. Mr. Dimon has fostered a culture that seeks continuous improvement and regards the risk and control agenda as a top priority, which reflects the Firm's ability to successfully adapt to an evolving regulatory landscape.

III.
Customers and Clients: Mr. Dimon has guided the Firm’s focus on creating and enhancing services that add value to our customers and clients through product innovation, cutting edge technologies, and simplified processes.

IV.
People and Leadership: Mr. Dimon’s stewardship over the Firm’s People and Leadership agenda, has led to a highly effective management development program (Leadership Edge), a robust pipeline of leaders across the organization and a diversity strategy that attracts, motivates, and retains some of the best possible talent.

Based on Mr. Dimon's performance, the Board increased his annual compensation to $28 million (from $27 million in 2015). The Board also considered several other factors, some of which are set forth on pages 47–49.

[1]
TBVPS and ROTCE are each non-GAAP financial measures. For a reconciliation and explanation of these non-GAAP measures, see page 102. On a comparable U.S. GAAP basis, for 2008 through 2016 respectively, return on equity (“ROE”) was 4%, 6%, 10%, 11%, 11%, 9%, 10%, 11%, and 10%, and book value per share (“BVPS”) was $36.15, $39.88, $42.98, $46.52, $51.19, $53.17, $56.98, $60.46, and $64.06.

[2]	Despite record net income and 15% ROTCE, the Board exercised discretion relating to risk and control and reduced Mr. Dimon’s pay in 2012.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 5

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6 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Proposal 1:
Election of Directors

Our Board of Directors has nominated 12 directors, who, if elected by shareholders at our annual meeting, will be expected to serve until next year’s annual meeting. All nominees are currently directors.

✓	RECOMMENDATION: Vote FOR all nominees

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 7

Proposal 1 — Election of directors

EXECUTIVE SUMMARY

Our Board has nominated 12 directors for election at this year’s annual meeting to hold office until the next annual meeting. All of the nominees are currently directors and 11 were elected to the Board by our shareholders at our 2016 annual meeting, each with the support of more than 96% of votes cast. In September 2016, the Board elected Todd A. Combs to a term expiring at the 2017 annual meeting. For an overview of each of our nominees, see page 2 of this proxy statement.
Each of the 12 nominees has agreed to be named in this proxy statement and to serve if elected. All of the nominees are expected to attend our 2017 annual meeting. If any of our nominees becomes unavailable to stand for election, the proxies named on the proxy card intend to vote your common stock for the election of any substitute nominee proposed by the Board of Directors.
The Board is responsible for overseeing management and promoting sound corporate governance on behalf of shareholders. Risk management oversight is a key priority. The Board carries out its responsibilities through experienced independent directors, the Lead Independent Director, a well-developed committee structure and adherence to our Corporate Governance Principles. The Board conducts an annual assessment aimed at enhancing its effectiveness, as described on page 25 of this proxy statement.

DIRECTOR NOMINATION PROCESS

As specified in its charter, the Board’s Corporate Governance & Nominating Committee (“Governance Committee”) oversees the candidate nomination process, which includes the continual evaluation of new candidates for Board membership, and recommends to the Board a slate of nominees for election at each annual meeting of shareholders. The Governance Committee considers all relevant attributes of each Board candidate, including professional skills, experience and knowledge, and gender, race, ethnicity, nationality and background, and other attributes, with the goal of putting forth a diverse slate of candidates with a combination of skills, experience and personal qualities that will serve the Board and its committees, the Firm and our shareholders well.

Since our last annual shareholders meeting, the Governance Committee, using the process described above and taking into account, among other factors, shareholders’ interest in board refreshment and specifically adding directors with experience in risk management and financial services, recommended Todd A. Combs for election. Mr. Combs was introduced to Mr. Dimon in 2014 through discussions with Warren Buffett, Chairman of the Board and Chief Executive Officer of Berkshire Hathaway Inc., where Mr. Combs is an investment officer. Based on the introduction and Mr. Combs’ experience and reputation, Mr. Dimon suggested that the Governance Committee consider Mr. Combs as a prospective candidate. After meeting with Mr. Combs and reviewing his qualifications, which include experience in financial markets, risk assessment, and regulatory issues, his constructive personal attributes and his independence, the Governance Committee recommended his election by the Board in September 2016. For information on Mr. Combs’ qualifications, see page 14 of this proxy statement.
Board refreshment and succession
Director succession and an appropriate balance of refreshment and experience is a focus of the Governance Committee and the Board. The Governance Committee engages in ongoing consideration of potential Board candidates. Of the Board’s 11 independent directors, five have joined the Board since May 2011. The average tenure of our independent directors is 8.7 years as of year-end 2016. Mr. Combs’ election reflects the Board’s commitment to refreshment and its ongoing efforts to build and consider a pipeline of qualified candidates. New directors are subject to an onboarding process which includes, among other items, new director orientation and education, Code of Conduct training, and one-on-one meetings with Board members, management, and certain of our regulators. Educational opportunities are provided to all directors on a continuing basis.
The Board also considered succession and refreshment in its review of Board committee membership. In March 2017, Ms. Bammann became Chair of the Directors’ Risk Policy Committee and stepped down from the Public Responsibility Committee; Mr. Bell became Chair of the Audit Committee; Mr. Combs joined the Directors’

8 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Risk Policy Committee and the Public Responsibility Committee; and Mr. Flynn joined the Audit Committee and stepped down from the Directors’ Risk Policy Committee.
As part of planning for director succession, candidates for director are recommended by shareholders, management, as well as Board members. In addition, the Governance Committee is assisted in identifying potential candidates by a third-party advisor. The Governance Committee considers shareholder-recommended candidates on the same basis as nominees recommended by Board members, management and third-party advisors. Shareholders who want to recommend a candidate for election to the Board may do so by writing to the Secretary at: JPMorgan Chase & Co., 270 Park Avenue, New York, NY 10017; or by writing an email to the Office of the Secretary at corporate.secretary@jpmchase.com.
Our Corporate Governance Principles require a non-management director to offer not to stand for re-election in each calendar year following a year in which the director will be 72 or older. The Board (other than the affected director) then determines whether to accept the offer. The Board believes that, while refreshment is an important consideration in assessing Board composition, the best interests of the Firm are served by taking advantage of all available talent and the Board should not make determinations based solely on age.
Consistent with this Principle, two of our director nominees, Lee R. Raymond and Laban P. Jackson, Jr., offered not to stand for re-election this year. The Board reviewed their offers, taking into account their contributions, the results of the annual Board and Committee self-assessment processes, and ongoing succession planning for the Board. The Board determined that Mr. Raymond and Mr. Jackson each possesses the capability and judgment the Board looks for in a director, that each has broad experience both within and outside the Firm that continues to be of great value to the Board and that their continued service as directors is in the best interests of the Firm’s shareholders. Mr. Raymond brings strong leadership skills as Lead Independent Director and as Chairman of the Compensation & Management Development Committee. As Chairman of the Audit Committee during 2016, Mr. Jackson met with regulators of the Firm worldwide and will continue to bring his knowledge and expertise as a member of the Audit Committee. Both also participate in shareholder engagement, including speaking with certain of our shareholders about our strategy and business practices. Following this review, the Board determined (with the affected director abstaining with respect to himself) that both Mr. Raymond and Mr. Jackson should be re-nominated for election as directors and therefore did not accept either offer not to stand for re-election. For specific information on each of Mr. Raymond’s and Mr. Jackson’s qualifications and their individual contributions to the Board, including their Board committee roles, please see pages 17 and 16, respectively, of this proxy statement. For a description of the annual Board and committee self-assessment process, see page 25 of this proxy statement.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 9

DIRECTOR CRITERIA

In selecting candidates for director, the Board looks for individuals with demonstrated experience and success in certain executive fields, constructive personal attributes and diverse backgrounds, including the following:

Executive experience
Finance and accounting – knowledge of accounting and financial reporting and of auditing processes and standards

Financial services – experience in or with the financial services industry, including investment banking and global financial markets

International business operations – operational experience in diverse geographic, political and regulatory environments

Leadership of a large, complex organization – senior executive experience managing business operations, development and strategic planning

Management development and succession planning – experience in senior executive development, succession planning, and compensation matters

Public company governance – knowledge of public company governance issues, policies and best practices

Technology – experience with or oversight of innovative technology, cybersecurity, information systems/data management, fintech or privacy, and their related risks

Regulated industries and regulatory issues – experience with regulated businesses, regulatory requirements, and relationships with regulators

Risk management and controls – experience in assessment and management of business and financial risk factors

Personal attributes
Integrity

Judgment

Strong work ethic

Strength of conviction

Collaborative approach to engagement and oversight

Inquisitive and objective perspective
The Firm’s director criteria are also discussed in the Corporate Governance Principles document available on our website at jpmorganchase.com/corp-gov-principles, under the heading Governance, which is under the About Us tab.

NOMINEES’ QUALIFICATIONS AND EXPERIENCE

Our Board believes that these nominees provide our Firm with the combined skills, experience and personal qualities needed for an effective and engaged Board.
The specific experience and qualifications of each nominee are described in the following pages. Unless stated otherwise, all nominees have been continuously employed by their present employers for more than five years. The age indicated in each nominee’s biography is as of May 16, 2017, and all other biographical information is as of the date of this proxy statement.
Effective May 2016, and in the case of Mr. Combs September 2016, all of the directors of the Firm were elected as directors of both JPMorgan Chase Bank, National Association (“Bank”) and Chase Bank USA, National Association, wholly-owned subsidiaries of JPMorgan Chase. Messrs. Crown and Jackson have been directors of the Bank since 2010 and Mr. Weldon since 2013. Mr. Weldon is the non-executive Chairman of the Board of the Bank.

10 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

As the graph below indicates, the majority of our Board has experience in each of the executive fields defined on the previous page.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 11

Linda B. Bammann, 61

Director since 2013 Directors’ Risk Policy Committee (Chair) Retired Deputy Head of Risk Management of JPMorgan Chase & Co.

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Experience with regulatory issues
•	Extensive background in risk management
•	Financial services experience
Linda B. Bammann was Deputy Head of Risk Management at JPMorgan Chase from July 2004 until her retirement in 2005. Previously she was Executive Vice President and Chief Risk Management Officer at Bank One Corporation (“Bank One”) from May 2001 to July 2004 and, before then, Senior Managing Director of Banc One Capital Markets, Inc. She was also a member of Bank One’s executive planning group. From 1992 to 2000 she was a Managing Director with UBS Warburg LLC and predecessor firms.
Ms. Bammann served as a director of The Federal Home Mortgage Corporation (“Freddie Mac”) from 2008 until 2013, during which time she was a member of its Compensation Committee. She served as a member of Freddie Mac’s Audit Committee from 2008 until 2010 and as Chair of its Business and Risk Committee from 2010 until 2013. Ms. Bammann also served as a director of Manulife Financial Corporation from 2009 until 2012. Ms. Bammann was formerly a board member of the Risk Management Association and Chair of the Loan Syndications and Trading Association.
Through her service on other boards and her tenure with JPMorgan Chase and Bank One, Ms. Bammann has developed insight and wide-ranging experience in financial services and extensive experience in risk management and regulatory issues.
Ms. Bammann graduated from Stanford University and received an M.A. degree in public policy from the University of Michigan.

James A. Bell, 68

Director since 2011 Audit Committee (Chair) Retired Executive Vice President of The Boeing Company

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Finance and accounting experience
•	Leadership of a complex, multi-disciplinary global organization
•	Technology, regulatory issues and regulated industry experience
James A. Bell was an Executive Vice President of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft, from 2003 until his retirement in April 2012. He was Corporate President from June 2008 until February 2012 and Chief Financial Officer from November 2003 until February 2012.
Over a four-decade corporate career, Mr. Bell led global businesses in a highly regulated industry, oversaw successful strategic growth initiatives and developed extensive experience in finance, accounting, risk management and controls. While Chief Financial Officer, he oversaw two key Boeing businesses: Boeing Capital Corporation, the company’s customer-financing subsidiary, and Boeing Shared Services, an 8,000-person, multi-billion dollar business unit that provides common internal services across Boeing’s global enterprise.
Before being named Chief Financial Officer, Mr. Bell was Senior Vice President of Finance and Corporate Controller. In this position he served as Boeing’s principal interface with the board’s Audit Committee. He was Vice President of contracts and pricing for Boeing Space and Communications from 1996 to 2000, and before that served as director of business management of the Space Station Electric Power System at the Boeing Rocketdyne unit.
Mr. Bell has been a director of Dow Chemical Company since 2005, of CDW Corporation since March 2015 and of Apple Inc. since September 2015. He is a member of the Board of Trustees at Rush University Medical Center.
Mr. Bell graduated from California State University at Los Angeles.

12 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Crandall C. Bowles, 69

Director since 2006 Audit Committee Public Responsibility Committee (Chair) Chairman Emeritus of The Springs Company

DIRECTOR QUALIFICATION HIGHLIGHTS
•	International business operations experience
•	Management development, compensation and succession planning experience
•	Risk management and audit experience
Crandall C. Bowles has been Chairman Emeritus of The Springs Company, a privately owned investment company, since April 2015, prior to which she had been Chairman since 2007. She also served as Chairman of Springs Industries, Inc., a manufacturer of window products for the home, from 1998 until June 2013 when the business was sold. She was a member of its board from 1978 until June 2013 and was Chief Executive Officer from 1998 until 2006. Prior to 2006, Springs Industries included bed, bath and home-furnishings business lines. These were merged with a Brazilian textile firm to become Springs Global Participacoes S.A., a textile home-furnishings company based in Brazil, where Ms. Bowles served as Co-Chairman and Co-CEO from 2006 until her retirement in July 2007.
Ms. Bowles has been a director of Deere & Company since 1999. She served as a director of Sara Lee Corporation from 2008 to 2012 and of Wachovia Corporation and Duke Energy in the 1990s. As an executive at Springs Industries and Springs Global Participacoes, Ms. Bowles gained experience managing international business organizations. As a board member of large, global companies, she has dealt with a wide range of issues including audit and financial reporting, risk management, and executive compensation and succession planning.
Ms. Bowles is a Trustee of the Brookings Institution
and is on the governing boards of the Packard Center for ALS Research at Johns Hopkins and The Wilderness Society.
Ms. Bowles graduated from Wellesley College and received an M.B.A from Columbia University.

Stephen B. Burke, 58

Director since 2004 and Director of Bank One Corporation from 2003 to 2004
Compensation & Management Development Committee
Corporate Governance & Nominating Committee
Chief Executive Officer of NBCUniversal, LLC

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Experience leading large, international, complex businesses in regulated industries
•	Financial controls and reporting experience
•	Management development, compensation and succession planning experience
Stephen B. Burke has been Chief Executive Officer of NBCUniversal, LLC, and a senior executive of Comcast Corporation, one of the U.S.’s leading providers of entertainment, information and communication products and services, since January 2011. He was Chief Operating Officer of Comcast Corporation from 2004 until 2011, and President of Comcast Cable Communications, Inc. from 1998 until January 2010.
Before joining Comcast, Mr. Burke served with The Walt Disney Company as President of ABC Broadcasting. He joined The Walt Disney Company in January 1986, and helped develop and found The Disney Store and led a comprehensive restructuring of Euro Disney S.A.
Mr. Burke’s roles at Comcast, ABC, and Euro Disney have given him broad exposure to the challenges associated with managing large and diverse businesses. In these roles he has dealt with a variety of issues including audit and financial reporting, risk management, executive compensation, sales and marketing, and technology and operations. His tenure at Comcast and ABC has given him experience working in regulated industries, and his work at Euro Disney gave him a background in international business.
Mr. Burke has been a director of Berkshire Hathaway Inc. since 2009.
Mr. Burke graduated from Colgate University and received an M.B.A. from Harvard Business School.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 13

Todd A. Combs, 46

Director since September 2016 Directors’ Risk Policy Committee Public Responsibility Committee Investment Officer at Berkshire Hathaway, Inc.

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Extensive financial markets experience
•	Risk assessment experience
•	Experience with regulatory issues
Todd A. Combs is an investment officer at Berkshire Hathaway Inc., a holding company whose subsidiaries engage in a number of diverse business activities including finance, insurance and reinsurance, utilities and energy, freight rail transportation, manufacturing, retailing and services.
Prior to joining Berkshire Hathaway in December 2010, Mr. Combs was Chief Executive Officer and Managing Member of Castle Point Capital Management, an investment partnership he founded in 2005 to manage capital for endowments, family foundations and institutions.
Before forming Castle Point, Mr. Combs held various positions at Copper Arch Capital, Progressive Insurance and the State of Florida Banking, Securities and Finance Division.
Mr. Combs’ roles have provided him with extensive experience in financial markets, risk assessment, and regulatory matters.
Mr. Combs has served as a director of Berkshire Hathaway subsidiaries Precision Castparts Corp. since January 2016, Charter Brokerage LLC since December 2014 and Duracell Inc. since February 2016.
Mr. Combs graduated from Florida State University and received an M.B.A. from Columbia Business School.

James S. Crown, 63

Director since 2004 and Director of Bank One Corporation from 1991 to 2004 Directors’ Risk Policy Committee President of Henry Crown and Company

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Extensive risk management experience
•	Management development, compensation and succession planning experience
•	Significant financial markets experience
James S. Crown joined Henry Crown and Company, a privately owned investment company that invests in public and private securities, real estate and operating companies, in 1985 and became President in 2002. Before joining Henry Crown and Company, Mr. Crown was a Vice President of Salomon Brothers Inc. Capital Markets Service Group.
Mr. Crown has been a director of General Dynamics Corporation since 1987 and has served as its Lead Director since 2010. Mr. Crown served as a director of Sara Lee Corporation from 1998 to 2012.
Mr. Crown’s position with Henry Crown and Company and his service on other public company boards have given him exposure to many issues encountered by our Board, including risk management, audit and financial reporting, investment management, capital markets activity and executive compensation.
Mr. Crown is Chairman of the Board of Trustees of the Aspen Institute, a Trustee of the Museum of Science and Industry and of the University of Chicago. He is also a member of the American Academy of Arts and Sciences and was formerly a member of the President’s Intelligence Advisory Board.
Mr. Crown graduated from Hampshire College and received a law degree from Stanford University Law School.

14 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

James Dimon, 61

Director since 2004 and Chairman of the Board of Bank One Corporation from 2000 to 2004 Chairman and Chief Executive Officer of JPMorgan Chase & Co.

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Experience leading a global business in a regulated industry
•	Extensive experience leading complex international financial services businesses
•	Management development, compensation and succession planning experience
James Dimon became Chairman of the Board on December 31, 2006, and has been Chief Executive Officer and President since December 31, 2005. He was President and Chief Operating Officer following JPMorgan Chase’s merger with Bank One Corporation in July 2004. At Bank One he was Chairman and Chief Executive Officer from March 2000 to July 2004. Before joining Bank One, Mr. Dimon held a wide range of executive roles at Citigroup Inc., the Travelers Group, Commercial Credit Company and American Express Company.
Mr. Dimon is on the Board of Directors of Harvard Business School and Catalyst; Chairman of the Business Roundtable; and a member of The Business Council. He is also on the Board of Trustees of New York University School of Medicine. Mr. Dimon does not serve on the board of any publicly traded company other than JPMorgan Chase.
Mr. Dimon has many years of experience in the financial services industry, as well as extensive international business experience. As CEO, he is knowledgeable about all aspects of the Firm’s business activities. His work has given him substantial experience in dealing with government officials and agencies and insight into the regulatory process.
Mr. Dimon graduated from Tufts University and received an M.B.A. from Harvard Business School.

Timothy P. Flynn, 60

Director since 2012 Audit Committee Public Responsibility Committee Retired Chairman and Chief Executive Officer of KPMG

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Experience in financial services, accounting, auditing and controls
•	Leadership of a complex, global business
•	Technology, risk management and regulatory experience
Timothy P. Flynn was Chairman of KPMG International, a global professional services organization providing audit, tax and advisory services, from 2007 until his retirement in October 2011. From 2005 until 2010, he served as Chairman and from 2005 to 2008 as Chief Executive Officer of KPMG LLP in the U.S., the largest individual member firm of KPMG International. Before serving as Chairman and CEO of KPMG LLP in the U.S., Mr. Flynn was Vice Chairman, Audit and Risk Advisory Services, with operating responsibility for the Audit, Risk Advisory and Financial Advisory Services practices.
Through his leadership positions at KPMG, Mr. Flynn gained perspective on the evolving business and regulatory environment, experience with many of the issues facing complex, global companies, and extensive experience in financial services and risk management.
Mr. Flynn has been a director of United Healthcare since January 2017, Alcoa Corporation since November 2016, and of Wal-Mart Stores, Inc. since 2012. He was a director of the Chubb Corporation from September 2013 until its acquisition in January 2016. He has been a director of the International Integrated Reporting Council since September 2015, and he previously served as a Trustee of the Financial Accounting Standards Board, a member of the World Economic Forum’s International Business Council, and a founding member of The Prince of Wales’ International Integrated Reporting Committee.
Mr. Flynn graduated from The University of St. Thomas, St. Paul, Minnesota, and is a member of the school’s Board of Trustees.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 15

Laban P. Jackson, Jr., 74

Director since 2004 and Director of Bank One Corporation from 1993 to 2004 Audit Committee Chairman and Chief Executive Officer of Clear Creek Properties, Inc.

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Experience in financial controls and reporting and risk management
•	Extensive regulatory background
•	Management development, compensation and succession planning experience
Laban P. Jackson, Jr. has been Chairman and Chief Executive Officer of Clear Creek Properties, Inc., a real estate development company, since 1989. He has been a director of J.P. Morgan Securities plc since 2010.
Mr. Jackson has dealt with a wide range of issues that are important to the Firm’s business, including audit and financial reporting, risk management, and executive compensation and succession planning. Mr. Jackson generally has met at least annually with the Firm’s principal regulators in the major jurisdictions in which we operate.
Mr. Jackson’s service on the board of the Federal Reserve Bank of Cleveland and on other public and private company boards has given him experience in financial services, audit, government relations and regulatory issues.
Mr. Jackson served as a director of The Home Depot from 2004 to 2008 and a director of the Federal Reserve Bank of Cleveland from 1987 to 1992. He is a member of the Audit Committee Leadership Network, a group of audit committee chairs from some of North America’s leading companies that is committed to improving the performance of audit committees and strengthening trust in the financial markets. He is also an emeritus Trustee of the Markey Cancer Foundation.
Mr. Jackson is a graduate of the United States Military Academy.

Michael A. Neal, 64

Director since 2014 Directors’ Risk Policy Committee Retired Vice Chairman of General Electric Company and Retired Chairman and Chief Executive Officer of GE Capital

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Extensive background in financial services
•	Leadership of large, complex, international businesses in a regulated industry
•	Technology, risk management and operations experience
Michael A. Neal was Vice Chairman of General Electric Company, a global industrial and financial services company, until his retirement in December 2013 and was Chairman and Chief Executive Officer of GE Capital from 2007 until June 2013. During his career at General Electric, Mr. Neal held several senior operating positions, including President and Chief Operating Officer of GE Capital and Chief Executive Officer of GE Commercial Finance prior to being appointed Chairman and Chief Executive Officer of GE Capital.
Mr. Neal has extensive experience managing large, complex businesses in regulated industries around the world. During his career with General Electric and GE Capital, Mr. Neal oversaw the provision of financial services and products to consumers and businesses of all sizes in North America, South America, Europe, Australia and Asia. His professional experience has provided him with insight and extensive experience in risk management, strategic planning and operations, finance and financial reporting, government and regulatory relations, and management development and succession planning.
Mr. Neal is a founder of and advisor to Acasta Enterprises Inc., a special purpose acquisition company. Mr. Neal serves on the advisory board of Georgia Tech’s Sam Nunn School of International Affairs. Mr. Neal is also a trustee of Georgia Tech’s GT Foundation.
Mr. Neal graduated from the Georgia Institute of Technology.

16 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Lee R. Raymond, 78 (Lead Independent Director)

Director since 2001 and Director of J.P. Morgan & Co. Incorporated from 1987 to 2000
Compensation & Management Development Committee (Chair)
Corporate Governance & Nominating Committee
Retired Chairman and Chief Executive Officer of Exxon Mobil Corporation

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Extensive background in public company governance and international business
•	Leadership in regulated industries and regulatory issues
•	Management development, compensation and succession planning experience
Lee R. Raymond was Chairman of the Board and Chief Executive Officer of ExxonMobil, the world’s largest publicly traded international oil and gas company, from 1999 until he retired in December 2005. He was Chairman of the Board and Chief Executive Officer of Exxon Corporation from 1993 until its merger with Mobil Oil Corporation in 1999 and was a director of Exxon and Exxon Mobil Corporation from 1984 to 2005. Mr. Raymond began his career in 1963 at Exxon.
During his tenure at ExxonMobil and its predecessors, Mr. Raymond gained experience in all aspects of business management, including audit and financial reporting, risk management, executive compensation, marketing, and operating in a regulated industry. He also has extensive international business experience.
Mr. Raymond is a member of the Council on Foreign Relations, an emeritus Trustee of the Mayo Clinic, a member of the National Academy of Engineering and a member and past Chairman of the National Petroleum Council.
Mr. Raymond graduated from the University of Wisconsin and received a Ph.D. in Chemical Engineering from the University of Minnesota.

William C. Weldon, 68

Director since 2005 Compensation & Management Development Committee Corporate Governance & Nominating Committee (Chair) Retired Chairman and Chief Executive Officer of Johnson & Johnson

DIRECTOR QUALIFICATION HIGHLIGHTS
•	Extensive background in public company governance and international business
•	Leadership of a complex, global organization in a regulated industry
•	Management development, compensation and succession planning experience
William C. Weldon was Chairman and Chief Executive Officer of Johnson & Johnson, a global healthcare products company, from 2002 until his retirement as Chief Executive Officer in April 2012 and as Chairman in December 2012. He served as Vice Chairman from 2001 and Worldwide Chairman, Pharmaceuticals Group from 1998 until 2001.
At Johnson & Johnson, Mr. Weldon held a succession of executive positions that gave him extensive experience in consumer sales and marketing, international business operations, financial reporting and regulatory matters.
Mr. Weldon has been a director of CVS Health Corporation since 2013 and of Exxon Mobil Corporation since 2013. He was a director of Johnson & Johnson from 2002 until December 2012, and was a director of The Chubb Corporation from April 2013 until its acquisition in January 2016.
Mr. Weldon is a member of various nonprofit organizations.
Mr. Weldon graduated from Quinnipiac University and is Chairman of the school’s Board of Trustees.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 17

Corporate governance
Our commitment to good corporate governance is integral to our business. Our key governance practices are described below.

PRINCIPLES

In performing its role, our Board of Directors is guided by our Corporate Governance Principles, which establish a framework for the governance of the Board and the management of our Firm. The Principles have been approved by the Board and reflect broadly recognized governance practices and regulatory requirements, including the New York Stock Exchange (“NYSE”) corporate governance listing standards. They are reviewed periodically and updated as appropriate. The full text of the Corporate Governance Principles is posted on our website at jpmorganchase.com/corp-gov-principles, under the heading Governance, which is under the About Us tab.

BOARD STRUCTURE AND RESPONSIBILITIES

The Board of Directors is responsible for the oversight of management on behalf of the Firm’s shareholders. The Board and its committees meet throughout the year to: (i) review and, where appropriate, approve strategy, business and financial planning and performance, risk, control and financial reporting and audit matters, compensation and management development, corporate culture and public responsibility matters; and (ii) provide oversight and guidance to, and regularly assess the performance of, the Chief Executive Officer (“CEO”) and other senior executives.
The Board’s leadership structure, described below, is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management. The Board considers its leadership structure frequently as part of its succession planning process for senior management and the Board. The Board formally reviews its leadership structure not less than annually as part of its self-assessment process.
Factors the Board may consider in reviewing its leadership structure include:

•	The respective responsibilities for the positions of Chairman, Lead Independent Director and CEO

•
The policies and practices in place to provide independent Board oversight of management (including Board oversight of CEO performance and compensation; regularly held executive sessions of the independent directors; Board input into agendas and meeting materials; and Board self-assessment)

•	The people currently in the roles of Chairman, Lead Independent Director and CEO

•	The Firm’s circumstances including performance

•	The potential impact of particular leadership structures on the Firm’s performance

•	The Firm’s ability to attract and retain qualified individuals for Firm and Board leadership positions

•	The views of our shareholders

•	Legislative and regulatory developments regarding board leadership structures

•	Trends in corporate governance, including practices at other public companies, and academic studies on board leadership structures and the impact of leadership structures on shareholder value

•	Such other factors as the Board may determine
The Board believes it is important to retain flexibility to determine its leadership structure based on the particular composition of the Board, the individuals serving in leadership roles and the needs and opportunities of the Firm as they change over time.
Our Board, early in 2017, reviewed its leadership structure, taking into consideration the factors outlined above and feedback from shareholders, which was gathered through our shareholder outreach program, and determined that combining the roles of Chairman and CEO, together with a strong Lead Independent Director role, continues to provide the appropriate leadership for and oversight of the Firm and facilitates effective functioning of both the Board and management. The Board has separated the Chairman and CEO positions in the past and may do so again in the future if it believes that doing so would be in the best interests of the Firm and its shareholders.

18 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Notwithstanding the strong oversight roles of the Lead Independent Director and committee chairs described below, all directors share equally in their responsibilities as members of the Board.

•
Independent oversight — All of our directors are independent, with the exception of our Chairman and CEO, James Dimon. The independent directors meet in executive session with no management present at each regularly scheduled in-person Board meeting, where they discuss any matter they deem appropriate.

•	Chairman of the Board — Our Chairman is appointed annually by all the directors. The Chairman’s responsibilities include:

—	calling Board and shareholder meetings

—	presiding at Board and shareholder meetings

—	preparing meeting schedules, agendas and materials, subject to the approval of the Lead Independent Director

•	Lead Independent Director — The Lead Independent Director is appointed annually by the independent directors. The role includes the authority and responsibility to:

—	call a Board meeting (as well as a meeting of the independent directors of the Board) at any time

—	preside over Board meetings when the Chairman is absent or his participation raises a possible conflict

—	approve Board meeting agendas and add agenda items

—	preside over executive sessions of independent directors, which take place at every regularly scheduled in-person Board meeting

—	meet one-on-one with the CEO at every regularly scheduled in-person Board meeting

—	guide the annual performance evaluation of the Chairman and CEO

—	guide independent director consideration of CEO compensation

—	guide full Board consideration of CEO succession issues

—	guide the annual self-assessment of the full Board

—	facilitate communication between management and the independent directors

—	be available for consultation and communication with shareholders and other constituencies where appropriate

•
Committee chairs — The Board’s committee structure is designed for effective and efficient board operations. All committee chairs are independent and are appointed annually by the Board. See page 20 of this proxy statement for further information about our committees. Committee chairs are responsible for:

—	calling meetings of their committees

—	presiding at meetings of their committees

—	approving agendas, adding agenda items, and reviewing materials for their committee meetings

—	serving as a liaison between committee members and the Board, and between committee members and senior management, including the CEO

—	working directly with the senior management responsible for committee matters

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 19

COMMITTEES OF THE BOARD

Our Board has five principal standing committees: Audit Committee, Compensation & Management Development Committee (“CMDC”), Corporate Governance & Nominating Committee, Public Responsibility Committee and Directors’ Risk Policy Committee ("DRPC"). Committees meet regularly in conjunction with scheduled Board meetings and hold additional meetings as needed.
Each committee’s charter is posted on our website at jpmorganchase.com/committee-charters, under the heading Governance, which is under the About Us tab. Each charter is reviewed at least annually as part of the Board’s, and each respective committee’s, self-assessment process.
The Board has determined that each of our committee members is independent in accordance with NYSE corporate governance listing standards. The Board has also determined that each member of the Audit Committee (James A. Bell, Crandall C. Bowles, Timothy P. Flynn and Laban P. Jackson, Jr.) is an audit committee financial expert in accordance with the definition established by the U.S. Securities and Exchange Commission (“SEC”).
Also in accordance with NYSE corporate governance listing standards and the Firm’s Corporate Governance Principles, in 2015, the Board determined that Mr. Bell’s service on the audit committees of the three other public companies for which he is a director does not impair his ability to effectively serve on the Firm’s Audit Committee. The Board completed an annual review of this determination in 2016.
Our Corporate Governance Principles provide that Board members have regular access to management, and that the Board and its committees have the authority and the resources to seek legal or other expert advice from sources independent of management. The committees report their activities to, and discuss their recommendations with, the full Board.
The following highlights some of the key responsibilities of each standing committee. For additional information on the role of certain of the standing committees in connection with risk management oversight see page 24 of this proxy statement.

Audit Committee James A. Bell, Chair
Assists the Board in its oversight of:

•	The independent registered public accounting firm’s qualifications and independence

•	The performance of the internal audit function and the independent registered public accounting firm

•
Management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to (i) safeguard the assets and income of the Firm; (ii) assure the integrity of the Firm’s financial statements; and (iii) maintain compliance with the Firm’s ethical standards, policies, plans and procedures, and with laws and regulations

In 2016, the Audit Committee met 16 times.

Compensation & Management Development Committee Lee R. Raymond, Chair
Assists the Board in its oversight of:

•	Development of and succession planning for key executives

•	Compensation principles and practices, including:

—	Review and approval of the Firm’s compensation and benefit programs

—	The competitiveness of these programs

—
The review of the relationship among risk, risk management, and compensation in light of the Firm’s objectives, including its safety and soundness and the avoidance of practices that would encourage excessive or unnecessary risk-taking

•	The Firm’s culture and conduct programs
In 2016, the Compensation & Management Development Committee met seven times.

20 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Corporate Governance & Nominating Committee William C. Weldon, Chair
Exercises general oversight with respect to the governance of the Board, including:

•	The review and recommendation of proposed nominees for election to the Board

•	The evaluation and recommendation to the Board of corporate governance practices applicable to the Firm

•	The appraisal of the framework for assessing the Board’s performance and the Board’s self-evaluation
In 2016, the Corporate Governance & Nominating Committee met six times.

Public Responsibility Committee Crandall C. Bowles, Chair
Assists the Board in its oversight of the Firm’s positions and practices regarding public responsibility matters and other public policy issues that reflect the Firm’s values and character and impact the Firm’s reputation, including:

•	Community investment

•	Fair lending

•	Sustainability

•	Consumer practices
In 2016, the Public Responsibility Committee met six times.

Directors’ Risk Policy Committee Linda B. Bammann, Chair
Assists the Board in its oversight of the Firm’s global risk management framework, approves the Firm’s primary risk management policies and oversees management’s responsibilities to assess and manage:

•	The Firm’s credit risk, market risk, structural interest rate risk, principal risk, liquidity risk, country risk and model risk

•	The governance frameworks or policies for operational risk, compliance risk including fiduciary risk, and reputational risk

•	Capital and liquidity planning and analysis and approve the Firm’s Risk Appetite Policy and other policies it designates as Primary Risk Policies
In 2016, the Directors’ Risk Policy Committee met eight times.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 21

The Board has two additional standing committees and may establish additional such committees as needed:
Stock Committee
The committee is responsible for implementing the declaration of dividends, authorizing the issuance of stock, administering the dividend reinvestment plan and implementing share repurchase plans. The committee acts within Board-approved limitations and capital plans.
Executive Committee
The committee may exercise all the powers of the Board that lawfully may be delegated, but with the expectation that it would not take material actions absent special circumstances.
Specific Purpose Committees
The Board establishes Specific Purpose Committees as appropriate to address specific issues. The Board currently has four such committees to provide required oversight in connection with certain regulatory orders (“Consent Orders”) issued by the Board of Governors of the Federal Reserve System (“Federal Reserve”) and the Office of the Comptroller of the Currency (“OCC”):

•	BSA/AML (Bank Secrecy Act/Anti-Money Laundering) Compliance Committee

•	FX (Foreign Exchange)/Markets Orders Compliance Committee

•	Sworn Documents Compliance Committee

•	Trading Compliance Committee
Each Specific Purpose Committee formed to provide Consent Order oversight is comprised of two to four independent directors. They meet to provide oversight for specific aspects of our control agenda and to monitor progress under action plans developed by management to address the issues identified under the applicable Consent Order.
In 2016, the Specific Purpose Committees met 42 times in the aggregate.

Additional Specific Purpose Committees may be established from time to time to address other issues. The Omnibus Committee is a Specific Purpose Committee established to review matters, as needed and delegated by the Board. The Board has tasked the Omnibus Committee with overseeing the review of our consumer sales practices.
As the Firm achieves its objectives in a specific area, we expect the relevant Specific Purpose Committee will meet less frequently and eventually its work will be concluded, at which time, subject to regulatory consent where applicable, the committee will be disbanded.

22 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

BOARD COMMITTEE MEMBERSHIP AND 2016 BOARD MEETINGS

The following table summarizes the current membership of the Board’s principal standing committees and Specific Purpose Committees.
In 2016, the Board met 10 times. Each director attended 75% or more of the total meetings of the Board and the committees on which he or she served.

All of the then-current nominees were present at the annual meeting of shareholders held on May 17, 2016.

Current Board committee membership
Director	Audit	Compensation & Management Development	Corporate Governance & Nominating	Public Responsibility	Directors’ Risk Policy	Specific Purpose Committees [1]
Linda B. Bammann [2]					Chair	C,E
James A. Bell [2]	Chair					A
Crandall C. Bowles	Member			Chair		A
Stephen B. Burke		Member	Member
Todd A. Combs [2]				Member	Member
James S. Crown					Member
James Dimon
Timothy P. Flynn [2]	Member			Member		C
Laban P. Jackson, Jr.	Member					A,B,D,E
Michael A. Neal					Member	E
Lee R. Raymond [3]		Chair	Member			B,D,E
William C. Weldon		Member	Chair			B,C,D

[1]	The Board’s separately established Specific Purpose Committees in 2016 were:
A – BSA/AML(Bank Secrecy Act/Anti-Money Laundering) Compliance Committee
B – FX (Foreign Exchange)/Markets Orders Compliance Committee
C – Sworn Documents Compliance Committee
D – Trading Compliance Committee
E – Omnibus Committee

[2]
In March 2017, Ms. Bammann became Chair of the Directors’ Risk Policy Committee and stepped down from the Public Responsibility Committee; Mr. Bell became Chair of the Audit Committee; Mr. Combs joined the Directors’ Risk Policy Committee and Public Responsibility Committee; and Mr. Flynn joined the Audit Committee and stepped down from the Directors’ Risk Policy Committee.

[3]	Lead Independent Director

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 23

BOARD’S ROLE IN RISK MANAGEMENT OVERSIGHT

Risk is an inherent part of JPMorgan Chase’s business activities. When the Firm extends a consumer or wholesale loan, advises customers on their investment decisions, makes markets in securities, or offers other products or services, the Firm takes on some degree of risk. The Firm’s overall objective is to manage its businesses, and the associated risks, in a manner that balances serving the interests of its clients, customers and investors and protects the safety and soundness of the Firm.
The Board of Directors provides oversight of risk principally through the Directors’ Risk Policy Committee, Audit Committee and, with respect to compensation and other management-related matters, the Compensation & Management Development Committee. Each committee of the Board oversees reputation risk issues within its scope of responsibility.
Directors’ Risk Policy Committee
The Committee oversees the Firm’s global risk management framework and approves the primary risk management policies of the Firm. The Committee’s responsibilities include oversight of management’s exercise of its responsibility to assess and manage the Firm’s risks, and its capital and liquidity planning and analysis. Breaches in risk appetite, liquidity issues that may have a material adverse impact on the Firm and other significant risk-related matters are escalated to the Committee.
Audit Committee
The Committee assists the Board in its oversight of management’s responsibilities to assure that there is an effective system of controls reasonably designed to safeguard the assets and income of the Firm, assure the integrity of the Firm’s financial statements and maintain compliance with the Firm’s ethical standards, policies, plans and procedures, and with laws and regulations. In addition, the Committee assists the Board in its oversight of the Firm’s independent registered public accounting firm’s qualifications, independence and performance, and of the performance of the Firm’s Internal Audit function.

Compensation & Management Development Committee
The Committee assists the Board in its oversight of the Firm’s compensation programs and reviews and approves the Firm’s overall compensation philosophy, incentive compensation pools, and compensation practices consistent with key business objectives and safety and soundness. The Committee reviews Operating Committee members’ performance against their goals, and approves their compensation awards. The Committee also periodically reviews the Firm’s diversity programs and management development and succession planning, and provides oversight of the Firm’s culture and conduct programs.

24 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

BOARD ASSESSMENT

The Board conducts an annual self-assessment aimed at enhancing its effectiveness. Through regular assessment of its policies, procedures and performance, the Board identifies areas for further consideration and improvement. In assessing itself, the Board takes a multi-year perspective.
The assessment is conducted by the independent directors and guided by the Lead Independent Director. Each director is expected to participate and provide feedback in multiple discussions on a range of issues, including: the Board’s overall effectiveness; Board composition; the Lead Independent Director’s performance; committee structure; the flow of information received from Board committees and management; the nature and scope of agenda items; and shareholder communication. The Board’s self-assessment also considers actions taken to fulfill responsibilities under the OCC’s “Heightened Standards” for large national banks, including: requiring that management establish and implement an effective risk governance framework; providing active oversight of the risk-taking activities of the Bank and Chase Bank USA, National Association; exercising independent judgment; and providing ongoing training to directors.
Each of the principal standing committees also conducts an annual self-assessment. These assessments are led by the respective committee chairs and generally include, among other topics, committee composition and effectiveness, leadership, agenda planning and the flow of information received from management.
The Governance Committee periodically appraises the framework for the Board and committee self-assessment processes and the allocation of responsibility among committees.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 25

BOARD ENGAGEMENT

The Board plays a key role in communicating our Firm’s strategy and commitment to doing business in accordance with our corporate standards. The Board, as a group or as a subset of one or more directors, meets throughout the year with the Firm’s senior executives, shareholders, regulators and organizations interested in our strategy, performance, governance, or business practices, and frequently engages on the topic of culture and conduct.
Shareholders
Engagement and transparency with our shareholders help the Firm gain useful feedback on a wide variety of topics, including corporate governance, compensation practices, shareholder communication, Board composition, shareholder proposals, business performance and the operation of the Firm. This information is shared regularly with the Firm’s management and the Board and is considered in the processes that set the governance practices and strategic direction for the Firm. Shareholder feedback also helps us to better tailor the public information we provide to address the interests and inquiries of our shareholders and other interested parties.
The Firm interacts and communicates with shareholders in a number of forums, including quarterly earnings presentations, SEC filings, the Annual Report and proxy statement, the annual meeting, the annual Investor Day, our annual Environmental, Social and Governance (“ESG”) and Corporate Responsibility Reports, investor conferences and web communications. We also conduct a formal shareholder outreach program twice a year. This program covers a wide array of topics with a broad group of shareholders, and shareholder feedback is regularly provided to the Board and the Firm’s management. Discussions during the lead-up to our annual meeting are usually focused on specific issues related to the proxy statement while discussions at other times of the year are typically focused on corporate governance and other topics of interest to our shareholders, including our strategy and financial results.
In addition, the Board has endorsed the Shareholder-Director Exchange (SDX) Protocol as a guide for effective, mutually beneficial engagement between shareholders and directors.

In 2016, outreach efforts included the following:

•
Hosted more than 90 shareholder outreach discussions, covering shareholders representing in the aggregate over 40% of our outstanding common stock – similar to our 2015 outreach program. Topics included:

—	company strategy and performance

—	management and Board compensation

—	Board structure and composition

—	Corporate Governance Principles and By-Laws, including proxy access

—	succession planning

—	environmental and social issues

—	disclosures – proxy format and content

•
Members of senior management participated in more than 60 investor meetings and presented at 12 investor conferences. Members of senior management also made trips to major cities throughout the U.S., as well as international trips to Asia and Europe, during which they met in person with shareholders and other interested parties.

•
Members of senior management presented at the annual Investor Day on the Firm’s strategy and financial performance and our CEO and Lead Independent Director presented to shareholders at the Firm’s annual meeting.

Shareholders and interested parties who wish to contact our Board of Directors, any Board member, including the Lead Independent Director, any committee chair, or the independent directors as a group, may mail their correspondence to: JPMorgan Chase & Co., Attention (name of Board member(s)), Office of the Secretary, 270 Park Avenue, New York, NY 10017, or e-mail the Office of the Secretary at corporate.secretary@jpmchase.com.

26 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Shareholder rights
The Firm’s By-Laws and Certificate of Incorporation provide shareholders with important rights, including:

•
Proxy access, which enables eligible shareholders to include their nominees for election as directors in the Firm’s proxy statement. Proxy access is described in more detail on page 101 of this proxy statement.

•	The ability to call a special meeting by shareholders holding at least 20% of the outstanding shares of our common stock (net of hedges).

•
The ability of shareholders holding at least 20% of the outstanding shares of our common stock (net of hedges) to act by written consent on terms substantially similar to the terms applicable to call special meetings.

The Firm’s By-Laws and Certificate of Incorporation are available on our website at jpmorganchase.com/governance, under the heading Governance, which is under the About Us tab.
Regulators
We are committed to transparency and responsiveness in our extensive interactions with our regulators. That means seeking to provide them with complete, accurate and timely information and maintaining an open, ongoing dialogue. Our senior leaders and our Board continued to commit significant time to meet with our regulators in 2016. Such frequent interaction helps us hear firsthand from regulators and gives us a forum for keeping them well-informed on our businesses.
During 2016, all of our independent Board members met with certain of our regulators to discuss their expectations on effective Board oversight.
Culture
The Board has been engaged with management on the importance of strong corporate standards and the need to reinforce the Firm’s commitment to doing business the right way and to establish a clear and common vocabulary for communicating this commitment.
Directors also highlight the importance of our corporate standards through participation in less formal settings, such as town hall and other meetings held by our lines of business and functions for employees and/or leadership teams, annual meetings with the Firm’s senior leaders, and regularly scheduled informal sessions with members of the Firm’s Operating Committee and other senior leaders. For more information on the Firm’s corporate standards see “How we do business” on page 31 of this proxy statement.

DIRECTOR INDEPENDENCE

The Board’s commitment to independence begins with the individual directors. All of our non-management Board members are independent under the standards established by the NYSE and the Firm’s independence standards. Directors are determined to be independent if they have no disqualifying relationship, as defined by the NYSE, and if the Board has affirmatively determined they have no material relationship with JPMorgan Chase, directly or as a partner, shareholder or officer of an organization that has a relationship with JPMorgan Chase.
In determining the independence of each director, the Board uses the following criteria:

•	The Corporate Governance Principles adopted by the Board and published on our website at jpmorganchase.com/corp-gov-principles, under the heading Governance, which is under the About Us tab

•	The NYSE corporate governance listing standards
The Board has reviewed the relationships between the Firm and each director and determined that in accordance with the NYSE’s and the Firm’s independence standards, each non-management director (Linda B. Bammann, James A. Bell, Crandall C. Bowles, Stephen B. Burke, Todd A. Combs, James S. Crown, Timothy P. Flynn, Laban P. Jackson, Jr., Michael A. Neal, Lee R. Raymond and William C. Weldon) has only immaterial relationships with JPMorgan Chase. Accordingly, all directors other than Mr. Dimon are independent.
Because of the nature and broad scope of the services provided by the Firm, there may be ordinary course of business transactions between the Firm and any independent director, his or her immediate family members or principal business affiliations. These may include, among other things, extensions of credit and other financial and financial advisory products and services; business transactions for property or services; and charitable contributions made by the JPMorgan Chase Foundation or the Firm to any nonprofit

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 27

organization of which a director is employed as an officer.
In making its determinations regarding director independence, the Board considered:

•
Consumer credit: extensions of credit provided to directors Bowles and Jackson; and credit cards issued to directors Bammann, Bell, Bowles, Crown, Flynn, Jackson, Neal, Raymond, and Weldon, and their immediate family members

•
Wholesale credit: extensions of credit and other financial and financial advisory services provided to NBCUniversal, LLC and Comcast Corporation, for which Mr. Burke is the Chief Executive Officer and a senior executive, respectively, and their subsidiaries; Berkshire Hathaway, Inc., for which Mr. Combs is an Investment Officer, and its subsidiaries; Henry Crown and Company, for which Mr. Crown is the President, and other Crown family-owned entities; and a company that has among its principal shareholders, funds managed by The Energy & Minerals Group, for which a son of Mr. Raymond is the Chief Executive Officer

•
Goods and services: commercial office space leased by the Firm from subsidiaries of companies in which Mr. Crown and members of his immediate family have indirect ownership interests; national media placements with NBCUniversal and Comcast outlets; and purchases from Berkshire Hathaway subsidiaries of merchandising fixtures, private aviation services, press release distributions, and professional services related to the Firm’s corporate-owned aircraft

The Board reviewed these relationships in light of its independence standards and determined that none of them creates a material relationship between the Firm and the applicable director or would impair the independence or judgment of the applicable director.

DIRECTOR COMPENSATION

The Governance Committee is responsible for reviewing director compensation and making recommendations to the Board. In making its recommendations, the Governance Committee annually reviews the Board’s responsibilities and the compensation practices of the firms in the peer groups used by the CMDC for benchmarking as part of assessing compensation practices and pay levels for Operating Committee members. For more information on these peer groups see “Evaluating market practices” on page 43 of this proxy statement. In addition, the Board believes it is desirable that a significant portion of director compensation be linked to the Firm’s common stock.
Annual compensation
For 2016, each non-management director received an annual cash retainer of $75,000 and an annual grant, made when annual employee incentive compensation was paid, of deferred stock units valued at $225,000, on the date of grant. Additional cash compensation was paid for certain committees and other services as described on page 29 of this proxy statement.
Effective for 2017, the directors’ annual cash retainer was increased to $100,000 and the annual grant of deferred stock units was increased to $250,000. The increase is intended to reflect the significant responsibility and workload required of our directors and to maintain a competitive program.
Each deferred stock unit included in the annual grant to directors represents the right to receive one share of the Firm’s common stock and dividend equivalents payable in deferred stock units for any dividends paid. Deferred stock units have no voting rights. In January of the year immediately following a director’s termination of service, deferred stock units are distributed in shares of the Firm’s common stock in either a lump sum or in annual installments for up to 15 years as elected by the director.

28 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

The following table summarizes the 2016 annual compensation for non-management directors for service on the Boards of the Firm and of JPMorgan Chase Bank, National Association (“Bank”). There is no additional compensation paid for service on the Board of Chase Bank USA, National Association.

Compensation	Amount ($)
Board retainer	$75,000
Lead Independent Director retainer	30,000
Audit and Risk Committee chair retainer	25,000
Audit and Risk Committee member retainer	15,000
All other committees chair retainer	15,000
Deferred stock unit grant	225,000
Bank board retainer	15,000
Bank board chair retainer	25,000

The Board may periodically ask directors to serve on one or more Specific Purpose Committees or other committees that are not one of the Board’s principal standing committees or to serve on the board of directors of a subsidiary of the Firm. Any compensation for such service is included in the “2016 Director compensation table” below.

2016 Director compensation table
The following table shows the compensation for each non-management director in 2016.

Director	Fees earned or paid in cash ($)[1]	2016 Stock award ($)[2]	Other fees earned or paid in cash ($)[3]	Total ($)
Linda B. Bammann	$90,000	$225,000	$34,375	$349,375
James A. Bell	90,000	225,000	39,375	354,375
Crandall C. Bowles	105,000	225,000	39,375	369,375
Stephen B. Burke	75,000	225,000	9,375	309,375
Todd A. Combs [4]	21,250	—	4,250	25,500
James S. Crown	115,000	225,000	15,000	355,000
Timothy P. Flynn	90,000	225,000	34,375	349,375
Laban P. Jackson, Jr.	115,000	225,000	192,500	532,500
Michael A. Neal	90,000	225,000	9,375	324,375
Lee R. Raymond	120,000	225,000	46,875	391,875
William C. Weldon	90,000	225,000	102,500	417,500

[1]
Includes fees earned, whether paid in cash or deferred, for service on the Board of JPMorgan Chase. For additional information on each Director’s service on the Board and committees of JPMorgan Chase, see “Committees of the board” at page 20 of this proxy statement.

[2]
On January 19, 2016, each director received an annual stock award in an amount of deferred stock units equal to $225,000, based on a grant date fair market value of $57.24. The aggregate number of option awards and stock awards outstanding at December 31, 2016, for each current director is included in the “Security ownership of directors and executive officers” table on page 71 of this proxy statement under the columns “Options/SARs/Warrants exercisable within 60 days” and “Additional underlying stock units,” respectively. All such awards are vested.

[3]
Includes fees paid to the non-management directors for their service on the Board of Directors of the Bank or who are members of one or more Specific Purpose Committees. Fees were prorated for those directors who joined the Bank Board during 2016. A fee of $2,500 is paid for each Specific Purpose Committee meeting attended (with the exception of the Omnibus Committee). Also includes for Mr. Jackson, $110,000 in compensation during 2016 in consideration of his service as a director of J.P. Morgan Securities plc, one of the Firm’s principal operating subsidiaries in the United Kingdom and a subsidiary of the Bank.

[4]	Mr. Combs joined the JPMorgan Chase Board in September 2016; his retainer for Board service in 2016 was prorated.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 29

Stock ownership: no sales, no hedging, no pledging
As stated in the Corporate Governance Principles and further described in “No Hedging/Pledging” on page 60 of this proxy statement, each director agrees to retain all shares of the Firm’s common stock he or she purchased on the open market or received pursuant to their service as a Board member for as long as they serve on our Board.
Shares held personally by a director may not be held in margin accounts or otherwise pledged as collateral, nor may the economic risk of such shares be hedged.
As detailed at page 71 of this proxy statement under “Security ownership of directors and executive officers,” Mr. Crown has ownership of certain shares attributed to him that arise from the business of Henry Crown and Company, an investment company where Mr. Crown serves as President, and trusts of which Mr. Crown serves as trustee (the “Attributed Shares”). Mr. Crown disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest. The Attributed Shares are distinct from shares Mr. Crown or his spouse own individually, or shares held in trusts for the benefit of his children (the “Crown Personally Held Shares”). The Firm has reviewed the potential pledging of the Attributed Shares with Mr. Crown, recognizes Mr. Crown’s distinct obligations with respect to Henry Crown and Company and the trusts, and believes such shares may be prudently pledged or held in margin loan accounts. Crown Personally Held Shares are not and may not be held in margin accounts or otherwise pledged as collateral, nor may the economic risk of such shares be hedged.

Deferred compensation
Each year non-management directors may elect to defer all or part of their cash compensation. A director’s right to receive future payments under any deferred compensation arrangement is an unsecured claim against JPMorgan Chase’s general assets. Cash amounts may be deferred into various investment equivalents, including deferred stock units. Upon retirement, compensation deferred into stock units will be distributed in stock; all other deferred cash compensation will be distributed in cash. Deferred compensation will be distributed in either a lump sum or in annual installments for up to 15 years as elected by the director commencing in January of the year following the director’s retirement from the Board.
Reimbursements and insurance
The Firm reimburses directors for their expenses in connection with their Board service or pays such expenses directly. The Firm also pays the premiums on directors’ and officers’ liability insurance policies and on travel accident insurance policies covering directors as well as employees of the Firm.

30 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

How we do business
As a Firm we have worked to strengthen our corporate culture, including by rededicating ourselves to the Firm’s mission and business principles. We aligned our efforts under the “How We Do Business” framework and launched a global Culture and Conduct program focused on maintaining a strong corporate culture that instills and enhances a sense of personal accountability. As part of our efforts to continue to embed culture into our business-as-usual operating environment, the Firm has named senior executives to serve as the Executive Sponsors of the Culture and Conduct program on behalf of the Operating Committee. This executive sponsorship helps the program remain a business-driven key priority for every line of business and function. The Culture and Conduct program is further enhanced by operational oversight from our Human Resources and more recently, our Oversight & Control departments.
It is important that corporate standards be clearly articulated so that they may be fully understood by every person at the Firm. To that end, in addition to the Culture and Conduct program work, our Firm’s principles are documented in our Business Principles, Code of Conduct (“Code”) and Code of Ethics for Finance Professionals, each of which is described below.

BUSINESS PRINCIPLES

We have a clearly articulated set of 20 core business principles, representing four central corporate tenets for our Firm: exceptional client service; operational excellence; a commitment to integrity, fairness and responsibility; and a great team and winning culture. Today, these Business Principles, which we distributed to all Firm employees, remain at the heart of all business activities; together with our Code of Conduct, they help frame the behaviors we expect of our more than 240,000 employees globally. The full set of Business Principles is included in our report “How We Do Business” which is posted on our website at jpmorganchase.com/principles, under the heading Our Businesses, which is under the About Us tab. These principles provide the road map for how all employees at JPMorgan Chase are expected to behave and will continue to guide the Firm as we move forward.

CODE OF CONDUCT

The Code sets forth our expectation that employees will conduct themselves with integrity at all times and provides the principles that govern employee conduct with clients and customers, shareholders and one another, as well as with the markets and communities in which the Firm does business. All new hires must complete Code training shortly after their start date with the Firm. Annually all employees are required to complete Code training and reaffirm their compliance with the Code.
Employees can report any known or suspected violations of the Code via the Code Reporting Hotline by phone, web, e-mail, mail or fax. The Hotline is anonymous, except in certain non-US jurisdictions where laws prohibit anonymous reporting, and is available 24/7 globally, with translation services. It is maintained by an outside service provider to enhance employee confidentiality.
Employees are required to speak up about misconduct and report suspected or known Code violations. We also provide guidelines to employees in our Human Resources, Global Investigations and Legal departments regarding the review and treatment of employee-initiated complaints, including the proper escalation of suspected or known violations of the Code, other Firm policy or the law. The Code prohibits retaliation against anyone who raises an issue or concern in good faith.
Suspected violations of the Code, Firm policy or the law are investigated by the Firm and may result in an employee being cleared of the suspected violation or an escalating range of actions depending upon the facts and circumstances, including termination of employment. A Chief Compliance Officer and a Human Resources executive annually report to the Audit Committee on the Code of Conduct program and review the record of compliance.

CODE OF ETHICS FOR FINANCE PROFESSIONALS

The Code of Ethics for Finance Professionals applies to the CEO, CFO, Controller and all other professionals of the Firm worldwide serving in a finance, accounting, line of business treasury, tax or investor relations role. The purpose of our Code of Ethics is to promote honest and ethical conduct and compliance with the law in connection with the maintenance of the Firm’s financial books and records and the preparation of our financial statements.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 31

SUPPLIER CODE OF CONDUCT

Suppliers are expected to have the highest standards of business conduct, integrity and adherence to the law. The Supplier Code of Conduct (“Supplier Code”) applies to our suppliers, vendors, consultants, contractors and other third parties working on behalf of the Firm, as well as the owners, officers, directors, employees and contractors of these supplier organizations and entities. The Supplier Code communicates our expectations on a range of issues, including the Firm’s Ethical Business Principles, and suppliers' responsibility to comply with laws and regulations and to operate responsibly with respect to environmental, social and human rights matters.

Environmental, social and governance issues
Effectively addressing environmental, social and governance (“ESG”) issues is a key part of building a great company. Doing so means having strong governance, effective risk management systems and robust controls. It includes dedicating ourselves to delivering exceptional service for our customers in a fair and transparent manner, investing in our employees’ development and fostering an inclusive work environment. It also involves considering environmental and social issues in our business and operations.
Management of these important issues is integrated into the work that we do. We are committed to providing information to our stakeholders about how we leverage our resources and capabilities to help solve pressing social, economic and environmental challenges. We communicate information about our approach to ESG issues through a variety of channels, including reports and presentations, regulatory filings, press releases and direct engagement with stakeholders. We have a dedicated ESG Information page on our website to facilitate access to the range of information and resources we provide, including information regarding our policy engagement and political participation, our commitment to diversity and inclusion and our efforts to advance sustainability in our business and operations, among other topics. In 2016, we published an ESG Report, which summarizes our efforts and performance on ESG issues that we view as among the most important to our business and stakeholders. The next edition of the ESG Report is expected to be published in Spring 2017. The ESG Report, and other related resources such as the Corporate Responsibility Report, are available on our website at jpmorganchase.com/ESG, under the heading Governance, which is under the About Us tab.

32 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Proposal 2:
Advisory resolution to approve
executive compensation

Approve the Firm’s compensation practices and principles and their implementation for 2016 for the compensation of the Firm’s Named Executive Officers as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this proxy statement.

✓	RECOMMENDATION: Vote FOR approval of this advisory resolution to approve executive compensation

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 33

Proposal 2 — Advisory resolution to approve executive compensation

EXECUTIVE SUMMARY

As discussed in the Compensation Discussion and Analysis section of the proxy statement on pages 35–60, the Board of Directors believes that JPMorgan Chase’s long-term success as a premier financial services firm depends in large measure on the talents of our employees and a proper alignment of their compensation with performance and sustained shareholder value. The Firm’s compensation system plays a significant role in our ability to attract, retain and properly motivate the highest quality workforce. The principal underpinnings of our compensation system are a sharp focus on performance within a well controlled environment, shareholder alignment, sensitivity to the relevant marketplace, and a long-term orientation.

ADVISORY RESOLUTION

As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a shareholder advisory vote to approve the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:
“Resolved, that shareholders approve the Firm’s compensation practices and principles and their implementation for 2016 for the compensation of the Firm’s Named Executive Officers as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this proxy statement.”
Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation & Management Development Committee (“CMDC”) will take into account the outcome of the vote when considering future executive compensation arrangements.

✓	The Board of Directors recommends a vote FOR this advisory resolution to approve executive compensation.

34 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Compensation discussion and analysis (“CD&A”) summary

The following CD&A is organized around five key considerations that we believe shareholders should focus on in their evaluation of our “say-on-pay” proposal.

CD&A ROADMAP

WHY SHAREHOLDERS SHOULD APPROVE OUR SAY-ON-PAY

1 How did we perform in 2016?

I. Business Results

- **$24.7B** Net Income
- **$6.19** EPS
- **13%** ROTCE[1] On ↑ Capital
- **$15B** Net Capital Returns[2]

II. Risk and Control

Control Professionals of 43,000

Control Spend of $8B

- Continued to focus on culture and conduct risk and embed business principles throughout the employee life cycle

III. Customers and Clients

CCB: Continued to enhance customers’ digital experience
CIB: #1 in Global IB fees
CB: #1 Multi-family lender in the U.S.
AWM: #1 North America Private Bank

IV. People and Leadership

- Enhanced talent and succession planning
- Established Advancing Black Leaders Program

2 How do we assess performance and determine pay?

Balanced Discretion

→ **Variable Pay Award Level**

Formula

Absolute ROTCE — Relative ROTCE

→ **PSU Value at Vesting**

Strong Pay-for-Performance

3 How did we pay our CEO?

- The Board awarded Mr. Dimon $28 million of total compensation in 2016, up $1 million from the previous year
- The Board considered the Firm’s consistently strong performance under Mr. Dimon’s stewardship over the short-, medium- and long-term

$27M
$28M
$20.5M PSUs
$21.5M PSUs
$5.0M Cash Incentives
$5.0M Cash Incentives
$1.5M
$1.5M
2015
2016
95% of Pay “At-Risk”
Cash Bonus remained unchanged at $5 million
Salary

4 What are our pay practices?

- ✓ Shareholder-aligned compensation philosophy
- ✓ Risk and control are integral to compensation decisions
- ✓ Strong stock ownership guidelines and retention requirements
- ✓ No special executive benefits/severance or golden parachutes

5 How do we address risk and control?

Clawback trigger[3]	Vested	Unvested
Restatement	✓	✓
Misconduct	✓	✓
Risk-related	✓	✓
Performance		✓

Shareholder Engagement

- In 2016, we had more than 90 conversations with shareholders, representing over 40% of our outstanding common stock
- Shareholder feedback was provided directly to the Board
- In response to a strong say-on-pay vote last year (92% support) and positive shareholder feedback, for our 2016 pay program we maintained the changes that were made in 2015

[1]	Return on tangible common equity ("ROTCE") is a non-GAAP financial measure. For a reconciliation and explanation of this non-GAAP measure, see page 102.

[2]	Includes dividends and net share repurchases

[3]	See page 59 for more details on clawbacks

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 35

1. How did we perform?
We continued to deliver strong multi-year financial performance while enhancing our customers' experience, strengthening the efficiency and effectiveness of our control environment, reinforcing our corporate culture, and continuing to make long-term investments in our people.

I. BUSINESS RESULTS

Highlights of 20161
JPMorgan Chase delivered return on tangible common equity (“ROTCE”) of 13%, achieved record net income and record earnings per share (“EPS”), gained market share in most of our businesses, and continued to deliver sustained shareholder value over an extended period of time.

Consumer & Community Banking	Corporate & Investment Bank
Revenue $44.9B
 • Average deposits of $587B, up 10%, more than twice the industry average, with nearly half the growth from existing customers
 • Strong core loan growth of 20%[3]
 • Achieved $2.4B structural expense reduction[4] as part of multi-year initiative while continuing to prudently invest
 • #1 U.S. credit card issuer with 21.5% market share on sales volume[5]
 • Record merchant processing volume of ~$1T
 • Largest active mobile customer base among major U.S. banks of 26.5M, up 16%
Revenue $35.2B
 • Maintained #1 ranking in Global Investment Banking (“IB”) fees with 8.1% wallet share and ranked #1 in both NA and EMEA (per Dealogic)
 • Maintained #1 position in Fixed Income (12% share)[6]
 • Improved rankings and grew share in Equities & Prime (#2)[6]
 • Progressed steadily on expense target with reported expense of $19B, down 11%
 • Top 3 Custodian globally with assets under custody ("AUC") of $20.5T

Net Income $9.7B	Net Income $10.8B
ROE 18%	ROE 16%

Commercial Banking	Asset & Wealth Management
Revenue $7.5B
 • Record gross investment banking revenue of $2.3B, up 5%
 • Record average loans of $179B, up 14%
 • Ranked #1 multifamily lender in U.S.
 • #1 in perceived customer satisfaction
(CFO Magazine)
 • Industry-leading credit performance — 5th
straight year of net recoveries or single digit net charge-off rate
Revenue $12.0B
 • Assets under management (“AUM”) of $1.8T, including $23B of net long-term inflows
 • Record average loans of $113B, up 5%
 • Strong 5-year long-term investment performance with 79% of mutual fund AUM ranked in the 1st or 2nd quartile
 • Named #1 North America and Latin America Private Bank by Euromoney

Net Income $2.7B	Net Income $2.3B
ROE 16%	ROE 24%
B = billions T = trillions

[1]	All comparative percentages provided in this table reflect changes from 2015 to 2016

[2]	ROTCE and TBVPS are each non-GAAP financial measures. For a reconciliation and explanation of these non-GAAP measures, see page 102.

[3]
The CET1 capital ratio under the Basel III Fully Phased-In capital rules is considered a key regulatory capital measure; and core loans are also considered a key performance measure. For more information, see Notes on key performance measures on page 102.

[4]	Reduction from year-end 2014 through exit 2016 (4Q16 annualized); structural expense excludes non-core items, incremental investments and business growth

[5]
Ranking based on 4Q16 sales volume and loans outstanding disclosures by peers (C, BAC, COF, AXP, DFS) and internal JPMorgan Chase estimates; market share based on general purpose credit card spend, which excludes private label and Commercial Card

[6]
Market share and rank is based on Coalition FY16 results and reflects JPMorgan Chase’s share of Coalition's Global Industry Revenue Pool. Total industry pool is based on JPMorgan Chase's internal business structure.

36 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Long-term Financial Performance
The Firm has generated strong ROTCE while growing its capital base over a long-term horizon. Since the beginning of 2008, the Firm has more than doubled its average tangible common equity (“TCE”) from $80 billion to $180 billion — a compound annual growth rate of 11% and an increase of $100 billion. Over the same period, the Firm has generated nearly $164 billion of cumulative net income and an average ROTCE of 12%. In 2016, the Firm generated ROTCE of 13%, flat to 2015, but on $10 billion higher average TCE and record net income. The chart below sets forth our ROTCE and average TCE over the 2008–2016 period.

STRONG ROTCE ON INCREASING CAPITAL
The Firm has also delivered strong growth in both tangible book value per share (“TBVPS”) and EPS over a sustained period of time. We increased our TBVPS from $22.52 to $51.44 — an 11% compound annual growth rate from December 31, 2008, through December 31, 2016. Over the same period, we also increased diluted EPS, achieving a compound annual growth rate of 21%. The chart below sets forth our TBVPS and EPS over the 2008–2016 period.

SUSTAINED GROWTH IN BOTH TBVPS AND EPS

[1]	Growth rates are based on an 8-year compound annual growth rate.
Note: For a reconciliation and explanation of non-GAAP measures, see page 102.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 37

Total Shareholder Return
We delivered a 35% TSR1 in 2016, following a TSR of 8% in 2015 and 10% in 2014, for a combined three-year TSR of 60%. The graph below shows our TSR expressed as cumulative return to shareholders since December 31, 2007. As illustrated below, every $100 invested in JPMorgan Chase as of December 31, 2007, would be valued at $246 as of December 31, 2016, significantly outperforming the financial services industry over the period, as measured by the KBW Bank Index and the S&P Financials Index.

SUSTAINED SHAREHOLDER VALUE (“TSR”)

[1]	Total shareholder return assumes reinvestment of dividends

II. STRENGTHENED OUR CONTROL ENVIRONMENT AND REINFORCED OUR CULTURE

We believe a strong control environment is fundamental to the success of our Firm, and vital to minimizing legal, regulatory and control issues. As such, we have invested heavily over the past few years to strengthen our control environment and infrastructure, including controls around foreign exchange and referral hiring. Since 2011, our control headcount grew from 24,000 people to 43,000 people, and our total annual control spend has increased by nearly $3 billion over that same period, for a total control spend of approximately $8 billion.
The Firm devotes significant resources to protect the security of our computer systems, software, networks and other assets. We continue to make significant investments in enhancing our cyber defense capabilities and to strengthen partnerships with the appropriate government and law enforcement agencies and other businesses in order to understand the full spectrum of cybersecurity risks in the environment, to enhance defenses and to improve resiliency against cybersecurity threats.

Globally, thousands of employees are focused on cybersecurity — working across the Firm and with many partners to maintain our defenses and enhance our resilience to threats. Three global security operations centers monitor our systems 24 hours a day, seven days a week, in a true "follow the sun" model.
Continued focus on our culture
Over the past few years, we have undertaken a significant effort to examine how we can more rigorously and consistently adhere to the high ethical standards that our shareholders, regulators and others expect of us and that we expect for ourselves. This includes clearly articulating business principles, promoting sound governance and the right tone from the top, having in place strong leadership and management processes, and providing a management development and compensation framework that properly incents appropriate behaviors.
In 2015 we launched a global, firmwide Culture and Conduct Program with a focus on strengthening a corporate culture that instills a greater sense of

38 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

personal accountability, reflecting our rededication to the Firm’s business principles. The Board has direct oversight of the Culture and Conduct program through the Compensation & Management Development Committee (“CMDC”). In addition, as part of the program, we provide an extensive suite of management training programs that embed culture and conduct throughout the Firm.
Culture and conduct remains a key business-driven priority for every line of business and function. Senior executives serve as Executive Sponsors of the program on behalf of the Operating Committee. The program has been operationally overseen by our Human Resources and more recently, our Oversight & Control departments.
We have embedded our business principles throughout the employee life cycle, starting with the recruiting and onboarding process and extending to training, compensation, promoting and disciplining/rewarding employees.
Actions taken in 2016 to further enhance the program included developing a firmwide conduct risk framework to identify, manage and monitor conduct risk. In addition, we enhanced several Human Resources processes throughout the employee lifecycle that impact culture and conduct, and began a pilot to more formally track our culture. In connection with these changes, we engaged in dialogues with regulators from various jurisdictions, seeking their input and feedback.
Early in 2017, the Firm created a new senior executive role, the Chief Culture and Conduct Officer. This role is designed to work closely with the Firm’s businesses and functions to develop a more holistic view of conduct risks that connects key programs and policies across the Firm.

III. ENHANCING THE CUSTOMER AND CLIENT EXPERIENCE

Our performance reflects our commitment to invest in our businesses and further strengthen the market leadership of our franchises. We believe that our future success rests on our ability to continually improve upon our customers’ and clients’ experience. The following are examples of actions taken by our LOBs during 2016 to enhance our clients’ and customers’ experience:

•
Consumer & Community Banking (“CCB”) — We enhanced our customers’ digital experience by improving Chase Pay, while also developing partnerships with Apple and Samsung and signing on key merchants. New functionality was added to Chase QuickPaySM through the development and launching of a peer-to-peer ("P2P") solution with real-time funds availability. We also launched the Freedom Unlimited Card, Chase Sapphire Reserve Card, and Chase Business Quick Capital program for our Business Banking customers, providing a new online lending product with real-time approvals.

•
Corporate & Investment Bank (“CIB”) — We made significant investments in technology to simplify and improve the customer experience and streamline operations. We developed an in-house Blockchain Center of Excellence and have actively driven the development of Blockchain technology via industry consortia. In payments, we have made progress on our multi-year strategy by expanding FX ACH from 12 to 17 currencies. Specifically for our Markets business, we are creating an end-to-end digital experience for clients to simplify their engagement with us and enable them to embrace market change. We also continued to roll out corporate QuickPaySM, a mobile and web-based solution that provides our corporate clients with additional flexibility to pay their customers.

•
Commercial Banking (“CB”) — We continued to increase our digital capabilities with the launch of a new online platform, an improved client document exchange, and enhanced online loan capabilities. In addition, we centralized client data management to drive enhanced quality and business insights and created a program to help bankers connect clients with relevant firm thought leadership.

•
Asset & Wealth Management (“AWM”) — Our wealth management businesses in Chase Wealth Management and J.P. Morgan Wealth Management were brought together in order to better serve our clients across the entire wealth spectrum. We continued to invest in technology and digital wealth management initiatives to enhance our customer service and create a fully integrated and seamless digital experience for clients. In Asset Management, we launched the Let’s Solve ItSM brand campaign, sharing our expertise with clients to empower them to make better investment decisions.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 39

IV. INVESTMENT IN OUR PEOPLE

Our employees’ effectiveness, career development, and ability to adapt to a changing landscape are critical for us to continue to deliver sustained shareholder value. We believe the most effective workforce is a diverse workforce, and as such, we maintain firmwide inclusion and diversity initiatives to attract and retain the highest quality talent.
From the moment employees join the Firm and throughout their careers, it is our responsibility to provide opportunities to help them build their knowledge, skills and experience. Our learning programs range from entry-level to experienced skills to management, with courses tailored to individual functions, lines of business or geographic regions.
New Pay Scale
We believe that our employees work hard and deserve career and economic mobility. As such, we implemented a new pay scale for overtime-eligible, full-time and part-time U.S. employees to increase pay to a minimum of $12 per hour. This new pay scale impacts about 18,000 employees and took effect in February 2017 as part of a three-year plan in which the pay scale for overtime-eligible employees will be increased to between $12 and $16.50 per hour.
Leadership development
Throughout the organization, we work to develop a steady pipeline of strong leaders through on the job experiences, learning and development programs and mobility opportunities.
In 2015, we enhanced the Firm’s learning and development initiatives by launching JPMorgan Chase’s Leadership Edge — an extensive suite of leadership and management learning programs which reinforces the Firm’s Business Principles (see page 31 of this proxy statement). Leadership Edge is designed to help develop outstanding leaders at all levels of management across each line of business, function and region and strengthen our leadership culture. The programs deliver training to managers and leaders at key transition points — from joining the Firm as a new-hire manager or becoming a first-time manager of others to managing large global teams. Since the launch, 20,000 managers have participated in a Leadership Edge Program. Additionally, in 2016, we opened a new facility dedicated to management and leadership learning — the Pierpont Leadership Center.

JPMorgan Chase’s Leadership Edge is comprised of 9 core programs:

BOOTCAMP
For alumni of LMC
LMC (Leaders Morgan Chase)
For executive leaders
FRANCHISE
For senior leaders
ACCELERATE
For emerging leaders
ELEVATE
For experienced managers of managers
EMPOWER
For first-time managers of managers
ENHANCE
For experienced managers of others
ACTIVATE
For first-time managers of others
Top Executives
Managers of Managers
Managers of Others
ENGAGE: New-Hire Managers

Succession planning
Succession planning is a top priority for the Board and the Firm’s senior leadership, with the objective of having a pipeline of leaders for the immediate- and long-term future. To achieve this objective, the Board and management take a proactive approach.
The CMDC reviews the succession plan for the CEO followed by Board discussion led by the Lead Independent Director. The CMDC also reviews the succession plan for members of the Operating Committee other than the CEO, which is then discussed by the Board of Directors. These processes enable the Board to address both long-term, planned occurrences, such as retirement or change in roles, as well as short-term unexpected events. Similar processes, led by the relevant management team, occur within each of the Firm’s lines of business and functions.

40 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Diversity
Diversity and inclusion are important to the Firm. We are committed to a culture of openness and meritocracy, and believe in giving all individuals an opportunity to succeed while bringing their whole selves to work. Our diverse employee base and inclusive environment are strengths that lead to the best solutions for our customers and for the communities we serve. We continue to invest significant time and effort toward our diversity and inclusion strategy, including expanding our diversity scholarship program, increasing marketing and events on campuses, and leveraging and executing best practices more consistently firmwide. Our Business Resource Groups (“BRG”) encourage employees to use their unique perspectives to advance the Firm’s priorities in the global marketplace. We also maintain diversity advisory councils that meet monthly to review the Firm’s progress toward our diversity objectives globally.
We take pride in the recognition we are receiving in the marketplace:

•	World’s Most Admired Companies by Fortune magazine;

•	America’s Ideal Employers by Universum;

•	Best for Vets by Military Times;

•	Best Employer for Healthy Lifestyles by the National Business Group on Health;

•	Best Companies for Multicultural Women by Working Mother Magazine; and

•	100% rating on the Corporate Equality Index (15 consecutive years) and a 100% rating on the Disability Equality Index
Programs Supporting the Advancement of Women
We have established a series of global programs that are supplemented by regional initiatives designed to help make sure that women have a platform to achieve their career goals and aspirations. Launched in 2013, Women on the Move has proven a valuable channel to hear directly from and exchange ideas with women at all levels in the Firm, as well as industry leaders and members of the communities in which we live and work. 2016 was a busy year for Women on the Move, with the commencement of a new campaign called “30-5-1” to formally recognize talented women throughout the Firm and celebrate their successes.
Originally started in 2014, the firmwide ReEntry Program seeks to attract highly accomplished individuals who have taken a voluntary career break for at least two years, have prior experience or prospective interest in financial services, and wish to return to the workforce on a full-time basis. This program provides them with the support and resources needed to resume their careers, and includes opportunities for networking and mentorship.
Advancing Black Leaders
As part of our broader diversity strategy, in 2016, we introduced the Advancing Black Leaders (“ABL”) initiative. The objectives of ABL are to:

•	Increase the representation of black employees at the officer level;

•	Increase the pipeline of junior talent; and

•	Retain existing talent with development opportunities for continued advancement
To attract and hire, ABL partners with campus recruiting and global recruiting to increase the junior talent pipeline and the experienced talent pool for open positions. To retain and advance, ABL partners with Human Resources to identify opportunities for development and advancement for top performers.
Accessibility
As part of our ongoing commitment to our employees, in 2016, we launched the global Office of Disability Inclusion (“ODI”). ODI will provide senior leaders across the Firm with consistent standards and processes to better accommodate employees with disabilities, as well as to better support employees who care for family members with disabilities. This includes having the right tools, policies and procedures to promote an inclusive work environment. In the latter half of 2016, ODI launched an intranet site, a repository of useful information to promote an inclusive work environment, including accessibility resources, tip sheets, internal resources and more.
Programs Supporting Veterans
Since the Military and Veterans Affairs program began in 2011, the Veteran Jobs Mission led by JPMorgan Chase has collectively hired 385,000 veterans of which JPMorgan Chase has hired over 11,000 veterans; awarded more than 900 mortgage-free homes to deserving veterans at a value of over $160 million; supported 6,600 veterans, service members and military spouses in completing 9,100 career certifications through the Veterans Career Transition Program at the Institute for Veterans and Military Families (“IVMF”) which was co-founded by JPMorgan Chase; supported IVMF through a $14 million grant; and empowered veteran-owned small businesses through grants and other support.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 41

2. How do we assess performance and determine pay?
The CMDC uses a balanced approach to determine annual total compensation by assessing performance against four broad categories over a sustained period of time. A portion of the total compensation is delivered in the form of Performance Share Units which reinforces accountability by linking ultimate payout to pre-established absolute and relative goals.

PAY-FOR-PERFORMANCE FRAMEWORK

The CMDC reviews and approves the Firm’s compensation philosophy, which guides how the Firm’s compensation plans and programs are designed for the Operating Committee, as well as all other employees at the Firm.
The CMDC uses a disciplined pay-for-performance framework to make executive compensation decisions commensurate with the Firm, line of business (“LOB”), function, and individual performance, while considering other relevant factors, including market practices.

PERFORMANCE ASSESSMENT FACTORS

In determining Operating Committee members’ compensation, the CMDC uses a balanced discretionary approach to assess performance against four broad categories:

I.	Business results

II.	Risk and control

III.	Customers and clients

IV.	People and leadership
These performance categories consider short-, medium- and long-term goals that drive sustained shareholder value, while accounting for risk and control objectives. In addition, feedback from the Firm’s risk and control professionals is considered in assessing Operating Committee members’ performance.
To promote a proper pay-for-performance alignment, the CMDC does not assign relative weightings to these categories. The performance of Operating Committee members against these categories is discussed in detail on pages 47–53 of this proxy statement.

PERFORMANCE ASSESSMENT PROCESS

We believe our balanced approach in assessing Firm, LOB, function, and individual performance enables the CMDC and the Board to make informed compensation decisions regarding our Operating Committee members.
Our performance review process includes the following key features:

•	The Board reviews Firm and LOB strategy and business plans

•	The CEO and other Operating Committee members establish individual performance priorities, which are reviewed with the Board

•	Throughout the year, the Board and CMDC review Firm, LOB, function, and individual performance, as appropriate

•
All LOBs and regions review meaningful risk and control issues related to the LOB or function on a quarterly basis, as well as firmwide issues that may have potential group or individual accountability. For HR Control Forum issues that may impact an OC member, the issues will be raised by the General Counsel and Head of Human Resources to the CEO to be considered in the Operating Committee member's performance reviews. The CEO (with the General Counsel and Head of Human Resources as appropriate) will submit final recommendations for compensation or other impact to the CMDC for approval

•	Feedback from the Firm’s risk & control professionals
In parallel with the performance review process, the CMDC engages in regular discussions with the CEO and the Head of Human Resources on Operating Committee members’ performance throughout the year. The CMDC believes that this proactive process (vs. determining pay levels during a single year-end process) results in pay decisions that are more commensurate with performance.

42 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

EVALUATING MARKET PRACTICES

In order to effectively attract, properly motivate and retain our senior executives, the CMDC periodically reviews market data relating to both pay levels and pay practices.
Given the diversity of the Firm’s businesses, the CMDC developed a set of peers that includes both Financial Services companies and General Industry companies. The Financial Services peers are comprised of large financial services companies with which the Firm directly competes for both talent and business. The General Industry peers are comprised of large, global leaders across multiple industries. In evaluating market practices and pay levels for Operating Committee members, the CMDC uses market data from both peer groups, and considers the size of the firms and the nature of their businesses in using this data.
Specific factors considered in determining companies for inclusion in the Firm’s peer groups include:

✓	Financial services industry	✓	Industry leader
✓	Significant global presence	✓	Comparable size
✓	Global iconic brand	✓	Recruits top talent
The table below sets forth the composition of our peer groups.

Financial Services Peers	General Industry Peers
American Express	3M	CVS	Oracle	Verizon
Bank of America	AT&T	Exxon Mobil	Pepsico	Wal-Mart
Citigroup	Boeing	General Electric	Pfizer	Walt Disney
Goldman Sachs	Chevron	IBM	Procter & Gamble
Morgan Stanley	Coca Cola	Johnson & Johnson	Time Warner
Wells Fargo	Comcast	Merck	United Technologies
The CMDC references other financial firms for comparison, including Barclays, BNY Mellon, BlackRock, Capital One Financial, Credit Suisse, Deutsche Bank, HSBC and UBS. From time to time, the CMDC may also reference other non-financial firms for comparison.
The following table provides a summary of the financial attributes of our Financial Services and General Industry peers, and our relative positioning based on these attributes.

[1]	Source: Annual reports; revenue reflects reported basis

[2]	Market capitalization is based on stock price multiplied by shares outstanding as of fiscal year-end 2016

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 43

DETERMINING PAY LEVELS

In determining total compensation levels for Operating Committee members, the CMDC considers the following factors in an effort to make pay commensurate with sustained performance, and to attract and retain top talent:

•	Performance, based on four broad categories (see pages 47–53)

•	Value of the position to the organization and shareholders over time (i.e., “value of seat”)

•	Setting an example for others by acting with integrity and strengthening our culture

•	External talent market (i.e., market data)

•	Internal equity among Operating Committee members, as appropriate
While market data provides the CMDC with useful information regarding our competitors, the CMDC does not target specific positioning (e.g., 50th percentile), nor does it use a formulaic approach in determining competitive pay levels. Instead, the CMDC uses a range of data as a reference, which is considered in the context of each executive’s performance over a multi-year period, as well as the CMDC’s assessment of the value the individual delivers to the Firm. In addition, since the Firm rotates some of its executive officers among the leadership positions of its businesses and key functions as part of development and succession planning, and considers each Operating Committee member to be a part of the Firm’s leadership beyond his or her discreet line of business or function responsibilities, the CMDC also places importance on the internal pay relationships among members of the Operating Committee.

DETERMINING PAY MIX

Once the CMDC determines Operating Committee members’ total incentive compensation, the CMDC then establishes the appropriate pay mix between annual cash incentives and long-term equity (including PSUs and RSUs). Consistent with last year, the CMDC deferred approximately 80% of Mr. Dimon's incentive compensation in PSUs (with the remaining 20% in cash incentives) in order to more closely align his interest with those of shareholders. PSUs are 100% at risk, and will result in no payout unless a threshold performance level is achieved.
For the remaining Operating Committee members, the CMDC deferred 60% of Operating Committee members’ incentive compensation into long-term equity (30% in PSUs and 30% in RSUs), with the remaining 40% paid in cash incentives. The CMDC believes that this 60% equity/40% cash mix encourages Operating Committee members to focus on the long-term success of the Firm while avoiding excessive risk-taking, and provides a competitive annual cash incentive opportunity. The CMDC has established a different pay mix for Mr. Pinto (including a fixed allowance) due to local E.U. and U.K. regulatory rules pertaining to Identified Staff under the Capital Requirements Directive IV and Senior Managers under the Individual Accountability Regime, respectively. For further details on Mr. Pinto’s pay mix, see page 52.

FORMULA USED IN DETERMINING NUMBER OF PSUs EARNED AT VESTING

The CMDC utilizes both a balanced discretionary approach and a formula for purposes of determining compensation levels for the Operating Committee. Specifically, while the grant value of PSUs is based on our discretionary approach in assessing performance, the ultimate number of PSUs earned at vesting is based on a formula using absolute and relative ROTCE performance, with the value of the payout ranging from 0% to 150%. Awards are made only if the Board concludes they are appropriate based on all performance considerations, including risk and control. Additional details on the PSUs are provided on page 46 of this proxy statement.

44 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

3. How did we pay our CEO and other NEOs?
CEO pay is strongly aligned to the Firm’s short-, medium- and long-term performance, with approximately 80% of his variable pay deferred into equity, of which 100% is in at-risk PSUs. Pay for other NEOs is also closely tied to Firm and LOB sustained performance, with a majority of their variable pay deferred into equity, of which 50% is in PSUs.

PAY ELEMENTS

The table below provides a summary for each element of compensation for the 2016 performance year.

Elements[1]	% of Variable		Purpose	Description	Vesting	Subject to Clawback[2]
	CEO	NEOs
Fixed
Salary	N/A	N/A	• Fixed portion of total pay that enables us to attract and retain talent	• Only fixed source of cash compensation • Base salary of OC members has remained flat since 2011	• N/A
Variable
Cash Bonus	~20%	40%	• Provides a competitive annual cash incentive opportunity	• Payout determined and rewarded after end of performance year • Represents less than half of OC members’ variable compensation	• Immediately vested, subject to bonus recoupment provision	✓
RSUs	0%	30%
• RSUs serve as a strong retention tool
• PSUs reinforce accountability by linking objective targets to a formulaically determined payout
• PSUs and RSUs provide a competitive mix of time-based and performance-based equity awards
• Both PSUs and RSUs are aligned with long-term shareholder interests as payout value fluctuates up or down based on stock price performance

• Both RSUs and PSUs are subject to protection-based vesting
• Both RSUs and PSUs are subject to the retention/ownership policy applicable to all OC members
• RSUs and PSUs do not carry voting rights
• Dividend equivalents are paid on the RSUs at the time actual dividends are paid on JPMorgan Chase common stock
					• Generally vest over three years — 50% after two years, with the remaining 50% after three years	✓
PSUs	~80%	30%
• Payout based on absolute ROTCE and relative ROTCE
• Performance goals remain the same for entire award term
• Payout levels range from 0–150%
• PSUs are settled in shares of common stock
• Dividends accrue and are paid out in shares of common stock at vesting based on units earned
• See page 46 for additional details on program
					• 3-year performance period • Award cliff vests after the end of the 3-year performance period, with shares subject to an additional 2-year hold (for a combined period of approximately 5 years)	✓

[1]
Due to local regulations, Mr. Pinto receives a fixed allowance, did not receive a cash bonus, and both his RSUs and PSUs are subject to (a) extended seven year vesting (commencing ratably on the third year anniversary of grant); (b) additional U.K. clawback/recovery provisions; and (c) a minimum six-month hold after each vesting. In addition, as it relates to Mr. Pinto’s PSUs, the CMDC may use its discretion, if appropriate, to downward adjust payout (to 0%) based on his performance against qualitative criteria and priorities during the performance period. U.K. regulators review compensation structures for Identified Staff annually and may request future adjustments.

[2]	Additional information on recovery and clawback provisions is provided on page 59 of this proxy statement.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 45

PERFORMANCE SHARE UNIT PROGRAM

The PSU program further strengthens long-term shareholder alignment by linking ultimate payout to pre-established absolute and relative goals based on a formula, subject to risk and control features. Taking into consideration positive shareholder feedback, the CMDC determined that key features of the PSU award granted in January 2017 should remain unchanged from those of the prior year’s award, as described in further detail below.

Plan Feature	Performance Year 2016 PSU Award Description
Vehicle	• Value of units moves with stock price during performance period; units are settled in shares at vesting
Time Horizon	• 3-year cliff vesting, plus an additional 2-year holding period (for a combined 5-year holding period)
Performance Measures
 • After evaluation, the CMDC selected ROTCE[1], as it is a fundamental measure of financial performance that reflects the Firm’s profitability as well as use of its equity, thereby incorporating both the income statement and the balance sheet. It measures how well management is using common shareholders’ equity to generate profit. It is a primary measure by which we manage our business, and is used by the Firm as well as investors and analysts to assess our performance and that of our competitors.

Payout Grid
 • Payout under the PSU plan will be calculated annually based on absolute and relative ROTCE per the formulaic payout grid below. Absolute and relative performance metrics help promote a fair outcome for both shareholders and participants. In January 2017, the CMDC set maximum payout at an ROTCE level of 14% (or greater).

Determining Absolute and Relative Performance Goals
 • In setting the 14% absolute ROTCE goal, the CMDC reviewed the Firm’s historical performance and a reasonable range of net income and capital outcomes over the next three years. These outcomes were considered in the context of (among other things) regulatory capital requirements, annual stress tests, interest rates and the economic environment, all of which affect the range of ROTCE outcomes in the medium term.
 • Specifically, the CMDC recognized that the Firm earned record net income in each of the last three years, which resulted in ROTCE of 13% in each year. As tangible common equity in the denominator compounds with retained earnings, continually higher net income in the numerator is needed each year to maintain 13% ROTCE, and even higher record net income would be required to increase ROTCE to 14%. For illustrative purposes, in 2016, the Firm would have needed to generate over $2 billion of additional net income in order to achieve 14% ROTCE.
 • Consistent with our pay-for-performance philosophy, in setting the relative ROTCE performance goals, the CMDC determined that payout above target for previously granted PSU awards should be limited to instances in which we outperform our peers, with below target payout occurring in instances of under-performance. Achievement of median performance results in target payout (100%) consistent with peer practices, and what the CMDC believes is a fair and balanced outcome. Payout of 150% is limited to outstanding relative performance, which the CDMC determined to be in the top 25% of peers (or top 3).

PSU Performance Companies
 • Criteria: close competitors with business activities that overlap with at least 30% of our revenue mix
 • Bank of America, Barclays, Capital One Financial, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, HSBC, Morgan Stanley, UBS, and Wells Fargo

Narrow Adjustment Provision
 • The CMDC may only make adjustments (up or down) to maintain the intended economics of the award in light of changed circumstances (e.g., change in accounting rules/policies or changes in capital structure). Mr. Pinto is also subject to additional downward adjustments (see footnote 1 on page 45).

2015 Award (Prior Year)	• In 2016, we generated 13% ROTCE on an absolute basis and achieved 1st Quartile performance on a relative basis, which results in an expected future payout of 150% for 1/3rd of the units.

[1]	ROTCE is calculated for each year in the Performance Period using unadjusted reported data as set forth in public financial disclosures.

46 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

MR. DIMON’S 2016 COMPENSATION IS ALIGNED WITH HIS MULTI-YEAR PERFORMANCE

In assessing Mr. Dimon's performance and determining his pay, the Board considered his achievements against business results, risk and control, customers and clients, and people and leadership. The Board took into account Mr. Dimon's performance in leading the Firm over a sustained period of time, including strong performance in 2016, during which time the Firm achieved record net income and record EPS, while generating strong ROTCE1 results of 13% on average tangible common equity of $180 billion (vs. $170 billion in 2015). The Firm achieved these results against the backdrop of a challenging revenue environment, while hitting expense and capital targets, gaining market share in most of our businesses, strengthening our risk and control environment (including our Culture and Conduct program) and continuing to invest in our people.
The Board considered the Firm’s financial performance since the end of the financial crisis (i.e., most recent 7 years):

•	Strong annual ROTCE[1] on increasing levels of capital (13% or higher ROTCE[1] in 6 of the last 7 years);

•	Record Net Income (6 of the last 7 years);

•	Record EPS (5 of the last 7 years);

•	Strong TBVPS[1] growth rate of 10% (compounded annually over the last 7 years); and

•	Returned $61 billion to shareholders (over the last 7 years)
The Board also recognized that Mr. Dimon deployed substantial resources to fortify our control environment, which has culminated in a control infrastructure that better permeates across and deeply within our businesses. In doing so, he has fostered a culture that regards the Risk and Control agenda as a top priority that seeks continuous improvement, all reflecting the Firm’s ability to successfully adapt to an evolving and challenging regulatory landscape.
In addition, Mr. Dimon has guided the Firm’s focus on creating and enhancing services that add value to our customers through product innovation, cutting edge technologies, and simplified processes. Furthermore, Mr. Dimon’s stewardship over the Firm’s People and Leadership agenda, has led to a highly effective management development program (Leadership Edge), a robust pipeline of leaders across the organization and a diversity strategy that attracts, motivates, and retains top talent.
In addition to assessing Mr. Dimon’s performance, the CMDC and independent members of our full Board also considered the CEO pay of our financial services and general industry peers over multiple years as a reference, and concluded that increasing Mr. Dimon's 2016 compensation was appropriate, particularly in light of the Firm's strong absolute and relative performance over multiple years. After considering these factors, the Board awarded Mr. Dimon $28 million ($27 million in 2015). The exhibit below illustrates Mr. Dimon’s compensation relative to our financial services peers (based on three-year average total compensation; and also expressed as a percentage of net income).
Prior 3-Year Average CEO Total Compensation and % of Profits Paid to CEOs (2013–2015) 2,3

[1]	ROTCE and TBVPS are each non-GAAP financial measures. For a reconciliation and explanation of these non-GAAP measures, see page 102.

[2]
Total compensation is comprised of base salary, cash bonus paid, and long-term incentive compensation (target value) in connection with the performance year, which may be different from amounts reported in Summary Compensation Table. The most recently used compensation data is 2015 since not all of our Financial Services peers will have filed proxy statements (with 2016 compensation data) before the preparation of our own proxy statement. Source: Proxy statements.

[3]	Percentage of profits paid is equal to three-year average CEO compensation divided by three-year average net income. Source: 2014-2016 Proxy statements.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 47

CEO HISTORICAL PAY-FOR-PERFORMANCE

The following page illustrates the strong connection between Mr. Dimon's pay and the Firm's performance since the financial crisis (i.e., last nine years), and reinforces the effectiveness of the CMDC's balanced approach.

2008
2009
2010
2011
2012
2013
2014
2015
2016
NET INCOME
$5.6B
$11.7B
$17.4B
$19.0B
$21.3B
$17.9B
$21.7B
$24.4B
$24.7B
RECORD
RECORD
RECORD
RECORD
RECORD
RECORD
EPS
$1.35
$2.26
$3.96
$4.48
$5.19
$4.34
$5.29
$6.00
$6.19
RECORD
RECORD
RECORD
RECORD
RECORD
TBVPS[1]
$22.52
$27.09
$30.12
$33.62
$38.68
$40.72
$44.60
$48.13
$51.44
ROTCE[1]
ROTCE
Average TCE ($B)
6%
10%
15%
15%
15%
11%
13%
13%
13%
$80
$180
Strong ROTCE on increasing capital base
CEO PAY
Salary
Cash
SARs
RSUs
PSUs
$1M
$15.2M
$23M
$23M
$11.5M[2]
$20M
$20M
$27M
$28M

[1]	ROTCE and TBVPS are each non-GAAP financial measures. For a reconciliation and explanation of these non-GAAP measures, see page 102.

[2]	Despite record net income and 15% ROTCE, the Board exercised discretion relating to risk and control and reduced Mr. Dimon's pay in 2012.

48 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

JAMES DIMON: CHAIRMAN AND CHIEF EXECUTIVE OFFICER
Mr. Dimon became Chairman of the Board on December 31, 2006, and has been Chief Executive Officer and President since December 31, 2005. His key achievements in 2016 and related compensation are provided below.

MR. DIMON’S PAY-FOR-PERFORMANCE

2016 Priorities and Performance
 • Mr. Dimon's strategic priorities were to continue to invest in innovation to better serve our clients, continue down the path of having fortress controls, reinforce a strong sense of personal accountability and a sound culture, position the Firm as the leader of wholesale and retail payments, capture the full potential of our data assets, and attract and develop the best diverse talent.
 • For 2016, the Firm achieved strong ROTCE with record net income and record EPS. We returned $15.0 billion to share-holders in the form of dividends and net share repurchases.
 • Mr. Dimon continued to invest significant resources to provide the necessary infrastructure for our control agenda and has continued to develop our outstanding management team and to enhance our diversity programs, with the Firm being recognized as a top employer for women, blacks, hispanics, LGBT and veterans.
•
Mr. Dimon was awarded total compensation of $28.0 million, up from $27.0 million in 2015.

2016 Compensation

$1.5M
$5.0M
Total Compensation: $28.0M
$21.5M
Salary
PSUs
Cash Incentives

~80% of variable compensation awarded in PSUs

SUMMARY OF 2016 KEY ACHIEVEMENTS

Business Results	Risk and Control
 • Strong ROTCE[1] of 13%, record net income of $24.7 billion and record EPS of $6.19, and TBVPS[1] growth of 7%, reflecting a continued focus on efficiency and hitting our expense and capital targets
 • Maintained a fortress balance sheet, increasing our Basel III Advanced Fully Phased-In CET1 capital ratio by 60 bps to 12.2%
 • $2.4 trillion of credit and capital raised in 2016 illustrating the strength and depth of our businesses

 • Continued to strengthen the global Culture and Conduct program by developing a formalized firmwide conduct risk framework and further embedded our business principles throughout the employee lifecycle
 • Continued to improve the efficiency and effectiveness of the Firm’s risk and control agenda, including the management of conduct risk, and numerous initiatives to address regulatory commitments

Customers and Clients	People and Leadership
 • Maintained or improved first-class franchises:
— CCB had ~26.5 million active mobile customers by the end of 2016, up 16% year-over-year
— CIB participated in seven of the top ten fee-generating IB transactions in 2016 (per Dealogic)
— CB ranked #1 multifamily lender in the US
— AWM named #1 Private Bank in the World by Global Finance Magazine
 • Continued to support our communities, including a $20 million pledge to revitalize neighborhoods in five cities

 • Launched the Advancing Black Leaders initiative with the objective of better attracting external black talent, while retaining and developing our internal talent
 • Continued investment in programs and initiatives that support the advancement of women, and which reinforce our employer of choice reputation in the marketplace
 • Worked closely with the CMDC and the Board on Operating Committee members’ development and succession planning

[1]	ROTCE and TBVPS are each non-GAAP financial measures. For a reconciliation and explanation of these non-GAAP measures, see page 102.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 49

MARIANNE LAKE: CHIEF FINANCIAL OFFICER
Ms. Lake was appointed Chief Financial Officer on January 1, 2013. She previously served as the CFO of the Consumer & Community Banking business from 2009 through 2012. Ms. Lake served as the Investment Bank’s Global Controller in the Finance organization from 2007 to 2009 and was previously in the Corporate Finance group managing global financial infrastructure and control programs. Ms. Lake’s key achievements in 2016 and related compensation are provided below.

MS. LAKE’S PAY-FOR-PERFORMANCE

2016 Priorities and Performance
 • Ms. Lake’s priorities were to continue to progress the strategic vision of our Global Finance & Business Management organization; optimize our performance with a focus on maximizing risk adjusted return on capital while complying with all regulatory constraints; enhance our risk and control environment; continue to actively engage with our diverse shareholder base; strengthen our relationship with regulators; and lead certain people initiatives, including further solidifying Global Finance’s succession bench and executing targeted mobility moves for senior talent.
 • In determining Ms. Lake’s compensation, the CMDC considered her consistently strong performance relative to the pay and performance of other high caliber CFOs and her key accomplishments highlighted below.
 • Ms. Lake was awarded total compensation of $12.5 million, up from $11.0 million in 2015.

2016 Compensation

SUMMARY OF 2016 KEY ACHIEVEMENTS

Business Results	Risk and Control
 • Established a multi-metric based equity capital allocation framework which is dynamic and aligns incentives with the Firm’s multiple binding constraints
 • Rolled out new firmwide platform for regulatory capital to drive greater organizational efficiency
 • Led successful submission of the Comprehensive Capital Analysis and Review (“CCAR”)
 • Enhanced the Global Finance & Business Management organization, including introduction of 14 firmwide reporting controller roles aligned to specific financial instruments and disclosures

 • Led successful 2016 Resolution Submission — adequately remediated identified deficiencies in the 2015 Resolution Plan
 • Developed financial reporting application that will materially improve reporting and analytics in support of regulatory reports
 • Expanded Central Challenger mandate into Recovery and Resolution and Capital Management Policy Review
 • Developed firmwide CCAR CFO attestation program
 • Established monthly Global Tax Control and Oversight forum to address tax related risks and issues across the businesses and operations

Customers and Clients	People and Leadership
 • Developed more robust stakeholder engagement around Environmental, Social and Governance (“ESG”) matters with shareholders, clients and other key stakeholders
 • Continued focus on shareholder outreach through multiple channels — including conferences, speaking engagements, group meetings and investor road shows
 • Continued focus on relationship with regulators through active engagement and regular dialogue

• Championed a number of firmwide diversity initiatives:
— Sponsored six fellows in Firm’s ReEntry Program
— Senior Sponsor of Women on the Move and Spelman
College Alumni programs
— Supported multiple recruiting networking events
yielding hundreds of diverse pipeline candidates
• Executed on multiple talent initiatives including
creation of a global training forum and expansion of the
Global Finance analyst program

50 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

MARY CALLAHAN ERDOES: CEO ASSET & WEALTH MANAGEMENT
Ms. Erdoes was appointed Chief Executive Officer of Asset & Wealth Management (“AWM”) in September 2009. She previously served as CEO of the J.P. Morgan Private Bank from 2005 to 2009. Ms. Erdoes’ key achievements in 2016 and related compensation are provided below.

MS. ERDOES’ PAY-FOR-PERFORMANCE

2016 Priorities and Performance
 • Ms. Erdoes’ priorities were to deliver strong financial results, including driving efficiencies, and to provide clients with superior investment performance, while continuing to invest in talent, innovate through technology, reinforce controls and maintain a strong culture to position AWM for continued success.
 • In 2016, Ms. Erdoes led the AWM business to deliver strong financial performance in a challenging market environment, while maintaining AWM’s market-leading position. Under her leadership, AWM continued its outstanding long-term investment performance through innovative solutions for clients, aligning with industry trends and maintaining its fiduciary culture.
 • Ms. Erdoes was awarded total compensation of $19.0 million, up from $18.0 million in 2015.

2016 Compensation

SUMMARY OF 2016 KEY ACHIEVEMENTS

Business Results	Risk and Control
Achieved strong results despite a challenging environment:
•
Net income of $2.3 billion on revenue of $12.0 billion with 24% ROE and 29% pretax margin
•
Long-term assets under management (“AUM”) of $1.3 trillion and client assets of $2.5 trillion
•
Net long-term AUM inflows of $23.0 billion and long-term inflows in client assets of $39.0 billion

Continued to invest significant resources towards and to focus on a strong controls infrastructure, including:
•
Prioritized all high risk clients’ Know Your Customer ("KYC") assessments in Wealth Management to enhance our compliance with BSA/USA PATRIOT Act
•
Cross Border Activities policy adopted a consistent global control framework
•
Supported the expansion of Independent Risk Management practices to address evolving business needs and regulatory expectations

Customers and Clients	People and Leadership
Continued to deliver excellent client experience through outstanding performance:
•
79% of mutual fund AUM ranked in the 1st or 2nd quartile over five years
•
Broadened Wealth Management focus to capture opportunities across AWM's and CCB's entire U.S. wealth spectrum in a more seamless manner
•
Named #1 North America and Latin America Private Bank by Euromoney
•
Named Asset Management Company of the Year in Asia by The Asset for the 8th straight year

Executed on several key talent initiatives:
•
Effective retention, including 95% of senior top talent
•
Established ASCEND sponsorship program focusing on retaining and promoting top women and ethnically diverse talent
•
Enhanced our recruiting strategy by introducing new innovative technologies such as on demand digital interviewing for external hires, and launching a Mobility site to increase internal transfers and opportunity awareness

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 51

DANIEL PINTO: CEO CORPORATE & INVESTMENT BANK
Mr. Pinto was appointed Chief Executive Officer of the Corporate & Investment Bank (“CIB”) in March 2014, after previously serving as Co-CEO. Mr. Pinto has also been Chief Executive Officer of the Firm’s EMEA region since June 2011. Mr. Pinto’s key achievements in 2016 and related compensation are provided below.

MR. PINTO’S PAY-FOR-PERFORMANCE

2016 Priorities and Performance
 • Mr. Pinto’s priorities were to continue to deliver strong financial performance; maintain leadership positions across the full suite of CIB products, remain focused on business simplification and efficiency, and ensure that CIB remains on the forefront of technology innovation and emerging trends.
 • Mr. Pinto delivered strong results in a dynamic environment; maintained or improved CIB’s market-leading positions in most of the key business segments; exited businesses with non-core clients, made progress on the multi-year cost reduction targets and enhanced the CIB's control environment, including with respect to referral hiring.
 • Mr. Pinto was awarded total compensation of $19.0 million, up from $18.5 million in 2015.

2016 Compensation

$5.3M
Total
Compensation:
$19.0M
$8.3M
$5.3M
Fixed Pay
RSUs
PSUs

For Mr. Pinto, the terms and composition of his compensation reflect the requirements of local U.K. regulations (see page 63 for additional details).

SUMMARY OF 2016 KEY ACHIEVEMENTS

Business Results	Risk and Control
• Net Income of $10.8 billion on revenue of $35.2 billion with 16% return on equity (“ROE”)
• Grew Global IB fee share, while the industry wallet declined
• Total Markets and Fixed Income markets revenues of $21.0 billion (up 15%) and $15.3 billion (up 21%), respectively
•
Continued focus on cost reduction, with reported expense of $19.0 billion, down 11% year-over-year
•
Executed on multi-year transformation program to improve scalability and operating leverage

• Continued to drive the Culture and Conduct program for CIB and EMEA, incorporating lessons learned from both firmwide and industry events
• Implemented strategic solution for Front Office Supervisors (“FOS”) to monitor conduct risk, including surveillance metrics and alerts
• Created a payments control program to assess and mitigate operational payment risk on a prioritized basis
• Made significant progress on improvement and stabilization of key technology platforms for Treasury Services and Custody & Fund Services

Customers and Clients	People and Leadership
• #1 in Global IB fees with 8.1% wallet share[1]
— #1 in IB fees in North America and EMEA[1]
• CIB participated in seven of the top ten fee-generating IB transactions in 2016[1]
• #1 in Total Markets with 11.4% share[2]
— #1 in Fixed Income and improved Equities rank to #2[2]
— #1 in Prime Brokerage by Institutional Investor

Continued focus on developing CIB’s existing talent, while positioning CIB as an employer of choice:
• Supported numerous diversity initiatives, including 2nd annual ReEntry program and Adelante, a Business Resource Group empowering Hispanic and Latino employees
• Rotated employees and created new or expanded roles to accelerate development of top talent
• Continued focus on initiatives for Analysts and Associates to enhance work-life balance and retention

[1]	Per Dealogic

[2]	See footnote 6 on page 36

52 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

MATTHEW ZAMES: CHIEF OPERATING OFFICER
Mr. Zames was appointed Chief Operating Officer for the Firm in April 2013, after previously serving as Co-COO since July 2012. In this role, he oversees a number of critical firmwide and corporate functions and works closely with the lines of business and corporate functions to achieve the Firm’s strategic priorities, including management of the Firm’s liquidity, funding and structural interest rate and foreign exchange risk through the Treasury and the Chief Investment Office. He also manages several strategic functions including Global Technology, Chief Administrative Office, Corporate Strategy, Global Real Estate, Oversight & Control, Global Security & Investigations, Military & Veterans Affairs, Regulatory Affairs, Mortgage Capital Markets, Private Investments, Intelligent Solutions and Global Services. Mr. Zames’ key achievements in 2016 and related compensation are provided below.

MR. ZAMES’ PAY-FOR-PERFORMANCE

2016 Priorities and Performance
 • Mr. Zames’ 2016 priorities were to effectively manage a broad portfolio of firmwide functions and to deliver firmwide strategic initiatives; execute and drive enhancements in the Firm’s interest rate and liquidity risk frameworks; continue to drive the transformation of the technology organization and fortify our cybersecurity capabilities; leverage big data technologies to optimize use of data and drive cost efficiencies; enhance culture and conduct programs; firmwide resource and expense optimization; and remediation of key regulatory issues.
 • The CMDC recognized Mr. Zames’ significant progress (highlighted below) against these priorities, the breadth of his role in the Firm and his compensation relative to comparable executives and other NEOs.
• Mr. Zames was awarded total compensation of $19.0 million, up from $18.5 million in 2015.

2016 Compensation

SUMMARY OF 2016 KEY ACHIEVEMENTS

Business Results	Risk and Control
• Strengthened Firm’s balance sheet and liquidity position; drove significant body of work related to our 2016 Resolution submission
• Developed debt optimization framework and introduced Total Loss Absorbing Capacity (“TLAC”) efficient callable debt structure to the market
• Further progressed intraday liquidity program by leveraging technology and big data capabilities
• Continued to drive significant and sustainable firmwide expense savings through programs like Organizational Effectiveness and noncompensation initiatives

• Fortified the Firm's defenses: cybersecurity, global resiliency, physical security, and control landscape
• Established higher standards around managing market conduct risk; implemented an enhanced surveillance operating model
• Successfully transitioned Compliance to Global Risk Management
• Continued progress on a number of firmwide control programs including AML/BSA, cyber security and access administration

Customers and Clients	People and Leadership
• Continued to drive optimization of the Firm's technology organization through modernizing software delivery, rationalizing applications, infrastructure optimization efforts and workforce evolution
•  Advanced hybrid cloud strategy improving agility and scalability for developer community
• Drove innovation across the firm by leveraging big data and analytic capabilities
• Improved security of Firm’s data through enhanced loss protection controls and led first-of-its-kind cross-industry cybersecurity exercise

• Co-Sponsor of the Firm's Culture and Conduct program which sets the tone of what’s expected from our employees
• Continued to strengthen the Firm’s commitment to veterans through work with numerous nonprofit organizations, which contributed to our ability to attract and hire veterans
• Continued to strengthen leadership bench through focused talent and succession planning, sponsorship of Leadership Edge training, and execution of COO Leaders Program
• Seamlessly reorganized Chief Administration Office to split out technology and provided expanded roles for a number of key talent

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 53

2016 NAMED EXECUTIVE OFFICER COMPENSATION

The table below sets forth compensation awarded to our NEOs in connection with 2016, including salary and performance-based compensation paid in 2017 for 2016 performance.

		ANNUAL COMPENSATION (FOR PERFORMANCE YEAR)

Name and principal position			INCENTIVE COMPENSATION
	Year	Salary	Cash	RSUs	PSUs[1]	Total

James Dimon	2016	$1,500,000	$5,000,000	$—	$21,500,000	$28,000,000
Chairman and Chief Executive Officer	2015	1,500,000	5,000,000	—	20,500,000	27,000,000
	2014	1,500,000	7,400,000	11,100,000	—	20,000,000

Marianne Lake	2016	750,000	4,700,000	3,525,000	3,525,000	12,500,000
Chief Financial Officer	2015	750,000	4,100,000	3,075,000	3,075,000	11,000,000
	2014	750,000	3,700,000	5,550,000	—	10,000,000

Mary Callahan Erdoes	2016	750,000	7,300,000	5,475,000	5,475,000	19,000,000
Chief Executive Officer Asset & Wealth Management	2015	750,000	6,900,000	5,175,000	5,175,000	18,000,000
	2014	750,000	6,300,000	9,450,000	—	16,500,000

Daniel Pinto[2]	2016	8,303,234	—	5,348,383	5,348,383	19,000,000
Chief Executive Officer Corporate & Investment Bank	2015	6,884,250	—	5,807,875	5,807,875	18,500,000
	2014	7,415,796	—	9,584,204	—	17,000,000

Matthew Zames	2016	750,000	7,300,000	5,475,000	5,475,000	19,000,000
Chief Operating Officer	2015	750,000	7,100,000	5,325,000	5,325,000	18,500,000
	2014	750,000	6,500,000	9,750,000	—	17,000,000

[1]	Reflects the grant date fair value. Actual amounts received by NEOs upon vest may range from 0% to 150% of the target shares (excluding accrued dividends), depending upon Firm performance.

[2]
Mr. Pinto’s fixed allowance, which is paid in British pound sterling (GBP), was increased in 2016 to $7,635,000 in connection with a change to denominate in U.S. dollars (USD) (it was previously denominated in GBP), and in light of his increased responsibilities as a Senior Manager pursuant to the U.K. Individual Accountability Regime. His salary of £475,000 is unchanged from 2015 to 2016. Additional information on the composition of Mr. Pinto’s compensation is on page 63 of this proxy statement.

Interpreting 2016 NEO compensation
The table above is presented to show how the CMDC and Board viewed compensation awarded for 2016. It differs from how compensation is reported in the Summary Compensation Table (“SCT”) on page 62, which is required by the Securities and Exchange Commission (“SEC”), and is not a substitute for the information required by the SCT. There are two principal differences between the SCT and the table above:

1.
The Firm grants both cash and equity incentive compensation after a performance year is completed. In both the table above and the SCT, cash incentive compensation paid in 2017 for 2016 performance is shown as 2016 compensation. The table above treats equity awards (restricted stock units and performance share units) similarly, so that equity awards granted in 2017 for 2016 performance is shown as 2016 compensation. The SCT reports the value of equity awards in the year in which they are made. As a result, awards granted in 2016 for 2015 performance are shown in the SCT as 2016 compensation.

2.	The SCT reports the change in pension value and nonqualified deferred compensation and all other compensation. These amounts are not shown above.

54 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

4. What are our pay practices?
We believe our compensation philosophy promotes an equitable and well-governed approach to compensation, including pay practices that attract and retain top talent, are responsive to and aligned with shareholders, and encourage a shared success culture.

COMPENSATION PHILOSOPHY

Our compensation philosophy provides guiding principles that drive compensation-related decision-making across all levels of the Firm. We believe that a well-established and clearly communicated compensation philosophy drives fairness and consistency across the Firm. The table below sets forth our compensation philosophy.

COMPENSATION PHILOSOPHY
Tying pay to performance and aligning with shareholders’ interests
•  In making compensation-related decisions, we focus on long-term, risk-adjusted performance (including assessment of performance by the Firm’s risk and control professionals) and reward behaviors that generate sustained value for the Firm. This means that compensation should not be overly formulaic, rigid or focused on the short-term.
•  A majority of NEO incentive compensation should be in equity that vests over multiple years.

Encouraging a shared success culture
•  Teamwork should be encouraged and rewarded to foster a “shared success” culture.
•  Contributions should be considered across the Firm, within business units, and at an individual level when evaluating an employee’s performance.

Attracting and retaining top talent
•  Our long-term success depends on the talents of our employees. Our compensation system plays a significant role in our ability to attract, properly motivate and retain top talent.
•  Competitive and reasonable compensation should help attract and retain the best talent to grow and sustain our business.

Integrating risk management and compensation
•  Risk management, compensation recovery, and repayment policies should be robust and disciplined enough to deter excessive risk-taking.
•  HR control forums should generate honest, fair and objective evaluations and identify individuals responsible for meaningful risk-related events and their accountability.
•  Recoupment policies should include recovery of cash and equity compensation.
•  Our pay practices must comply with applicable rules and regulations, both in the U.S. and worldwide.

No special perquisites and nonperformance based compensation
•  Compensation should be straightforward and consist primarily of cash and equity incentives.
•  We do not have special supplemental retirement or other special benefits just for executives, nor do we have any change in control agreements, golden parachutes, merger bonuses, or other special severance benefit arrangements for executives.

Maintaining strong governance
•  Strong corporate governance is fostered by independent Board oversight of our executive compensation program, including defining the Firm’s compensation philosophy, reviewing and approving the Firm’s overall incentive compensation pools, and approving compensation for our Operating Committee, including the terms of compensation awards; CEO compensation is subject to Board ratification.
•  We have a rigorous process in place to review risk and control issues at the Firm, line of business, function, and region level, which can and has led to impacts on compensation pools as well as reductions in compensation at the individual level, in addition to other employee actions.

Transparency with shareholders
•  Transparency to shareholders regarding our executive compensation program is essential. In order to provide shareholders with enough information and context to assess our program and practices, and their effectiveness, we disclose all material terms of our executive pay program, and any actions on our part in response to significant events, as appropriate.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 55

PAY PRACTICES ARE ALIGNED WITH COMPENSATION PHILOSOPHY

We believe the effectiveness of our compensation program is dependent upon alignment of our pay practices with our compensation philosophy. The following exhibit illustrates this strong alignment and further underscores our objective to maintaining an executive compensation program that is consistent with best practice.

COMPENSATION PHILOSOPHY GUIDES OUR PAY PRACTICES (WHAT WE DO)

1. Our **Compensation Philosophy** promotes practices that are aligned with shareholders
2. Appropriately balance **short-, medium- and long-term** incentives
3. **Clawback and recovery provisions** enable us to cancel unvested awards and require repayment of previously paid compensation, if appropriate
4. Strict **prohibition on any hedging** of our shares, including unvested awards and shares owned outright
5. **Holding requirements** increases share ownership over the long-term (see below)
6. Pay programs reinforce **business principles** throughout the employee lifecycle

1. Compensation Philosophy
2. Pay-at-Risk
3. Strong Clawbacks
4. No Hedging & Pledging
5. Share Holding Requirements
6. Culture and Conduct
7. Shareholder Engagement
8. Competitive Bench-marking
9. Responsible use of equity

7. Feedback from **shareholder engagement** is provided to full Board twice a year
8. Board regularly conducts **competitive benchmarking** to make informed decisions on pay levels and pay practices
9. **Used only ~1%** of weighted average diluted shares in 2016 for employee compensation

WE ARE COMMITTED TO SOUND GOVERNANCE PRACTICES (WHAT WE DON'T DO)

No Golden Parachutes
No Special Severance
No Guaranteed Bonuses[1]
No Special Perks[2]
No Special Retirement Plan

OWNERSHIP GUIDELINES & RETENTION REQUIREMENTS

Ownership Guidelines: While on the Operating Committee, each member is required to own a minimum of between 200,000 and 400,000 shares (1,000,000 for CEO).[3] Guideline levels must be achieved within 6 years from the effective date of policy, or if later, appointment to the Operating Committee.

Retention Requirements: In addition to the above guidelines, Operating Committee members are required to hold 75% of all net shares they receive from awards, until they achieve their respective ownership guideline, and 50% thereafter (75% for CEO)

Purpose: This policy is designed to increase share ownership above required levels, thereby further strengthening the interests of Operating Committee members with those of shareholders

Going Beyond the Requirements: Mr. Dimon not only complies with the above, but has not sold a single share of JPMorgan Chase or Bank One common stock, since he became CEO of Bank One in 2000

Illustrative Example
Share Retention Requirements
+
Minimum Ownership Requirements (within first 6 years of becoming OC)
OC member with 50K net shares vesting each year must retain 25K of those shares[4]
Increasing Share Ownership
300K
25K
Year 1
Year 2
Year 3
Year 4
Year 5

[1]	Except for select individuals at hire, for one year.

[2]	We do not provide club dues, tax gross-ups for benefits, or special medical benefits. For further information on all other compensation, see footnotes 6, 7, and 9 on pages 62-63.

[3]	Shares that count toward the required ownership levels include shares owned outright and 50% of unvested RSUS and PSUs (but do not include stock options or stock appreciation rights).

[4]	Example assumes individual has achieved minimum ownership requirement of 300K shares, otherwise must retain 75% of shares vesting (37.5K).

56 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

5. How do we address risk and control?
Our executive compensation program is designed to hold executives accountable, when appropriate, for meaningful actions or issues that negatively impact business performance in current or future years.

GOVERNANCE PROCESS

The CMDC oversees our firmwide compensation programs. Key responsibilities of the CMDC relating to compensation include:

•	Approving the Firm’s compensation philosophy

•	Reviewing and approving overall incentive compensation pools (including percentage paid in equity/cash)

•	Reviewing and approving compensation for our Operating Committee and, for the CEO, making a recommendation to the Board for consideration and ratification by the independent directors

•	Reviewing and approving the terms of compensation awards, including recovery/clawback provisions

•	Reviewing the Firm’s compensation practices as they relate to risk and control (including the avoidance of practices that could encourage imprudent and excessive risk-taking)

•
Reviewing compensation for certain employees who are material risk-takers identified under Federal Reserve standards (“Tier 1”) and/or European Union standards (“Identified Staff”) — a group we refer to as “Designated Employees”

•	Adopting pay practices that comply with applicable rules and regulations, both in the U.S. and worldwide

•
Approving the formula, pool calculation and performance goals for the shareholder approved Key Executive Performance Plan (“KEPP”) in support of compliance with Section 162(m)(1) of the U.S. Internal Revenue Code

The CMDC performs the aforementioned roles on an ongoing basis so that our compensation program is proactive in addressing both current and emerging challenges. In addition, we have Control Forums facilitated by Human Resources at the Firm, line of business, function and regional levels (“HR Control Forums”), the outcomes of which are factored into our compensation decisions.

INTEGRATING RISK WITH COMPENSATION

The CMDC holds an annual joint session with the Directors’ Risk Policy Committee (“DRPC”) to review firmwide HR and compensation practices, including:

•	Compensation features and elements designed to discourage imprudent risk-taking (e.g., multi-year vesting, clawbacks, prohibition on hedging, etc.)

•	Integration of risk and control considerations into key HR practices including performance management, compensation, promotion, etc.

•	Annual incentive pool process for LOBs and Corporate

•	HR strategic priorities for the upcoming year

•	Regulatory updates which have impacted or may impact our HR practices in the future
The joint committee is also provided with information on our performance management process, preliminary risk and control feedback for the year, and updates regarding HR Control Forums.
In addition, the joint committee reviews the Risk organization from a talent management and people perspective, including succession planning, hiring and retention during the most recent year, talent and training priorities, and culture and conduct.
To encourage a culture of risk awareness and personal accountability, we approach our incentive compensation arrangements through an integrated risk, finance, compensation, and performance management framework. Employee conduct that gives rise to risks that may impact the Firm’s performance in either the current year or future years is considered by the CMDC in determining bonus pools, including, among others, conduct related to referral hiring. Additional information on the risk and control review process is provided on the following page.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 57

We maintain a robust risk and control review process that serves to evaluate risk and control issues and identify individuals who may be subject to remedial actions such as impacts to compensation and/or termination.

RISK AND CONTROL REVIEW PROCESS		HOLDING INDIVIDUALS ACCOUNTABLE

1. HR Control Forum Process	2. Enhanced Performance Reviews
To hold individuals responsible for taking risks inconsistent with the Firm’s risk appetite and to discourage future imprudent behavior, we have policies and procedures that enable us to take prompt and proportionate actions with respect to accountable individuals, including:

The HR Control Forums, facilitated by HR on a quarterly basis (at LOB and regional level), discuss key risk and control issues surfaced in other committees (Risk Committees, Business Control Committees and other inputs and reports) that may merit consideration with regard to people decisions

 • All Designated Employees (including Operating Committee, Tier 1 and Identified Staff) participate in enhanced performance management reviews
 • Feedback is solicited directly from the Firm’s risk and control professionals who independently assess Designated Employees’ risk and control behavior
 • This feedback is used to assess whether these employees are meeting our risk and control behavior expectations
 • This review is critical in helping to identify individuals responsible for significant risk and control behavior, or conduct or supervisory issues, and to hold them accountable
 • Components of the independent risk and control evaluation apply to over 15,000 employees of the Firm

I. Reduce or altogether eliminate annual incentive compensation; II. Cancel unvested awards (in full or in part); III. Clawback/Recovery of previously paid compensation (cash and/or equity);

Risk Committees, Business Control Committees and Other Sources

Summary of Cancellation & Clawbacks
ê		Clawback Trigger[1]	Vested	Unvested
LOB, Function and Region HR Control Forums		Restatement	✓	✓
		Misconduct	✓	✓
		Risk-related	✓	✓
êé		Performance		✓
Firmwide HR Control Forums Review outputs from and provides feedback to LOB/ Function/Region Forums		[1] See next page for more details on clawback
IV. Demotion, negative performance rating or other appropriate employment actions; V. Termination of employment
Operating Committee reviews provided to CMDC

ê	ê
Compensation & Management Development Committee		The precise actions we take with respect to accountable individuals are based on circumstances, including the nature of their involvement, the magnitude of the event and the impact on the Firm.

 • The CMDC reviews outcomes of Firmwide HR Control Forums and enhanced performance reviews for the Operating Committee
 • The outcomes of these Forums are factored into overall Firm/LOB bonus pools and individual incentive compensation, where appropriate

3. Designated Employees Exit Reviews		Clawback Disclosure Policy

Designated Employees[1] are reviewed prior to separating from the Firm to determine if they are associated with any risk and control issues that may warrant monitoring for potential forfeiture or clawback of an award
During 2016, we did not take any actions to recover or clawback any incentive compensation from the Operating Committee members and the Firm’s Corporate Controller
[1] Process for OC and Tier 1; this process will also apply to Identified Staff in 2017

58 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

CLAWBACK/RECOVERY PROVISIONS

We maintain clawback/recoupment provisions on both cash incentives and equity awards, which enable us to reduce or cancel unvested awards and recover previously paid compensation in certain situations. Incentive awards are intended and expected to vest according to their terms, but strong recovery provisions permit recovery of incentive compensation awards in appropriate circumstances. The following table provides details on the clawback provisions that apply to our Operating Committee members (including the NEOs) and the Firm’s Corporate Controller.

LONG-STANDING EQUITY CLAWBACK PROVISIONS [1]			AWARD TYPE
CLAWBACK TYPE		CLAWBACK TRIGGER	VESTED	UNVESTED

Restatement	• •	In the event of a material restatement of the Firm’s financial results for the relevant period (under our recoupment policy adopted in 2006) This provision also applies to cash incentives	✓	✓
Misconduct	•	If the employee engaged in conduct detrimental to the Firm that causes material financial or reputational harm to the Firm	✓	✓
	•	If the award was based on materially inaccurate performance metrics, whether or not the employee was responsible for the inaccuracy	✓	✓
	•	If the award was based on material misrepresentation by the employee	✓	✓
	•	If the employee is terminated for cause	✓	✓
Risk-related	•
If the employee improperly or with gross negligence failed to identify, raise or assess, in a timely manner and as reasonably expected, issues and/or concerns with respect to risks material to the Firm
			✓	✓
Protection Based Vesting (contingent upon performance)[2,3]	•
If performance in relation to the priorities for their position, or the Firm’s performance in relation to the priorities for which they share responsibility as a member of the Operating Committee, has been unsatisfactory for a sustained period of time
✓
•
If awards granted to participants in a line of business for which the Operating Committee member exercised responsibility were in whole or in part cancelled because the line of business did not meet its annual line of business financial threshold
✓
	•	If for any one calendar year during the vesting period, pre-tax pre-provision income is negative, as reported by the Firm		✓
	•	If, for the three calendar years preceding the third year vesting date, the Firm does not meet a 15% cumulative return on tangible common equity		✓

[1]
In accordance with U.K. rules, the Firm has a Clawback Policy for relevant Identified Staff that enables us to cancel and/or recover incentive compensation for a minimum period of seven years following the date of the award in certain circumstances, including, but not limited to, when: (1) an individual participated in or was responsible for conduct which resulted in significant loss(es) to the Firm; (2) an individual failed to meet appropriate standards of fitness and propriety set down by the Financial Conduct Authority (“FCA”) and Prudential Regulatory Authority (“PRA”) for regulatory purposes; (3) there is reasonable evidence of misbehavior or misconduct, or material error that would justify, or would have justified had the individual still been employed, termination of employment for cause; and/or (4) any LOB in which the individual is employed (or for which the individual is responsible) suffers a material failure of risk management by reference to the Firm’s risk management standards. Incentive compensation awards made to relevant Identified Staff on or after January 1, 2015, including Mr. Pinto’s incentive compensation awards in January 2017, are subject to this Clawback Policy in addition to the recovery provisions in the table above.

[2]
Unexercisable SARs may be cancelled or deferred if the CEO determines that such action is appropriate based on a set of determination factors, including net income, net revenue, return on equity, earnings per share and capital ratios of the Firm, both on an absolute basis and, as appropriate, relative to peer firms.

[3]	Provisions apply to PSUs and to RSUs granted after 2011 to the Operating Committee and may result in cancellation of up to a total of 50% of the award.
Individual Accountability Regime
In 2015, the PRA and the FCA introduced a new Individual Accountability Regime for Senior Managers at certain U.K. regulated firms. Under the Senior Manager Regime, firms are required to seek approval for employees (and senior non-executives) to hold certain designated functions. Those “Senior Managers” are then subject to a statutory duty to demonstrate that they took reasonable steps to prevent or address regulatory issues, with the possibility of criminal and civil sanctions if they failed to do so. In addition, incentive compensation awards made to relevant Senior Managers in respect of 2016 performance year, including Mr. Pinto’s incentive compensation awards made in January 2017, are subject to extended deferral requirements of up to seven years.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 59

RECOVERY PROCEDURES

Issues that may warrant recovery determinations can be raised at any time, including in meetings of the Firm’s risk committees, HR Control Forums, annual assessments of employee performance and when material risk-takers resign or their employment is terminated by the Firm. Our well-defined process to govern these determinations is as follows:

•	A formal compensation review would occur following a determination that the cause and materiality of a risk-related loss, issue or other set of facts and circumstances warranted such a review.

•
The CMDC is responsible for determinations involving Operating Committee members (determinations involving the CEO are subject to ratification by independent members of the Board). The CMDC has delegated authority for determinations involving other employees to the Head of Human Resources.

NO HEDGING/PLEDGING

All employees are prohibited from hedging unvested restricted stock units and performance share units, and unexercised options or stock appreciation rights. In addition:

•	Hedging any shares owned outright or through deferred compensation by an Operating Committee member is prohibited

•	Shares held directly by an Operating Committee member or Board member may not be held in margin accounts or otherwise pledged
For additional information on the hedging/pledging restrictions applicable to our directors, please see “Director Compensation” on page 28 of this proxy statement.

60 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Compensation & Management Development Committee report
The Compensation & Management Development Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management.
Based on such review and discussion with management, the CMDC recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016. This report is provided as of March 21, 2017, by the following independent directors, who comprise the Compensation & Management Development Committee:
Lee R. Raymond (Chair)
Stephen B. Burke
William C. Weldon

The Compensation Discussion and Analysis is intended to describe our 2016 performance, the compensation decisions for our Named Executive Officers and the Firm’s philosophy and approach to compensation. The following tables on pages 62-70 present additional information required in accordance with SEC rules, including the Summary Compensation Table.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 61

Executive compensation tables
I. SUMMARY COMPENSATION TABLE (SCT)
The following table and related narratives present the compensation for our Named Executive Officers in the format specified by the SEC. The table below reflects equity awards made in 2016 for 2015 performance. The table of “2016 Named Executive Officer Compensation” on page 54 of this proxy statement shows how the CMDC viewed compensation actions.

Name and principal position	Year	Salary ($)[1]		Bonus ($)[2]	Stock awards ($)[3]	Option awards ($)[3]	Change in pension value and non- qualified deferred compensation earnings ($)[4]	All other compen- sation ($)		Total ($)
James Dimon[5]	2016	$1,500,000		$5,000,000	$20,500,000	$—	$31,341	$205,551	[6]	$27,236,892
Chairman and CEO	2015	1,500,000		5,000,000	11,100,000	—	9,253	621,060		18,230,313
	2014	1,500,000		7,400,000	18,500,000	—	55,816	245,893		27,701,709
Marianne Lake	2016	750,000		4,700,000	6,150,000	—	—	48,595	[7]	11,648,595
Chief Financial Officer	2015	750,000		4,100,000	5,550,000	—	—	112,350		10,512,350
	2014	750,000		3,700,000	4,650,000	—	—	50,713		9,150,713
Mary Callahan Erdoes	2016	750,000		7,300,000	10,350,000	—	32,124	—		18,432,124
CEO AWM	2015	750,000		6,900,000	9,450,000	—	—	—		17,100,000
	2014	750,000		6,300,000	8,550,000	—	61,975	—		15,661,975
Daniel Pinto	2016	8,303,234	[8]	—	11,615,750	—	—	103,640	[9]	20,022,624
CEO CIB	2015	6,884,250		—	9,584,204	—	875	217,881		16,687,210
	2014	7,415,796		—	8,125,000	—	—	293,624		15,834,420
Matthew Zames	2016	750,000		7,300,000	10,650,000	—	11,113	—		18,711,113
Chief Operating Officer	2015	750,000		7,100,000	9,750,000	—	842	—		17,600,842
	2014	750,000		6,500,000	9,750,000	—	17,313	—		17,017,313

[1]	Salary reflects the actual amount paid in each year.

[2]	Includes amounts awarded, whether paid or deferred. Cash incentive compensation reflects compensation earned in connection to performance year 2016, which was awarded in January 2017.

[3]
Includes amounts awarded during the year shown. Amounts are the fair value on the grant date in accordance with applicable accounting guidance (at target for PSUs awarded in 2016). At the maximum level of performance, the PSU values would be: $30,750,000 for Mr. Dimon; $4,612,500 for Ms. Lake; $7,762,500 for Ms. Erdoes; $8,711,813 for Mr. Pinto; and $7,987,500 for Mr. Zames. The Firm’s accounting for employee stock-based incentives (including assumptions used to value employee stock options and SARs) that have been granted is described in Note 10 to the Firm’s Consolidated Financial Statements in the 2016 Annual Report on pages 197-198. Our Annual Report may be accessed on our website at jpmorganchase.com, under Investor Relations.

[4]
Amounts for years 2016, 2015 and 2014 are the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit pension plans (including supplemental plans). For 2015, Ms. Erdoes had a reduction in pension value in the amount of $(8,563). Amounts shown also include earnings in excess of 120% of the applicable federal rate on deferred compensation balances where the rate of return is not calculated in the same or in a similar manner as earnings on hypothetical investments available under the Firm’s qualified plans. For Mr. Pinto this amount is $0 for 2016, $875 for 2015, and $0 for 2014 and for all other NEOs, this amount was $0 for each of 2016, 2015, and 2014.

[5]
Mr. Dimon’s 2016 reported compensation is lower in the SCT ($27.2 million) than in the annual compensation table on page 54 ($28.0 million) due to a change in his year-over-year pay being delivered in equity. Pursuant to SEC rules, equity received for performance year 2015 ($20.5 million), which was granted in January 2016, is included in the 2016 SCT. For performance year 2016, Mr. Dimon’s equity compensation ($21.5 million, which was granted in January 2017), will be reported in the 2017 SCT. A portion of Mr. Dimon’s performance year 2016 compensation was not awarded in equity ($5 million was awarded in the form of a cash incentive with no year-over-year change), and is therefore included in the 2016 SCT. The SCT also includes the value of All Other Compensation (approximately $206,000).

[6]
The “All other compensation” column for Mr. Dimon includes: $65,933 for personal use of corporate aircraft; $31,779 for personal use of cars; $102,589 for the cost of residential and related security paid by the Firm; and $5,250 related to tax planning and compliance assistance in connection with business travel. Mr. Dimon’s personal use of corporate aircraft and cars, and certain related security, is required pursuant to security measures approved by the Board.

62 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Incremental costs are determined as follows:

•
Aircraft: operating cost per flight hour for the aircraft type used, developed by an independent reference source, including fuel, fuel additives and lubricants; landing and parking fees; crew expenses; small supplies and catering; maintenance, labor and parts; engine restoration costs; and a maintenance service plan.

•
Cars: annual lease valuation of the assigned cars; annual insurance premiums; fuel expense; estimated annual maintenance; other miscellaneous expense; and annual drivers’ compensation, including salary, overtime, benefits and bonus. The resulting total is allocated between personal and business use based on mileage.

[7]
The “All other compensation” column for Ms. Lake includes $23,803 in employer contributions to a non-U.S. defined contribution plan and $24,792 for tax settlement payments made on behalf of Ms. Lake in connection with her international assignment at the Firm’s request and consistent with the Firm’s policy for employees working on international assignments. The Firm’s expatriate assignment policy provides that the Firm will be responsible for any incremental U.S. and state income taxes due on home-country employer-provided benefits that would not otherwise be taxable to the employee in their home country.

[8]
Since Mr. Pinto is located in London, the terms and composition of his compensation reflect the requirements of local regulations, including changes that came into effect in 2014 to comply with the Capital Requirements Directive IV. These requirements include that at least 60% of his incentive compensation is deferred, and that his incentive compensation is not more than twice his fixed compensation in respect of any given performance year. Mr. Pinto’s fixed compensation is comprised of salary and a cash fixed allowance payable bi-annually. Mr. Pinto’s salary of £475,000 is denominated and paid in GBP and is unchanged from 2015 to 2016. Mr. Pinto’s fixed allowance, which is paid in GBP, was increased in 2016 to $7,635,000 in connection with a change to denominate in USD (it was previously denominated in GBP), and in light of his increased responsibilities as a Senior Manager pursuant to the U.K. Individual Accountability Regime. The CMDC elected to defer 100% of Mr. Pinto’s variable compensation into equity – 50% into RSUs and 50% into PSUs – in order to maintain a comparable deferred equity portion to similarly situated Firm employees. For the purposes of this table, a blended applicable rate of 1.40681 U.S. dollars per pound sterling, which was based on a 10-month average rate has been used to convert Mr. Pinto’s salary to U.S. dollars for 2016. The blended applicable rates used to convert Mr. Pinto’s salary and fixed allowance for 2015 and 2014 were 1.54702 and 1.66647 U.S. dollars per pound sterling, respectively.

[9]
The “All other compensation” column for Mr. Pinto includes $15,208 in employer contributions to a non-U.S. defined contribution plan; $13,854 in tax compliance assistance for non-U.K. business travel; $9,340 for personal use of cars; $12,061 for spousal travel related to business events; and $53,177 for interest accrued on balances from mandatory bonus deferrals awarded prior to 2016. During 2016, the applicable rate of interest on mandatory deferral balances was 1.97% for the first six months and 1.60% for the last six months of 2016.

II. 2016 GRANTS OF PLAN-BASED AWARDS1
The following table shows grants of plan-based awards made in 2016 for the 2015 performance year.

Name	Grant date	Estimated Future Payout Under Equity Incentive Plan Awards (PSUs)[2]			Stock awards (RSUs)[3]	Grant date fair value ($)[4]
		Threshold (#)	Target (#)	Maximum (#)	Number of shares of restricted stock or units (#)
James Dimon	1/19/2016	—	358,142	537,213	—	$20,500,000
Marianne Lake	1/19/2016	—	—	—	53,722	3,075,000
	1/19/2016	—	53,722	80,583	—	3,075,000
Mary Callahan Erdoes	1/19/2016	—	—	—	90,409	5,175,000
	1/19/2016	—	90,409	135,614	—	5,175,000
Daniel Pinto	1/19/2016	—	—	—	101,466	5,807,875
	1/19/2016	—	101,466	152,199	—	5,807,875
Matthew Zames	1/19/2016	—	—	—	93,030	5,325,000
	1/19/2016	—	93,030	139,545	—	5,325,000

[1]
Equity grants are awarded as part of the annual compensation process and as part of employment offers for new hires. Grants made as part of the annual incentive compensation process are generally awarded in January after earnings are released. RSUs and PSUs carry no voting rights.

On January 17, 2017, the Firm awarded RSU and PSU awards as part of the 2016 annual incentive compensation. Because these awards were granted in 2017, they do not appear in this table, which is required to include only equity awards actually granted during 2016. These 2017 awards are however reflected in the “2016 Named Executive Officer Compensation” table on page 54 of this proxy statement. No SARs were awarded in 2017, 2016 or 2015 with respect to 2016, 2015 and 2014 compensation, respectively.

[2]
PSUs vest on March 25, 2019, and are subject to a two-year holding period. Each PSU represents the right to receive one share of common stock on the vesting date. The ultimate number of PSUs that will vest will be determined by the Firm’s performance for each applicable performance year, plus any accumulated reinvested dividend equivalent shares. The dividend equivalent shares, if any, will be based on: (1) the number of PSUs earned at vesting; and (2) on dividends that would have been paid on the the Firm's common stock during the vesting period as of each dividend payment date, if any.

[3]
RSUs vest in two equal installments on January 13, 2018 and 2019. Under rules applicable in the U.K., for Mr. Pinto, RSUs are subject to a six-month holding period post-vesting. Each RSU represents the right to receive one share of common stock on the vesting date and non-preferential dividend equivalents, payable in cash, equal to any dividends paid on the Firm’s common stock during the vesting period.

[4]
Represents the aggregate grant date fair value for RSUs and PSUs. The aggregate grant date fair value is based on the average of the high and the low prices of JPMorgan Chase common stock on the grant date multiplied by the number of shares granted (for RSUs) or target number of PSUs.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 63

III. OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2016
The following table shows the number of shares of the Firm’s common stock underlying (i) exercisable and unexercisable SARs and (ii) RSUs and PSUs that had not yet vested held by the Firm’s Named Executive Officers on December 31, 2016.

		Option awards					Stock awards
Name	Option/stock award grant date[1]	Number of securities underlying unexercised options: # exercisable[1,2]	Number of securities underlying unexercised options: # unexercisable[1,2]		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested[1,2]		Number of unearned performance shares or units of stock that have not vested[1,2,3]
James Dimon
	1/22/2008	2,000,000	—	[a]	$39.83	1/22/2018	—		—
	2/3/2010	563,562	—	[b]	43.20	1/20/2020	—		—
	2/16/2011	367,377	—	[b]	47.73	2/16/2021	—		—
	1/18/2012	449,944	112,486	[b]	35.61	1/18/2022	—		—
	1/22/2014	—	—		—	—	159,828	[c]	—
	1/20/2015	—	—		—	—	198,546	[c]	—
	1/19/2016	—	—		—	—	—		548,781	[d]
Total awards (#)		3,380,883	112,486				358,374		548,781
Market value ($)[4]		$154,173,106	$5,700,790				$30,924,092		$47,354,312
Marianne Lake
	1/18/2012	50,619	16,873	[b]	$35.61	1/18/2022	—		—
	1/17/2013	205,104	136,738	[b]	46.58	1/17/2023	—		—
	1/22/2014	—	—		—	—	40,173	[c]	—
	1/20/2015	—	—		—	—	99,273	[c]	—
	1/19/2016	—	—		—	—	53,722	[c]	82,319	[d]
Total awards (#)		255,723	153,611				193,168		82,319
Market value ($)[4]		$10,710,051	$6,284,990				$16,668,467		$7,103,307
Mary Callahan Erdoes
	1/20/2009	100,000	—	[b]	$19.49	1/20/2019	—		—
	1/19/2011	230,770	—	[b]	44.29	1/19/2021	—		—
	1/18/2012	—	44,995	[b]	35.61	1/18/2022	—		—
	1/17/2013	125,523	83,683	[b]	46.58	1/17/2023	—		—
	1/22/2014	—	—		—	—	73,867	[c]	—
	1/20/2015	—	—		—	—	169,032	[c]	—
	1/19/2016	—	—		—	—	90,409	[c]	138,534	[d]
Total awards (#)		456,293	128,678				333,308		138,534
Market value ($)[4]		$21,356,858	$5,603,399				$28,761,147		$11,954,099

64 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

		Option awards					Stock awards
Name	Option/stock award grant date[1]	Number of securities underlying unexercised options: # exercisable[1,2]	Number of securities underlying unexercised options: # unexercisable[1,2]		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested[1,2]		Number of unearned performance shares or units of stock that have not vested[1,2,3]
Daniel Pinto
	10/18/2007	200,000	—	[b]	$45.79	10/18/2017	—		—
	1/20/2010	85,000	—	[b]	43.20	1/20/2020	—		—
	1/19/2011	75,000	—	[b]	44.29	1/19/2021	—		—
	1/18/2012	65,692	16,423	[b]	35.61	1/18/2022	—		—
	1/17/2013	62,761	41,842	[b]	46.58	1/17/2023	—		—
	1/22/2014	—	—		—	—	42,117	[e]	—
	1/20/2015	—	—		—	—	171,433	[c]	—
	1/19/2016	—	—		—	—	101,466	[c]	155,477	[d]
Total awards (#)		488,453	58,265				315,016		155,477
Market value ($)[4]		$20,734,160	$2,493,863				$27,182,731		$13,416,110
Matthew Zames
	1/18/2012	—	16,423	[b]	$35.61	1/18/2022	—		—
	1/17/2013	—	41,842	[b]	46.58	1/17/2023	—		—
	1/22/2014	—	—		—	—	84,234	[c]	—
	1/20/2015	—	—		—	—	174,399	[c]	—
	1/19/2016	—	—		—	—	93,030	[c]	142,550	[d]
Total awards (#)		—	58,265				351,663		142,550
Market value ($)[4]		$—	$2,493,863				$30,345,000		$12,300,640

[1]	The awards set forth in the table have the following vesting schedules:

[a]
In January 2008, the Firm awarded to its Chairman and Chief Executive Officer up to 2 million SARs. The terms of this award are distinct from, and more restrictive than, other equity grants regularly awarded by the Firm. On July 15, 2014, the CMDC and Board of Directors determined that all requirements for the vesting of the 2 million SAR awards had been met and thus, the awards became exercisable. The SARs, which will expire in January 2018, have an exercise price of $39.83 (the price of JPMorgan Chase common stock on the date of grant). The expense related to this award was dependent on changes in fair value of the SARs through July 15, 2014 (the date when the vested number of SARs was determined), and the cumulative expense was recognized ratably over the service period, which was initially assumed to be five years but, effective in the first quarter of 2013, had been extended to six and one-half years.

[b]	Five equal installments, in years one, two, three, four and five

[c]	Two equal installments, in years two and three

[d]	Vests on March 25, 2019

[e]	Two equal installments, in 18 months and 36 months

[2]	Value based on $86.29, the closing price per share of our common stock on December 31, 2016.
3 Represents the maximum number of shares that NEOs may receive over the three-year vesting period in connection with PSU awards granted on January 19, 2016, and accumulated reinvested dividend equivalent shares as of December 31, 2016.
4 For option awards, this represents the market value of in-the-money options; for stock awards it represents the value of shares, unearned performance shares or units of stock that have not vested.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 65

IV. 2016 OPTION EXERCISES AND STOCK VESTED TABLE
The following table shows the number of shares acquired and the value realized during 2016 upon the exercise of stock options and the vesting of RSUs previously granted to each of the Named Executive Officers.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)[1]	Number of shares acquired on vesting (#)	Value realized on vesting ($)[2]
James Dimon	—	$—	267,170	$15,574,007
Marianne Lake	89,000	2,037,335	51,337	2,992,562
Mary Callahan Erdoes	279,430	7,556,797	152,763	8,904,937
Daniel Pinto	100,000	1,538,500	41,596	2,424,735
Matthew Zames	52,344	1,030,815	182,452	10,635,583

[1]
Values were determined by multiplying the number of shares of our common stock, to which the exercise of the options related, by the difference between the per-share fair market value of our common stock on the date of exercise and the exercise price of the options.

[2]	Values were determined by multiplying the number of shares or units, as applicable, that vested by the per-share fair market value of our common stock on the vesting date.
V. 2016 PENSION BENEFITS
The table below sets forth the retirement benefits expected to be paid to our Named Executive Officers under the Firm’s current retirement plans, as well as plans closed to new participants. The terms of the plans are described below the table. No payments were made under these plans during 2016 to our NEOs.

Name	Plan name	Number of years of credited service (#)	Present value of accumulated benefit ($)
James Dimon	Retirement Plan	16	$155,502
	Excess Retirement Plan	16	393,975
Marianne Lake	—	—	—
Mary Callahan Erdoes	Retirement Plan	20	284,328
	Excess Retirement Plan	20	25,993
Daniel Pinto	—	—	—
Matthew Zames	Retirement Plan	12	75,130
Retirement Plan — The JPMorgan Chase Retirement Plan is a qualified noncontributory U.S. defined benefit pension plan that provides benefits to substantially all U.S. employees. Benefits to participants are based on their salary and years of service, with the Plan employing a cash balance formula (in the form of pay and interest credits) to determine amounts at retirement. Pay credits are equal to a percentage (ranging from 3% to 5%) of base salary (and, effective January 1, 2015, bonus and incentive pay) up to $100,000, based on years of service. Employees begin to accrue plan benefits after completing one year of service, and benefits generally vest after three years of service. Interest credits generally equal the yield on one-year U.S. Treasury bills plus 1% (subject to a minimum of 4.5%). Account balances include the value of benefits earned under prior heritage company plans, if any. Benefits are payable as an actuarially equivalent lifetime annuity with survivorship rights (if married) or optionally under a variety of other payment forms, including a single-sum distribution. As of December 31, 2016, the NEOs were earning the following pay credits: Mr. Dimon, 4%; Ms. Erdoes, 5%; and Mr. Zames, 4%. Ms. Lake and Mr. Pinto are not eligible to participate in U.S. benefit plans.
Legacy Plan — The following plan is closed to new participants:

•
Excess Retirement Plan — Benefits were determined under the same terms and conditions as the Retirement Plan, but reflecting base salary in excess of IRS limits up to $1 million and benefit amounts in excess of IRS limits. Benefits are generally payable in a lump sum in the year following termination. Accruals under the plan were discontinued as of May 1, 2009.

66 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Present value of accumulated benefits — The valuation method and all material assumptions used to calculate the amounts above are consistent with those reflected in Note 9 to the Firm’s Consolidated Financial Statements in the 2016 Annual Report on pages 189-196.
Key assumptions include the discount rate (4.30%); interest rates (5.00% crediting to project cash balances; 3.60% to convert annuities to lump sums and lump sums to annuities) and mortality rates (for the present value of annuities, the RP2014 (white-collar) projected generational mortality table with projection scale MP2016; for lump sums, the UP94 mortality table projected to 2002, with 50%/50% male/female weighting). We assumed benefits would commence at normal retirement date or unreduced retirement date, if earlier. Benefits paid from the Retirement Plan were assumed to be paid either as single-sum distributions (with probability of 64%) or life annuities (with probability of 36%). Benefits from the Excess Retirement Plan are paid as single-sum distributions. No death or other separation from service was assumed prior to retirement date.

VI. 2016 NON-QUALIFIED DEFERRED COMPENSATION
The Deferred Compensation Plan allows eligible participants to defer their annual cash incentive compensation awards on a before-tax basis up to a maximum of $1 million. A lifetime $10 million cap applies to deferrals of cash made after 2005. No deferral elections have been permitted relative to equity awards since 2006. During 2016, there were no contributions made by the Firm nor contributions made or withdrawals or distributions received by the Named Executive Officers.

Name	Aggregate earnings (loss) in last fiscal year ($)[1]	Aggregate balance at last fiscal year–end ($)
James Dimon	$1,080	$141,340
Marianne Lake	—	—
Mary Callahan Erdoes	—	—
Daniel Pinto	529	21,261
Matthew E. Zames	—	—

[1]
The Deferred Compensation Plan allows participants to direct their deferrals among several investment choices, including JPMorgan Chase common stock; an interest income fund and the JPMorgan Chase general account of Prudential Insurance Company of America; and Hartford funds indexed to fixed income, bond, balanced, S&P 500, Russell 2000 and international portfolios. In addition, there are balances in deemed investment choices from heritage company plans that are no longer open to new deferrals.

Investment returns in 2016 for the following investment choices were: Short-Term Fixed Income, 1.45%; Interest Income, 2.98%; Barclays Capital U.S. Aggregate Bond Index, 2.56%; Balanced Portfolio, 7.31%; S&P 500 Index, 11.93%; Russell 2000 Index, 21.25%; International, 1.88%; and JPMorgan Chase common stock, including dividend equivalents, 34.49%.
Investment returns for the private equity investment choice, which was eliminated in April 2016, were dependent upon the years in which a participant directed deferrals into such investment choices. For one NEO who had a partial balance in such deferrals, the private equity investment return was (30.49)%. The balance was redirected to the Interest Income Fund upon elimination of private equity.
Beginning with deferrals credited January 2005 under the Deferred Compensation Plan, participants were required to elect to receive distribution of the deferral balance beginning either following retirement or termination or in a specific year but no earlier than the second anniversary of the date the deferral would otherwise have been paid. If retirement or termination were elected, payments will commence during the calendar year following retirement or termination. Participants may elect the distribution to be lump sum or annual installments for a maximum of 15 years. With respect to deferrals made after December 31, 2005, under the Deferred Compensation Plan, account balances are automatically paid as a lump sum in the year following termination if employment terminates prior to the participant attaining 15 years of service.
The Supplemental Savings and Investment Plan (“SSIP”) is a heritage plan applicable to former Bank One employees which is closed to new participants and does not permit new deferrals. It functions similarly to the Deferred Compensation Plan. The investment return in 2016 for the following investment choice was: Short-Term Fixed Income, 0.77%. With respect to the SSIP, account balances are automatically paid as a lump sum in the year following termination unless an installment option is elected prior to termination of employment.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 67

VII. 2016 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We believe our pay practices relating to termination events, summarized below, illustrate our commitment to sound corporate governance, are consistent with best practices and are aligned with the interests of shareholders.
TERMINATION POLICIES ALIGNED WITH SHAREHOLDER INTERESTS

No golden parachute agreements	• NEOs are not entitled to any accelerated cash/equity payments or special benefits upon a change in control

No employment agreements	• All of the U.S. based NEOs are “at will” employees and are not covered by employment agreements • Ms. Lake and Mr. Pinto have terms of employment that reflect applicable U.K. legal standards

No special cash severance	• Severance amounts for NEOs are capped at one-year salary, not to exceed $400,000 (or £275,000 in the case of Ms. Lake and Mr. Pinto)

No special executive benefits	• NEOs are not entitled to any special benefits upon termination

Standard, broad-based severance
Mr. Dimon, Ms. Erdoes and Mr. Zames are covered under the Firm’s broad-based U.S. Severance Pay Plan. Benefits under the Severance Pay Plan are based on an employee’s base salary and length of service on termination of employment. Employees remain eligible for coverage at active employee rates under certain of the Firm’s employee welfare plans (such as medical and dental) for up to six months after their employment terminates. Ms. Lake and Mr. Pinto are covered under the Firm’s U.K. Discretionary Redundancy Policy, which provides for a lump sum payment on termination based on base salary and length of service and subject to a cap of £275,000. In addition, in the event of termination by the Firm for reasons other than cause, employees may be considered, at the discretion of the Firm, for a cash payment in lieu of an annual incentive compensation award, taking into consideration all circumstances the Firm deems relevant, including the circumstances of the employee’s leaving and the employee’s contributions to the Firm over his or her career. Severance benefits and any such discretionary payment are subject to execution of a release in favor of the Firm and certain post-termination employment and other restrictions that remain in effect for at least one year after termination.
The table on the following page sets forth the benefits and compensation which the Named Executive Officers would have received if their employment had terminated on December 31, 2016. The amounts shown in the table on the following page do not include other payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distributions from the 401(k) Savings Plan, pension and deferred compensation plans, or any death, disability or post-retirement welfare benefits available under broad-based employee plans. For information on the pension and deferred compensation plans, see “Table V: 2016 Pension benefits” on page 66 of this proxy statement and “Table VI: 2016 Non-qualified deferred compensation” on page 67 of this proxy statement. Such tables also do not show the value of vested stock options and SARs, which are listed In “Table III: Outstanding equity awards at fiscal year-end 2016” on page 64 of this proxy statement.
NEOs are not entitled to any additional equity awards in connection with a potential termination. Rather, under certain termination scenarios including disability, death, termination without cause, or resignation (if Full-Career Eligible), NEOs’ outstanding equity continues to vest in accordance with its terms (or accelerates in the event of death). The table on the following page shows the value of these unvested RSUs, PSUs, stock options and SARs based on the closing price of our common stock on December 31, 2016 (for stock options and SARs it is the closing price of our common stock price on December 31, 2016, minus the applicable exercise price of the options and SARs).
Government Office provisions
In addition, employees with applicable awards, including NEOs, are covered under the Firm’s

68 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Government Office provisions which allow for continued vesting of equity awards if employees resign to accept a covered government office. For such employees who are Full-Career Eligible, all outstanding awards continue to vest in accordance with their terms whether they leave the Firm to enter government service or otherwise. For employees who are not Full-Career Eligible, the value of awards that would continue to vest as a result of the Government Office provisions of our equity plan would equal a percentage of the unvested stock awards shown in Table III ranging from 0% prior to three years of employment by the Firm to 50% after three years of employment rising to 100% after five years.
The Firm’s Government Office provisions allow for accelerated vesting of the awards otherwise eligible for continued vesting, as described above, only if government ethics or conflicts of interest laws require divestiture of unvested awards and do not allow continued vesting. Notwithstanding acceleration of any awards, the former employee remains subject to the applicable terms of the award agreement as if the award had remained outstanding for the duration of the original vesting period, including the clawback provisions and post-employment obligations. Former employees who are not required to divest their holdings are not eligible for accelerated vesting under the Government Office provisions. Furthermore, any awards not eligible for continued vesting under the terms of the plan are forfeited; they do not accelerate.
Details regarding the potential value of such provisions are provided in the table below. In 2016, no current or former Operating Committee member received any benefits under these provisions.

2016 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		Termination reason[1]
Name		Involuntary without cause ($)[2]	Death/Disability ($)[3]	Resignation ($)[4]	Government office ($)[5]	Change in control ($)
James Dimon	Severance and other	$376,923	$—	$—	$—	$—
	Option awards	5,700,790	5,700,790	5,700,790	—	—
	Stock awards	30,924,092	30,924,092	30,924,092	30,924,092	—
	Performance share units[6]	36,831,126	36,831,126	36,831,126	36,831,126	—
	Other deferred awards	—	—	—	—	—
Marianne Lake	Severance and other	346,783	—	—	—	—
	Option awards	3,570,057	6,284,990	6,284,990	—	—
	Stock awards	16,668,467	16,668,467	16,668,467	16,668,467	—
	Performance share units[6]	5,524,741	5,524,741	5,524,741	5,524,741	—
	Other deferred awards	—	—	—	—	—
Mary Callahan Erdoes	Severance and other	400,000	—	—	—	—
	Option awards	3,941,853	5,603,399	5,603,399	—	—
	Stock awards	28,761,147	28,761,147	28,761,147	28,761,147	—
	Performance share units[6]	9,297,612	9,297,612	9,297,612	9,297,612	—
	Other deferred awards	—	—	—	—	—
Daniel Pinto	Severance and other	346,783	—	—	—	—
	Option awards	1,663,091	2,493,863	2,493,863	—	—
	Stock awards	27,182,731	27,182,731	27,182,731	27,182,731	—
	Performance share units[6]	10,434,708	10,434,708	10,434,708	10,434,708	—
	Other deferred awards[7]	2,571,887	2,571,887	2,571,887	2,571,887	—
Matthew Zames	Severance and other	276,923	—	—	—	—
	Option awards	1,663,091	2,493,863	—	—	—
	Stock awards	30,345,000	30,345,000	—	30,345,000	—
	Performance share units[6]	9,567,154	9,567,154	—	9,567,154	—
	Other deferred awards	—	—	—	—	—

[1]
“Option awards,” “Stock awards” and “Performance share units” refer to previously granted, outstanding equity awards. NEOs are not entitled to any additional equity awards in connection with a potential termination.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 69

[2]
Involuntary terminations without cause include involuntary terminations due to redundancies and involuntary terminations without alternative employment. For "Severance and other", amounts shown represent severance under the Firm’s broad-based U.S. Severance Pay Plan, or the U.K. Discretionary Redundancy Policy in the case of Ms. Lake and Mr. Pinto. Base salary greater than $400,000 per year, or £275,000 in the case of Ms. Lake and Mr. Pinto, is disregarded for purposes of determining severance amounts. The rate used to convert Ms. Lake’s and Mr. Pinto’s eligible severance to U.S. dollars was the blended spot rate for the month of December 2016, which was $1.26103 U.S. dollars per pound sterling.

[3]
Vesting restrictions on stock awards and performance share unit awards (and for Mr. Pinto, “Other deferred awards”) lapse immediately upon death. In the case of disability, stock awards continue to vest pursuant to their original vesting schedule. In the case of death or disability, option and SAR awards may be exercised for a specified period to the extent then exercisable or become exercisable during such exercise period.

[4]
For employees in good standing who have resigned and have met “full-career eligibility” or other acceptable criteria, awards continue to vest over time on their original schedule, provided that the employees, for the remainder of the vesting period, do not perform services for a financial services company or work in their profession (whether or not for a financial services company); provided that employees may work for a government, education or not-for-profit organization. The awards shown represent RSUs and PSUs that would continue to vest and SARs that would become and remain exercisable through an accelerated expiration date because the Named Executive Officers, other than Mr. Zames, have met the full-career eligibility criteria. The awards are subject to continuing post-employment obligations to the Firm during this period. In the case of Mr. Zames, the awards shown, representing RSUs, PSUs and SARs, would not continue to vest because he has not met the “full-career eligibility” criteria.

[5]
Under the terms of the Government Office provisions, Named Executive Officers would be eligible to receive the full value of their stock award should they resign to accept a government office only if government ethics or conflicts of interest laws required divestiture of unvested equity awards and did not allow continued vesting; otherwise their awards would continue to vest over time on their original schedule.

[6]
Represents the value of PSUs granted on January 19, 2016, assuming: (a) maximum payout related to 2016 performance year; (b) target payout related to 2017 and 2018 performance year; and (c) accumulated reinvested dividend equivalent shares as of December 31, 2016.

[7]
Amounts shown represent balances as of December 31, 2016, under the mandatory deferral of cash bonus applicable to Mr. Pinto. For employees in good standing who have resigned and have met “full-career eligibility” or other acceptable criteria, mandatory cash deferral awards continue to vest over time on their original schedule; such awards would continue to vest because Mr. Pinto has met the “full-career eligibility” criteria. The mandatory cash deferral awards are subject to continuing post-employment obligations to the Firm during this period.

70 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Security ownership of directors and executive officers
Our share retention policies require share ownership for directors and executive officers, as described on pages 30 and 56, respectively, of this proxy statement.
The following table shows the number of shares of common stock and common stock equivalents beneficially owned by each director, the current executive officers named in the Summary Compensation Table, and all directors and executive officers as a group as of February 28, 2017. Shares beneficially owned include shares that could have been acquired within 60 days after that date through the exercise of stock options, SARs or warrants, and additional underlying stock units as described in Note 2 to the table. Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to shares owned. The number of shares beneficially owned, as defined by Rule 13d-3 under the Securities Exchange Act of 1934 — as of February 28, 2017, by all directors and executive officers as a group and by each director and named executive officer individually — is less than 1% of our outstanding common stock.

SECURITY OWNERSHIP
	Beneficial ownership
Name	Common Stock (#)[1]	Options/SARs/Warrants exercisable within 60 days (#)	Total beneficial ownership (#)	Additional underlying stock units (#)[2]	Total (#)
Linda B. Bammann	65,986	0	65,986	15,482	81,468
James A. Bell	135	0	135	25,032	25,167
Crandall C. Bowles	6,280	0	6,280	80,351	86,631
Stephen B. Burke	32,107	0	32,107	97,944	130,051
Todd A. Combs	16	22,725	22,741	2,967	25,708
James S. Crown [3]	12,623,037	0	12,623,037	167,922	12,790,959
James Dimon [4]	6,856,729	3,493,369	10,350,098	729,645	11,079,743
Mary Callahan Erdoes	326,878	543,129	870,007	397,774	1,267,781
Timothy P. Flynn	10,000	0	10,000	28,817	38,817
Laban P. Jackson, Jr.	30,863	1,346	32,209	142,995	175,204
Marianne Lake	44,711	340,965	385,676	242,227	627,903
Michael A. Neal	9,050	0	9,050	20,063	29,113
Daniel Pinto	368,991	325,797	694,788	418,384	1,113,172
Lee R. Raymond [5]	1,850	0	1,850	223,861	225,711
William C. Weldon	1,200	0	1,200	88,179	89,379
Matthew Zames	332,424	0	332,424	405,771	738,195
All directors and current executive officers as a group (21 persons) [3,5]	21,422,140	5,765,575	27,187,715	4,123,123	31,310,838

[1]
Shares owned outright, except as otherwise noted. Directors agree to retain all shares of common stock of JPMorgan Chase purchased on the open market or received pursuant to their service as a Board member for as long as they serve on the Board.

[2]
Amounts include for directors and executive officers, shares or deferred stock units, receipt of which has been deferred under deferred compensation plan arrangements. For executive officers, amounts also include unvested RSUs and unvested PSUs (including accumulated reinvested dividend equivalent shares), as well as share equivalents attributable under the JPMorgan Chase 401(k) Savings Plan. The ultimate number of PSUs earned at vesting is formulaically determined, with potential payout value ranging from 0% to 150%. Additional details on the PSU program are provided on page 46 in this proxy statement.

[3]
Includes 149,131 shares Mr. Crown owns individually; 26,330 shares owned by Mr. Crown’s spouse; and 38,140 shares held in trusts for the benefit of his children. None of such shares are pledged or held in margin accounts.

Also includes 12,409,436 shares owned by entities as to which Mr. Crown disclaims beneficial ownership, except to the extent of his pecuniary interest therein. Of such shares (and for all directors and current executive officers as a group) 11,744,131 shares may be pledged or held by brokers in margin loan accounts, whether or not there are loans outstanding.

[4]	Includes 115,800 shares owned by entities as to which Mr. Dimon disclaims beneficial ownership, except to the extent of his pecuniary interest therein.

[5]
As of February 28, 2017, Mr. Raymond held 2,000 depositary shares, each representing a one-tenth interest in a share of JPMorgan Chase’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I (“Series I Preferred”). All directors and current executive officers as a group own 2,000 depositary shares of Series I Preferred.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 71

Pursuant to SEC filings, the companies included in the table below were the beneficial owners of more than 5% of our outstanding common stock as of December 31, 2016.

Name of beneficial owner	Address of beneficial owner	Common stock owned (#)	Percent owned (%)
The Vanguard Group[1]	100 Vanguard Blvd. Malvern, PA 19355	237,846,805	6.6
BlackRock, Inc.[2]	55 East 52nd Street New York, NY 10055	236,398,832	6.6

[1]
The Vanguard Group owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to the Schedule 13G dated February 10, 2017, filed with the SEC, in the aggregate, Vanguard and the affiliated entities included in the Schedule 13G (“Vanguard”) have sole dispositive power over 231,558,388 shares, shared dispositive power over 6,288,417 shares, sole voting power over 5,666,568 shares, and shared voting power over 671,098 shares of our common stock.

[2]
BlackRock, Inc. owns the above holdings in its capacity as a parent holding company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G dated January 24, 2017, filed with the SEC, in the aggregate, BlackRock and the affiliated entities included in the Schedule 13G (“BlackRock”) have sole dispositive power over 236,329,452 shares, sole voting power over 204,240,295 shares and shared voting and dispositive power over 69,380 shares of our common stock.

72 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Additional information about our directors and executive officers

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers filed reports with the SEC indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, any changes in their ownership of our equity securities. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. We have reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that during 2016, each of our directors and executive officers has complied with applicable reporting requirements for transactions in our equity securities.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PERSONS TRANSACTIONS

The Firm has adopted a written Transactions with Related Persons Policy (“Policy”), which sets forth the Firm’s policies and procedures for reviewing and approving transactions with related persons — basically its directors, executive officers, 5% shareholders, and their immediate family members. The transactions covered by the Policy include any financial transaction, arrangement or relationship in which the Firm is a participant, the related person has or will have a direct or indirect material interest, and the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year.
After becoming aware of any transaction which may be subject to the Policy, the related person is required to report all relevant facts with respect to the transaction to the General Counsel of the Firm. Upon determination by the General Counsel that a transaction requires review under the Policy, the material facts respecting the transaction and the related person’s interest in the transaction are provided to the Governance Committee. The transaction is then reviewed by the disinterested members of the Governance Committee, which then determines whether approval or ratification of the transaction shall be granted. In reviewing a transaction, the Governance Committee considers facts and circumstances that it deems relevant to its determination. Material facts may include management’s assessment of the commercial reasonableness of the transaction; the materiality of the related person’s direct or indirect interest in the transaction; whether the transaction may involve an actual, or the appearance of, a conflict of interest; and, if the transaction involves a director, the impact of the transaction on the director’s independence.
Certain types of transactions are pre-approved in accordance with the terms of the Policy. These include transactions in the ordinary course of business involving financial products and services provided by, or to, the Firm, including loans, provided such transactions are in compliance with the Sarbanes-Oxley Act of 2002, Federal Reserve Board Regulation O and other applicable laws and regulations.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS

Our directors and executive officers, and some of their immediate family members and affiliated entities, and BlackRock and Vanguard, beneficial owners of more than 5% of our outstanding common stock, were customers of, or had transactions with, JPMorgan Chase or our banking or other subsidiaries in the ordinary course of business during 2016. Additional transactions may be expected to take place in the future. Any outstanding loans to directors, executive officers, and their immediate family members and affiliated entities, and to BlackRock and Vanguard, and any transactions involving other financial products and services, such as banking, brokerage, investment, investment banking, and financial advisory products and services, provided by the Firm to such persons and entities were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons and entities not related to the Firm, and did not involve more than the normal risk of collectibility or present other unfavorable features.
The fiduciary committees for the JPMorgan Chase Retirement Plan and for the JPMorgan Chase 401(k) Savings Plan (each a “Plan”) entered into agreements with BlackRock giving it discretionary authority to manage certain assets on behalf of each Plan. Pursuant

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 73

to these agreements, fees of approximately $5.9 million were paid by the Plans to BlackRock in 2016. Subsidiaries of the Firm have subscribed to information services provided by BlackRock, including select market data, analytics and modeling, and paid BlackRock approximately $500,000 in 2016 for the services.  Separately in 2016, JP Morgan integrated with BlackRock’s Aladdin® platform to provide a more seamless experience to our clients, and paid BlackRock approximately $1.5 million in 2016 for integration services.
Certain J.P. Morgan mutual funds and subsidiaries entered into a sub-transfer agency agreement with Vanguard and paid Vanguard approximately $550,000 in 2016 for services rendered, primarily accounting, recordkeeping and administrative services.
Mr. Dimon, a director and executive officer of the Firm, and John Donnelly, an executive officer of the Firm, have family members who are or were employed by the Firm; the family members are provided compensation and benefits in accordance with the Firm’s employment and compensation practices applicable to employees holding comparable positions. These family members did not share a household with the related director or executive officer and were not executive officers of the Firm during 2016. Mr. Donnelly’s son has been employed by the Firm since 2010, currently as an associate in the Corporate & Investment Bank, and for 2016, received compensation of $235,000, including annual salary and incentive awards. Mr. Dimon’s father was employed by the Firm as a broker from 2009 until his death in June 2016. For 2016, he received compensation of $219,179, including annual salary and commissions with payments after his death being made to his estate, of which Mr. Dimon is executor.

COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation & Management Development Committee are listed on page 61 of this proxy statement. No member of the CMDC is or ever was a JPMorgan Chase officer or employee. No JPMorgan Chase executive officer is, or was during 2016, a member of the board of directors or compensation committee (or other committee serving an equivalent function) of another company that has, or had during 2016, an executive officer serving as a member of our Board or CMDC. All of the members of the CMDC, and/or some of their immediate family members and affiliated entities, were customers of or had transactions with JPMorgan Chase or our banking or other subsidiaries in the ordinary course of business during 2016. Additional transactions may be expected to take place in the future. Any outstanding loans to the directors and their immediate family members and affiliated entities, and any transactions involving other financial products and services, such as banking, brokerage, investment, investment banking and financial advisory products and services, provided by the Firm to such persons and entities were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons and entities not related to the Firm, and did not involve more than the normal risk of collectibility or present other unfavorable features.

74 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Proposal 3:
Ratification of independent registered
public accounting firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Firm’s independent registered public accounting firm to audit the Consolidated Financial Statements of JPMorgan Chase and its subsidiaries for the year ending December 31, 2017.

✓	RECOMMENDATION: Vote FOR ratification of PwC

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 75

Proposal 3 — Ratification of independent registered public accounting firm

EXECUTIVE SUMMARY

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Firm’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Firm’s independent registered public accounting firm to audit the Consolidated Financial Statements of JPMorgan Chase and its subsidiaries for the year ending December 31, 2017. A resolution will be presented at the meeting to ratify PwC’s appointment. If the shareholders do not ratify the appointment of PwC, the Audit Committee will consider other independent registered public accounting firms.
In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years of service an individual partner may provide audit service to our Firm. The lead audit partner may provide service to our Firm for a maximum of five consecutive years. Commencing with the 2016 audit, a new lead audit partner was designated for the Firm and is expected to serve in this capacity through the end of the 2020 audit. The Audit Committee was directly involved in the selection of the new lead audit partner.
As stated in the Audit Committee report on pages 78–79, the members of the Audit Committee and the Board believe that continued retention of PwC as the Firm’s independent external auditor is in the best interests of JPMorgan Chase and its shareholders.
A member of PwC will be present at the annual meeting, and will have the opportunity to make a statement and respond to appropriate questions from shareholders.

✓	The Board of Directors recommends that shareholders vote FOR ratification of PwC as the Firm’s independent registered public accounting firm for 2017.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The Audit Committee is responsible for the audit fee negotiations associated with the Firm’s retention of PwC.
Aggregate fees for professional services rendered by PwC for JPMorgan Chase for the years ended December 31, 2016 and 2015, were:

($ in millions)	2016	2015
Audit[1]	$64.0	$64.3
Audit-related	25.3	24.4
Tax	3.0	4.8
All other	—	—
Total[1]	$92.3	$93.5

1.	Audit fees for 2015 have been adjusted to conform with the 2016 presentation.
Excluded from 2016 and 2015 amounts are audit, audit-related and tax fees totaling $28.0 million and $26.2 million, respectively, paid to PwC by private equity funds, commingled trust funds and special purpose vehicles that are managed or advised by subsidiaries of JPMorgan Chase but are not consolidated with the Firm.
Audit fees
Audit fees for the years ended December 31, 2016 and 2015, were $42.0 million and $43.0 million, respectively, for the annual audit and quarterly reviews of the Consolidated Financial Statements and for the annual audit of the Firm’s internal control over financial reporting; and $22.0 million and $21.3 million, respectively, for services related to statutory/subsidiary audits, attestation reports required by statute or regulation, and comfort letters and consents related to SEC filings and other similar filings with international authorities.
Audit-related fees
Audit-related fees comprise assurance and related services that are traditionally performed by the independent registered public accounting firm. These services include attestation and agreed-upon procedures which address accounting, reporting and control matters. These services are normally provided in connection with the recurring audit engagement.
Tax fees
Tax fees for 2016 and 2015 were $2.7 million and $3.7 million, respectively, for tax compliance and tax return preparation services, and $0.3 million and $1.1 million, respectively, for other tax services.

76 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

AUDIT COMMITTEE APPROVAL POLICIES AND PROCEDURES

It is JPMorgan Chase’s policy not to use PwC for any service other than for audit, audit-related and tax services.
All services performed by PwC in 2016 and 2015 were approved by the Audit Committee. The Audit Committee has adopted pre-approval procedures for services provided by PwC. These procedures require that the terms and fees for the annual audit service engagement be approved by the Audit Committee. For audit, audit-related and tax services, the Audit Committee annually reviews and pre-approves a list of specified services and the costs estimated to be incurred with respect to the provision of such services. All requests for PwC audit, audit-related and tax services must be submitted to the Firm’s Corporate Controller to determine if such services are included within the list of services that have received Audit Committee pre-approval. All requests for audit, audit-related and tax services that have not been pre-approved by the Audit Committee and all fee amounts in excess of the pre-approved estimated cost amounts must be specifically approved by the Audit Committee. In addition, all requests for audit, audit-related and tax services in excess of $250,000, irrespective of whether they are on the pre-approved list, require specific approval by the Chairman of the Audit Committee. JPMorgan Chase’s pre-approval policy does not provide for a de minimis exception under which the requirement for pre-approval may be waived.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 77

Audit Committee report
Four non-management directors comprise the Audit Committee of the Board of Directors of JPMorgan Chase. The Board has determined that each member of our committee has no material relationship with the Firm under the Board’s director independence standards and that each is independent under the listing standards of the New York Stock Exchange (“NYSE”), where the Firm’s securities are listed, and under the U.S. Securities and Exchange Commission’s (“SEC”) standards relating to the independence of audit committees. The Board has also determined that each member is financially literate and is an audit committee financial expert as defined by the SEC.
Charter
The Audit Committee operates under a written charter adopted by the Board, which is available on our website at jpmorganchase.com/audit-charter, under the heading “Audit Committee” located under Board Committees, which is in the Governance section of the About Us tab. We annually review our charter and our practices. We have determined that our charter and practices are consistent with the listing standards of the NYSE and the provisions of the Sarbanes-Oxley Act of 2002. The purpose of the Audit Committee is to assist the Board in its oversight of:

•	the independent registered public accounting firm’s qualifications and independence

•	the performance of the internal audit function and the independent registered public accounting firm, and

•
management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to safeguard the assets and income of the Firm; assure the integrity of the Firm’s financial statements; and maintain compliance with the Firm’s ethical standards, policies, plans and procedures, and with laws and regulations

Audit communications and fees
We discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, including PwC’s overall audit scope and audit approach as set forth in the terms of their engagement letter; PwC’s overall audit strategy for significant audit risks identified by them; and the nature and extent of the specialized skills necessary to perform the planned audit. We have established procedures to receive and track the handling of issues regarding accounting and reporting, internal control and auditing matters. In addition, we monitor the audit, audit-related and tax services provided by PwC.
Details of the fees paid to PwC for its services, as well as the Audit Committee’s “pre-approval policy” for such fees, can be found on pages 76–77 of this proxy statement.
Assessment of PwC
The Audit Committee annually reviews PwC’s qualifications, performance and independence in connection with its determination as to whether to retain PwC. In conducting our review we considered, among other things:

•	the professional qualifications of PwC, and that of the lead audit partner and other key engagement partners;

•	PwC’s historical and current performance on the Firm’s audit, including the extent and quality of PwC’s communications with the Audit Committee and the Firm’s management;

•	an analysis of PwC’s known legal risks and significant proceedings that may impair PwC’s ability to perform the Firm’s annual audit;

•	data relating to audit quality and performance, including recent PCAOB reports on PwC and its global network of firms, and the results of peer review and self-review examinations;

•	the appropriateness of PwC’s fees, both on an absolute basis and as compared with fees paid by certain peer banking firms;

•	PwC’s independence policies and its processes for maintaining its independence;

•
PwC’s tenure as the Firm’s independent auditor and the depth of its understanding of the Firm’s global businesses, operations and systems, and U.S. GAAP and U.S. regulatory policies and practices, including the potential effect on the financial statements of the major risks and exposures facing the Firm, and internal control over financial reporting;

•	PwC’s demonstrated professional skepticism and objectivity, including the fresh perspectives brought through the periodic required rotation of the lead

78 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

audit partner, the quality review partner and other additional partners who play a significant role in the audit engagement;

•
PwC’s capability, expertise and the efficiency in which it handles the breadth and complexity of the Firm’s global operations, including the expertise and capability of PwC’s lead audit partner for the Firm; and

•	the advisability and potential impact of selecting a different independent public accounting firm.
PwC provided us the written disclosures and the letter required by PCAOB’s Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and we discussed and confirmed with PwC their independence.
As a result of this evaluation, we believe PwC has the capability to provide the necessary expertise, independence and professional skepticism to audit the Firm’s businesses on a global basis, and we approved the appointment of PwC as JPMorgan Chase’s independent registered public accounting firm for 2017, subject to shareholder ratification.
Management is responsible for the Firm’s internal control over financial reporting, the financial reporting process and JPMorgan Chase’s Consolidated Financial Statements. PwC is responsible for performing an independent audit of JPMorgan Chase’s Consolidated Financial Statements and of the effectiveness of internal control over financial reporting in accordance with auditing standards promulgated by the PCAOB. The Firm’s Internal Audit function, under the direction of the General Auditor, is independent of the Firm’s businesses and the Independent Risk Management function. Internal Audit reports directly to the Audit Committee (and administratively to the CEO) and is responsible for preparing an annual audit plan and conducting internal audits intended to test and evaluate the Firm’s governance, risk management, and internal control processes. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing; as noted above, the Audit Committee’s responsibility is to monitor and oversee these processes.
We regularly meet and hold discussions with the Firm’s management, internal auditors and with PwC, as well as private sessions with the General Auditor and with PwC without members of management present.

Management represented to us that JPMorgan Chase’s Consolidated Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). We reviewed and discussed JPMorgan Chase’s Consolidated Financial Statements with management, the General Auditor and PwC. We also discussed with PwC the quality of the Firm’s accounting principles, the reasonableness of critical accounting estimates and judgments, and the disclosures in JPMorgan Chase’s Consolidated Financial Statements, including disclosures relating to significant accounting policies. We rely, without independent verification, on the information provided to us and on the representations made by management, internal auditors and the independent auditor. Based on our review of the reports given to us by PwC and on our discussions with the Firm’s management, internal auditors and PwC, as well as their respective representations to us, we recommended to the Board, and the Board approved, inclusion of the audited Consolidated Financial Statements in JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.
Dated as of March 20, 2017
Audit Committee
James A. Bell (Chair)
Crandall C. Bowles
Timothy P. Flynn
Laban P. Jackson, Jr.

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Proposal 4:
Advisory vote on frequency of advisory resolution to approve executive compensation

Approve the frequency for approval of the advisory resolution to approve executive compensation.

✓	RECOMMENDATION: The Board recommends that shareholders select “One Year” when voting on the frequency of advisory resolution to approve executive compensation.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 81

Proposal 4 — Advisory vote on frequency of advisory resolution to approve executive compensation

ADVISORY RESOLUTION

As required by Section 14A of the Securities Exchange Act, this proposal provides shareholders with the opportunity to vote on how frequently they would like to cast an advisory vote on the compensation of our named executive officers.
We currently include an advisory vote on executive compensation on an annual basis. Providing an annual advisory vote on executive compensation gives all shareholders an opportunity to provide timely input to management and the Board.
Shareholders may indicate whether they would prefer an advisory vote every one, two, or three years, or whether they wish to abstain.
Shareholders are not voting to approve or disapprove the Board’s recommendation. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Board will take into account the outcome of the vote when making future decisions on the frequency of advisory votes on executive compensation.
The next shareholder advisory vote on the frequency of the advisory vote on executive compensation will be no later than 2023.

✓	The Board recommends that shareholders select “One Year” when voting on the frequency of advisory resolution to approve executive compensation.

82 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Shareholder proposals1

1 The names, addresses and beneficial holdings of the proponents and any co-sponsors to a proposal are available upon request by writing to the Secretary at the address listed on page 99 of this proxy statement.

PROPOSAL 5:
Independent board chairman	84

PROPOSAL 6:
Vesting for government service	86

PROPOSAL 7:
Clawback amendment	88

PROPOSAL 8:
Gender pay equity	90

PROPOSAL 9:
How votes are counted	93

PROPOSAL 10:
Special shareowner meetings	95

✗	RECOMMENDATION: Vote AGAINST shareholder proposals, if presented

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 83

Proposal 5
Independent board chairman
John Chevedden, the holder of shares of our common stock with a market value in excess of $2,000, has advised us that he intends to introduce the following resolution:
Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.
Senator David Vitter of the Senate Banking Committee said that Well Fargo was too big to fail and too big to manage. I believe that JPM is too big to be managed by one person and hence this proposal.
According to Institutional Shareholder Services 53% of the Standard & Poors 1,500 firms separate these 2 positions — “2015 Board Practices,” April 12, 2015. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.
It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.
A board of directors is less likely to provide rigorous independent oversight of management if the Chairman is also the CEO, as is the case with our Company. Having a board chairman who is independent of management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.
According to the Millstein Center for Corporate Governance and Performance (Yale School of

Management), “The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.”
A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors.
An independent director serving as chairman can help ensure the functioning of an effective board.
Please vote to enhance shareholder value:
Independent Board Chairman — Proposal 5

BOARD RESPONSE TO PROPOSAL 5

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

 • The Board of Directors has a fiduciary duty to act as it believes to be in the best interests of the Firm and its shareholders, and should retain the flexibility to determine the leadership structure that will best serve those interests.

 • Pursuant to the Firm's Corporate Governance Principles, the Board annually reviews its leadership structure and has determined that the Board’s structure provides the independent leadership and management oversight sought by the proposal.

• The Board regularly seeks and considers feedback from shareholders on the Firm’s leadership structure.
• The Board’s belief in the importance of retaining the flexibility to determine the best leadership structure is consistent with the policies and practices at other large companies.
The Board believes its responsibility to shareholders requires that it retain the flexibility to determine the

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best leadership structure for any particular set of circumstances and personnel. The adoption of a policy requiring in all circumstances that the Chairman of the Board be an independent director could limit the Board’s ability to choose the person best suited for the role at a particular time. As explained on page 18, the Board regularly reviews its leadership structure. The Firm’s Corporate Governance Principles also provide that the Board annually, and in connection with succession planning and the selection of a new CEO, review and determine whether the role of Chairman should be a non-executive position or combined with that of the CEO.
Early in 2017, the Board reviewed its leadership structure and determined that, at the present time, Mr. Dimon’s combined role as Chairman and CEO provides the Firm and the Board with strong leadership and continuity of expertise in the Firm’s business and corporate governance matters. Together, our Lead Independent Director and Mr. Dimon continue to provide appropriate leadership and oversight of the Firm and facilitate effective functioning of both the Board and management.
Pursuant to the Firm’s Corporate Governance Principles, when the positions of Chairman and CEO are held by one individual, the independent directors annually appoint an independent director to serve as Lead Independent Director. The Lead Independent Director has significant authority and responsibilities with respect to the operation of the Board that serve to protect shareholders’ interests by promoting strong management oversight and accountability. Additional information concerning the Lead Independent Director role at the Firm is available under the heading “Board Structure and Responsibilities” on page 18 of this proxy statement.
The Board recognizes the importance of the Firm’s leadership structure to our shareholders and regularly receives feedback on the topic through direct engagement with shareholders and information gained from the Firm’s outreach program (see “Shareholders” on page 26 of this proxy statement). Many of our shareholders have expressed the opinion that there is no “one size fits all” solution and that the Board’s fiduciary responsibility is best fulfilled by retaining the flexibility to choose the most effective leadership structure for the particular set of facts facing the Firm at any point in time. A majority of our shareholders have repeatedly voted against proposals that would mandate the Firm’s leadership structure and eliminate Board discretion.
According to Shearman & Sterling’s 2016 Corporate Governance & Executive Compensation Survey, of the top 100 U.S. public companies, 76 give the board flexibility to separate or combine the CEO and chair roles depending on which leadership structure is in the company’s best interest at the time, and 24 have policies dictating the leadership structure. Among CEOs of the top 100 companies, 63 serve as chair of the board and 37 do not serve as chair. At the 37 companies where the Chair and CEO positions are not combined, 13 chairs are not independent.
These statistics support the Board’s strongly held view that a Board can conclude it is in the best interest of shareholders to maintain flexibility. The Board has concluded that it should retain the responsibility to determine the Board leadership structure that will best serve the interests of the Firm and its shareholders.

✗	The Board of Directors recommends a vote AGAINST this proposal.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 85

Proposal 6
Vesting for government service
AFL-CIO Reserve Fund, the holder of 2,132 shares of our common stock, has advised us that it intends to introduce the following resolution:
RESOLVED: Shareholders of JPMorgan Chase & Co. (the “Company”) request that the Board of Directors adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service (a “Government Service Golden Parachute”).
For purposes of this resolution, “equity-based awards” include stock options, restricted stock and other stock awards granted under an equity incentive plan. “Government service” includes employment with any U.S. federal, state or local government, any supranational or international organization, any self-regulatory organization, or any agency or instrumentality of any such government or organization, or any electoral campaign for public office.
This policy shall be implemented so as not to violate existing contractual obligations or the terms of any compensation or benefit plan currently in existence on the date this proposal is adopted, and it shall apply only to equity awards or plan amendments that shareholders approve after the date of the 2017 annual meeting.
SUPPORTING STATEMENT:
Our Company provides its senior executives with vesting of equity-based awards after their voluntary resignation of employment to pursue a career in government service. In other words, our Company gives a “golden parachute” for entering government service. For example, Chief Operating Officer Matthew Zames was entitled to $29.1 million in unvested equity awards if he had resigned to enter government service on December 31, 2015.
At most companies, equity-based awards vest over a period of time to compensate executives for their labor during the commensurate period. If an executive voluntarily resigns before the vesting criteria are satisfied, unvested awards are usually forfeited. While government service is commendable, we question the practice of providing Government Service Golden Parachutes to senior executives.

The vesting of equity-based awards over a period of time is a powerful tool for companies to attract and retain talented employees. But contrary to this goal, our Company provides for the vesting of equity awards to executives if they voluntarily resign from the Company to enter into government service and have not yet met the Company’s “full-career eligibility” criteria for continued vesting of equity awards.
Last year in its opposition statement to this resolution, the Company stated that “While we do not want to lose these employees, we also do not want to penalize them for pursuing public service.” However, in our view, the vesting of equity awards that would otherwise be forfeited after a voluntary termination is a windfall payment, not a form of deferred compensation for previous service.
We believe that compensation plans should align the interests of senior executives with the long-term interests of the Company. We oppose compensation plans that provide windfalls to executives that are unrelated to their performance. For these reasons, we question how our Company benefits from providing Government Service Golden Parachutes. Surely our Company does not expect to receive favorable treatment from its former executives?

BOARD RESPONSE TO PROPOSAL 6

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

• Our Government Office distribution provisions do not create a windfall. There is no additional reward for entering government service.
• The Government Office terms of our equity plan are the same for all participants.
• Our Government Office compensation provisions are intended to help us attract talented and dedicated people.
• We have already enhanced our proxy disclosure about the Government Office provisions in response to shareholder feedback.
Our Government Office distribution provisions do not provide employees with any additional reward for leaving the Firm to enter government service. All

86 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

employees who are Full-Career Eligible (“FCE”) are entitled to continued vesting of their outstanding awards in accordance with their terms whether they leave the Firm to enter government service or otherwise. The Government Office provisions apply only to those employees who are not FCE, enabling them, under specified conditions, to keep deferred equity compensation already awarded in connection with past service to the Firm. Any such employee would remain subject to the applicable terms of the award agreement as if the award had remained outstanding for the duration of the original vesting period, including rigorous clawback provisions and post-employment obligations. Acceleration of awards granted in connection with past service to the Firm may occur only if government ethics or conflicts of interest laws require divestiture of unvested equity. Any awards accelerated under these provisions would also be subject to rigorous clawback provisions and post-employment obligations.
JPMorgan Chase senior executives participate in a broad-based equity plan. Thousands of the Firm’s employees receive equity compensation awards in a given year. The same Government Office provisions apply to all employees who receive equity awards and provide no special benefit to senior executives.
The Firm continues to believe that public service is a high calling and important to the communities that we serve. The Government Office provisions of our compensation program demonstrate the Firm’s support for public service. Our compensation program shows respect for those choosing to enter public service and is intended to enable us to hire the best and brightest employees, which is clearly in the best interests of shareholders and the Firm. While we do not want to lose these employees, we also believe that they should not be impeded from pursuing public service.

The terms of the Firm’s senior executive equity plan are disclosed in public SEC filings and apply equally to all employees. We have provided details in Table III of the Executive Compensation Tables (see page 64 of this proxy statement), which reports the value of unvested equity awards, and Table VII (see page 68 of this proxy statement), which reports the value of equity awards payable upon resignation. Through our shareholder engagement program, shareholders indicated they would like more information about our Government Office provisions. Further information is provided on page 68 of this proxy statement under the heading Government Office provisions.

✗	The Board of Directors recommends a vote AGAINST this proposal.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 87

Proposal 7
Clawback amendment
John Chevedden, as agent for Kenneth Steiner, the holder of shares of our common stock with a market value in excess of $2,000, has advised us that he intends to introduce the following resolution:
RESOLVED, shareholders urge our Board of Directors to amend the General Clawback policy to provide that a substantial portion of annual total compensation of Executive Officers, identified by the board, shall be deferred and be forfeited in part or in whole, at the discretion of Board, to help satisfy any monetary penalty associated with any violation of law regardless of any determined responsibility by any individual officer; and that this annual deferred compensation be paid to the officers no sooner than 10 years after the absence of any monetary penalty; and that any forfeiture and relevant circumstances be reported to shareholders. These amendments should operate prospectively and be implemented in a way that does not violate any contract, compensation plan, law or regulation.
President William Dudley of the New York Federal Reserve outlined the utility of what he called a performance bond. “In the case of a large fine, the senior management ... would forfeit their performance bond.... Each individual’s ability to realize their deferred debt compensation would depend not only on their own behavior, but also on the behavior of their colleagues. This would create a strong incentive for individuals to monitor the actions of their colleagues, and to call attention to any issues.... Importantly, individuals would not be able to “opt out” of the firm as a way of escaping the problem. If a person knew that something is amiss and decided to leave the firm, their deferred debt compensation would still be at risk.”
The statute of limitations under the FIRREA is 10 years, meaning that annual deferral period should be 10 years.
Please vote to protect shareholder value:
Clawback Amendment — Proposal 7

BOARD RESPONSE TO PROPOSAL 7

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

• Our long-standing clawback provisions, which include reduction, cancellation and recovery, are broader and more flexible than the proposed amendment – and they work.
• Strong ownership and retention requirements further strengthen the connection between executives and shareholders.
• Risk and control issues (including settlement payments and fines) are integrated into our compensation framework.
• The proposed amendment is overly prescriptive and would put JPMorgan Chase at a significant competitive disadvantage in attracting and retaining talent.
We maintain comprehensive recovery provisions that serve to hold executives accountable, when appropriate, for significant actions or matters that negatively affect business performance in current or future years. The proposed policy is limited to the deferral or forfeiture of compensation to satisfy a monetary penalty that is imposed for a violation of law and does not contemplate recovery of compensation once it has been paid.
Policies and procedures that enable us to take prompt and proportionate actions to hold accountable individuals responsible include:

1.	Reduction of annual incentive compensation (in full or in part);

2.	Cancellation of unvested awards (in full or in part);

3.	Recovery of previously paid compensation (cash and/or vested equity); and

4.	Taking appropriate employment actions (e.g., termination of employment, demotion, negative rating).

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The precise actions we take are based on the nature of involvement, the magnitude of the event and the impact on the Firm.
In addition, clawback/recoupment provisions on both cash incentives and equity awards enable us to reduce or cancel unvested awards and recover previously paid compensation in certain situations. Clawbacks can be triggered by restatements, misconduct, performance-related and/or risk-related concerns, and may cover both vested and unvested awards.
We have a history of invoking these clawback provisions to recover compensation and, where warranted, have publicly disclosed the details of such actions. In 2015, our Board adopted a policy requiring public disclosure in the event the Firm recoups any incentive compensation from members of the Operating Committee or the Firm’s Controller. Our clawback provisions and clawback disclosure policy are described in detail beginning on page 59 of this proxy statement.
The majority of NEO variable compensation is in the form of JPMorgan Chase equity, and is subject to holding periods prior to vesting. Under the PSU program introduced last year, PSU awards vest after three years but are subject to an additional two-year holding period. In addition, members of the Operating Committee, including our NEOs, are subject to specific share ownership requirements. These provisions incentivize performance, facilitate clawbacks where warranted, and enhance alignment between the interests of our NEOs and Operating Committee members and those of our shareholders. A detailed description of our ownership guidelines and retention requirements is on page 56 of this proxy statement.
To encourage a culture of risk awareness and personal accountability, we approach our incentive compensation arrangements through an integrated risk, finance, performance management and compensation framework applied at the Firm, regional, and line of business/corporate levels. The Firm also conducts quarterly control forums to discuss material risk and control issues (including settlement payments and fines) that may result in a compensation pool or individual compensation impact. Significant governmental and regulatory actions ordinarily have a negative impact on relevant incentive compensation pools insofar as the determination of such pools, while not formulaic, involves consideration of risk and control issues (including settlement payments and fines), in addition to other performance considerations such as financial performance. A detailed description of our risk review process is provided under the heading “How do we address risk and control?” on page 57 of this proxy statement.
The proposed policy would impose a monetary penalty, regardless of the responsibility of the individual officer. The policy would impose a 10-year deferral period that would hold officers at risk of excessively punitive action and is not consistent with peer practices. We believe the proposed policy would put the Firm at a competitive disadvantage in recruiting executive talent.

✗	The Board of Directors recommends a vote AGAINST this proposal.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 89

Proposal 8
Gender pay equity
Arjuna Capital, as agent for Rainer Yingling Judd, the holder of 95 shares of our common stock, has advised us that it intends to introduce the following resolution:
Whereas:
The median income for women working full time in the United States is reported to be 79 percent of that of their male counterparts. This 10,800 dollar disparity can add up to nearly half a million dollars over a career. The gap for African America and Latina women is wider at 60 percent and 55 percent respectively. At the current rate, women will not reach pay parity until 2059.
A 2016 Glassdoor study finds an unexplained 6.4 percent gender pay gap in the financial industry after statistical controls, among the highest of industries examined. Data from the Bureau of Labor Statistics reveals female financial advisors faced a 61.3 percent pay gap in 2014, the widest of occupations reviewed.
Women make up over half of entry level positions in finance, yet a 2016 Oliver Wyman study finds it will take until 2048 to reach 30 percent female executive committee representation. Mercer finds female executives are 20 to 30 percent more likely to leave financial services careers than other careers.
At J.P. Morgan Chase, approximately 54.4 percent of our U.S. employees are women, but women account for only 25.8 percent of leadership.
A large body of evidence suggests diversity in leadership leads to better performance. McKinsey & Company states, “the business case for the advancement and promotion of women is compelling” and has found companies with highly diverse executive teams boasted higher returns on equity, earnings performance, and stock price growth. Best practices to address this underleveraged opportunity include “tracking and eliminating gender pay gaps.”
Mercer finds actively managing pay equity “is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation.”

Regulatory risk exists as the Paycheck Fairness Act pends before Congress. The Equal Employment Opportunity Commission has proposed rules requiring wage gap reporting. California, Massachusetts, New York, and Maryland have passed some of the strongest equal pay legislation to date.
The Wall Street Journal reports, “Research attributes salary inequalities to several factors – from outright bias to women failing to ask for raises.” A Harvard University economist concluded the gap stems from women making less in the same jobs. As much as 40 percent of the wage gap may be attributed to discrimination.
S&P 500 companies including Intel, Apple, and eBay have publically reported and committed to gender pay equity.
Resolved: Shareholders request J.P. Morgan prepare a report by October 2017 (omitting proprietary information, prepared at reasonable cost) on the Company’s policies and goals to reduce the gender pay gap.
The gender pay gap is defined as the difference between male and female median earnings expressed as a percentage of male earnings (Organization for Economic Cooperation and Development).
Supporting Statement: A report adequate for investors to assess J.P. Morgan’s strategy and performance would include the percentage pay gap between male and female employees across race and ethnicity, including base, bonus and equity compensation, policies to address that gap, methodology used, and quantitative reduction targets.

90 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

BOARD RESPONSE TO PROPOSAL 8

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

 • Employees are our greatest asset, and we strive to attract talent from the broadest pool to foster innovation, creativity and productivity. We agree with the proponent that creating a diverse, inclusive and fair environment is critical to our success.

• Our commitment to fairness in our workforce and workplace practices also extends to how we compensate our employees, in accordance with our overall pay for performance philosophy.
• We have also established a series of initiatives and programs to help women achieve their career goals and aspirations and remove any barriers that may exist.
• We continue to receive recognition in the market place for our diversity and inclusion practices.
• The supporting statement of the proposal is overly prescriptive in its definition of an “adequate report”.
The Firm deeply values diversity and inclusion. Our Business Principles recognize that building a diverse and inclusive work environment requires effort and perseverance, which is why we make inclusiveness and diversity an integral part of how we manage the Firm. We have well-established processes that have allowed us to successfully recruit, hire, retain, develop and promote the best talent to drive continued growth and sustained value for our clients, customers, employees and shareholders.
We are committed to fairness in compensation practices across all employees. At our Firm, compensation, development and advancement are integrated. We compensate employees commensurate with their job function, individual performance, and experience, independent of gender. It is our goal to align compensation among employees with similar performance, who are in jobs of similar scope and complexity. We have governance and controls in place so that our employees are paid fairly for the work that they do, regardless of who they are. An example is a process that includes verifying the reasonableness of incentive compensation for individuals who have been on parental leave. We also conduct pay equity reviews as part of our compensation routines with a primary focus on fairness, and we will share our programs and updates with the CMDC.
In addition, we invest heavily in the advancement of women and diverse employees. The Firm sponsors many programs, practices and forums – collectively referred to as Business Resource Groups (“BRGs”) – which support and promote our diverse workforce and our culture of inclusion. Some of our BRGs and other programs include:

•	Women’s Interactive Network BRG chapters with over 22,000 women;

•	Our SAGE BRG for administrative professionals;

•	Women on the Move;

•	Maternity Mentors;

•	Increased parental leave;

•	The JPMC ReEntry Program;

•	Lean In Circles;

•	Winning Women on Campus; and

•	Our “30-5-1” Campaign, which is a new initiative to recognize talented women throughout the Firm and celebrate successes.
More information about our BRGs and our diversity and inclusion practices can be found on our website at jpmorganchase.com/peopleculture, under the heading People and Culture, which is under the About Us tab.
Our practices continue to receive external recognition, including:

•	100% rating on the Corporate Equality Index;

•	Perfect score on the Disability Equality Index survey;

•
Named as one of the 50 Best Companies for Diversity by Black Enterprise, Top 50 Employers by Careers & The Disabled magazine, 100 Best Companies by Working Mother, Top 25 Best Companies for Multicultural Women;

•	Diversity Corporation of the Year by the National Business Inclusion Consortium and National Gay & Lesbian Chamber of Commerce;

•	Employer of Choice & Top 3 company in Diversity by HRD Magazine (Singapore);

•	Ranked 3rd in the Stonewall list of the Top 100 Employers for LGBT employees (2017); and

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 91

•	The Helen Keller Achievement award.
Additionally, seven of our senior women were identified by American Banker in the past year as the most powerful women in banking and finance, with another listed under women to watch. In March 2017, we published our Investing in Women Report, which includes additional information on our efforts.  We are proud of these achievements and the hard work of our employees that enable us to receive this recognition.
Collectively, all of these efforts represent our ongoing efforts to create a diverse, inclusive and fair workforce and workplace. We believe the proposed report, as defined in the proponent’s Supporting Statement, is overly prescriptive in its definition of an “adequate report” and would not reflect the extent of our efforts. As such, the proposed report would not provide shareholders with meaningful information. Moreover, the Board believes the proposed report would not enhance the Company’s existing commitment to pay equity and an inclusive culture and would not meaningfully further its goal and efforts in support of workplace diversity.

✗	The Board of Directors recommends a vote AGAINST this proposal.

92 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Proposal 9
How votes are counted
Investor Voice, as agent for Mercy Rome and Equality Network Foundation, each the holder of shares of our common stock with a market value in excess of $2,000, has advised us that they intend to introduce the following resolution:
RESOLVED: JPMorgan Chase & Co. (“JPMorgan”) shareholders ask the Board to take or initiate steps to amend Company governing documents to provide that all non-binding matters presented by shareholders shall be decided by a simple majority of the votes cast FOR and AGAINST an item. This policy would apply to all such matters unless shareholders have approved higher thresholds, or applicable laws or stock exchange regulations dictate otherwise.
SUPPORTING STATEMENT:
This proposal seeks greater transparency, clarity, and understanding around how informed stockholders vote on shareholder proposals. In voting, the meaning of “Abstain” is defined by the Oxford English dictionary as:
To formally decline to vote either FOR or AGAINST a proposal...
A “simple majority” formula, therefore, includes votes cast FOR and AGAINST (but not abstentions). It provides the most democratic, clear, and accurate picture of the intent of shareowners who are both informed and decided, while not including the votes of abstaining voters who, by definition, have declined to express an opinion.
When voters choose to mark ABSTAIN (whether they are confused, disinterested, or lack time to become fully informed), it is apparent that their votes should be regarded as neither FOR nor AGAINST a proposal.
However, JPMorgan unilaterally counts ABSTAIN votes as if AGAINST every shareholder proposal. ‘Notice’ of this policy decision is buried on page 100 of 2016’s 103-page proxy.

•	Is it reasonable for JPMorgan to assert it knows the will of undecided voters (and to artificially construe abstentions in favor of management)?
JPMorgan writes as if its use of the Delaware “default standard” (which includes abstentions) is obligatory. However, Delaware does not mandate this nominal ‘standard’ – it is assigned as a last resort when companies do not proactively choose “simple majority” voting.
Research has demonstrated that the nominal ‘default standard’ systematically disadvantages shareholders: http://bit.ly/Voting-Research_Corporate-Secretary.
How? It does this by:

•	Depressing the appearance of support for stockholder concerns.
The math is simple: When abstaining shareholders decline to express an opinion, but instead are treated as if they voted AGAINST a proposal, the tally is lowered and JPMorgan benefits (because it routinely opposes stockholder proposals).

•	Subverting vote outcomes.
Historically, these practices have allowed companies to describe numerous true majority votes on shareholder proposals as, instead, having ‘failed’.

•	Distorting communication.
Annual meeting votes offer the sole opportunity for most shareholders to communicate with Boards. Counting abstentions as de facto votes AGAINST shareholder proposals, management changes how outcomes are reported and how the public perceives support for stockholder concerns.
In contrast to how shareholder proposals are treated, JPMorgan’s Director Election (where management prefers the appearance of strong support) does not count abstentions. Thus, management and shareholder proposals are not treated “equally” or “identically”; though JPMorgan has complete discretion over such voting inconsistencies.
To avert voting discrepancies like these, the Council of Institutional Investors has declared: “...abstentions should be counted only for purposes of a quorum.”
THEREFORE: Support fairness, accuracy, and good governance at JPMorgan by voting FOR simple majority vote-counting on shareholder proposals.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 93

BOARD RESPONSE TO PROPOSAL 9

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

• Changing the voting procedure would not be in the best interests of shareholders.
• The current voting standard contained in our By-Laws treats shareholder and management proposals equally.
• Counting abstention votes honors the intent of the shareholders.
• Our vote counting methodology is consistent with Delaware law and is followed by the majority of Delaware corporations.
The proponent’s proposal advocates lowering the approval standard for shareholder voting (and therefore making approval easier) by ignoring abstentions in vote tabulation. We believe this would not be in the best interests of our shareholders. It is our view that the proponent of a proposal should be able to persuade a majority of those present and eligible to vote to affirmatively vote for the matter in order for it to be approved regardless whether it is a management proposal or a shareholder proposal. We believe this approach is in the best interest of our shareholders for four primary reasons.
First, our vote counting methods apply identically to shareholder-sponsored and management-sponsored proposals (with the exception of the election of directors). For both, abstentions are treated the same way — they are counted and will have the same effect as a vote against the proposal. For example, the proposal in this proxy statement to approve the advisory resolution on executive compensation (“Say-on-Pay”) is a management-sponsored proposal. Abstention votes will have the same effect as a vote against this proposal, as would be the case if it were a shareholder-sponsored proposal. The vote counting method we use does not favor management proposals over shareholder proposals. They are treated equally.

Second, our vote counting method honors the intent of our shareholders. Shareholders typically have three voting choices for a particular proposal: “for,” “against” and “abstain.” Our proxy statement clearly describes how each of these voting choices will be counted; including that abstentions will be counted as a vote against. To change this could cause confusion for some shareholders because, in some instances, shareholder groups/institutions may publish proxy voting guidelines that call for an “abstain” vote under specified circumstances. The proponent’s proposal would disregard such “abstain” votes, thus potentially disenfranchising those shareholders.
To review our description of vote counting, including the treatment of abstentions, please see “How Votes Are Counted” on page 97 of this proxy statement.
Third, JPMorgan Chase is incorporated in the State of Delaware. As a result, the Delaware General Corporation Law (the “DGCL”) governs the voting standards applicable to actions taken by our shareholders. Our current By-Law on this topic follows the default voting standard under Section 216(2) of the DGCL and we believe is also consistent with the voting standards adopted by the majority of Delaware corporations.
Under our By-Laws, when a quorum is present, the vote of the holders of a majority in voting interest of the shareholders present in person or by proxy and entitled to vote is required to approve any matter brought before the meeting of shareholders, other than the election of directors. Under the DGCL, and the Firm’s By-Laws, shares that abstain constitute shares that are present and entitled to vote. As a result, in the vote tabulation, abstentions are not included in the numerator (because they are not votes “for” the matter) but are included in the denominator as shares entitled to vote. Or, more simply, shares abstaining have the practical effect of being voted “against” the matter under both our current By-Laws and the default voting standard established by the DGCL.
Fourth, a significant majority of our shareholders have repeatedly voted against proposals to change the voting procedure.

✗	The Board of Directors recommends a vote AGAINST this proposal.

94 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Proposal 10
Special shareowner meetings
John Chevedden, as agent for William Steiner, the holder of shares of our common stock with a market value in excess of $2,000, has advised us that he intends to introduce the following resolution:
Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.
Dozens of Fortune 500 companies allow 10% of shares to call a special meeting. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This is important because there could be 15-months or more between annual meetings.
This proposal is more important because GMI Analyst said JPM was involved in regulatory and legal actions that included the payment of $13 billion to resolve charges regarding the overstatement of quality of mortgages to investors, a settlement of charges relating to the manipulations of foreign exchange benchmark rates, the payment of $920 million in fines to settle charges relating to trade losses that were not properly reported to the board in a timely matter, allegations of manipulations of benchmark Libor lending rates, data/privacy breaches, anti-competitive behavior, and improper credit card collection practices.
Key governance issues included that the positions of CEO and Chair are combined and an overextended director serves on a key board committee. Executive pay red flags included significant votes “against” Say on Pay at the 2014 and 2015 annual meetings.
Please vote to enhance shareholder value:
Special Shareowner Meetings – Proposal 10

BOARD RESPONSE TO PROPOSAL 10

The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

• JPMorgan Chase provides for shareholder rights to call a special meeting and act by written consent while protecting the interests of the Firm and all of our shareholders.
• The ownership threshold avoids the waste of corporate resources in addressing narrowly supported interests.
• JPMorgan Chase provides significant opportunities for shareholders to engage with management and the Board.
• The Firm has strong corporate governance standards.
JPMorgan Chase already permits shareholders holding in the aggregate 20% or more of our outstanding shares of common stock to call special meetings, with procedural safeguards designed to protect the best interests of the Firm and all of our shareholders. Shareholders holding the same 20% also have the right to act by written consent under similar procedural safeguards.
To put this in perspective, approximately 425 of the 500 S&P companies have a threshold to call a special meeting that is equal to or higher than that of the Firm, or that do not provide any such rights. In short, the Firm’s shareholders have a right that is equal to or more expansive than that of 85% of S&P 500 companies.
The ownership threshold safeguard seeks to ensure that shareholders who have limited support for the action intended to be proposed do not disadvantage other shareholders by causing the Firm to incur the unnecessary expense or disruption that can be associated with a special meeting.
Directors and senior management meet with our shareholders to communicate our strategy, performance and business practices. We also conduct a twice-annual formal shareholder outreach program,

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 95

covering a wide range of issues with a broad group of shareholders.
For additional information about our shareholder engagement and actions we have taken in response to these discussions, please see page 26 of this proxy statement.
We are committed to strong corporate governance that promotes long-term shareholder value. Our governance policies and practices reflect our high standards of independence, transparency and shareholder rights, as described on pages 18–28 of this proxy.

✗	The Board of Directors recommends a vote AGAINST this proposal.

96 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

General information about the meeting

WHO CAN VOTE

You are entitled to vote if you held shares of JPMorgan Chase common stock on the record date, March 17, 2017. At the close of business on that date, 3,557,858,418 shares of common stock were outstanding and entitled to vote. Each share of JPMorgan Chase common stock has one vote. Your vote is confidential and will not be disclosed to anyone except those recording the vote, or as may be required in accordance with appropriate legal process, or as authorized by you.

VOTING YOUR PROXY

If your common stock is held through a broker, bank, or other nominee (“held in street name”), they will send you voting instructions. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote your shares by using the toll-free telephone number or the Internet voting site listed on the proxy card, or by signing, dating, and mailing the proxy card in the postage-paid envelope that we have provided for you. Specific instructions for using the telephone and Internet voting systems are on the proxy card. Of course, you can always come to the meeting and vote your shares in person. If you plan to attend, please see the admission requirements under “Attending the annual meeting” on page 98 of this proxy statement. Whatever method you select for transmitting your instructions, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

REVOKING YOUR PROXY

If your common stock is held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.
If you hold your shares in your own name as a holder of record and wish to revoke your proxy instructions, you must advise the Secretary of JPMorgan Chase in writing or deliver later dated proxy instructions in writing before the proxies vote your common stock at the meeting, or you may attend the meeting and vote your shares in person. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions to the proxies, we recommend that you revoke or amend your prior instructions in the same way you initially gave them — that is, by telephone, Internet, or in writing. This will facilitate the voting of your shares as you would like them to be voted.

BOARD RECOMMENDATIONS

The Board of Directors recommends that you vote FOR each of the director nominees, FOR the advisory resolution to approve executive compensation, FOR ratification of the appointment of the independent registered public accounting firm, ONE YEAR for the advisory vote on the frequency of advisory resolution to approve executive compensation, and AGAINST each shareholder proposal.

MATTERS TO BE PRESENTED

We are not aware of any matters to be presented other than those described in the proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxies can vote your common stock at the adjournment as well, unless you have revoked your proxy instructions.

HOW VOTES ARE COUNTED

A quorum is required to transact business at our annual meeting. Shareholders holding, as of the record date, shares of common stock constituting a majority of the voting power of the stock of JPMorgan Chase having general voting power present in person or by proxy at the annual meeting shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present (see “Non-discretionary items” on page 98 of this proxy statement).
Voting by record holders — If you hold shares in your own name, you may either vote FOR, AGAINST, or

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 97

ABSTAIN on each of the proposals other than the advisory vote on the frequency of the advisory resolution to approve executive compensation, for which you may vote for ONE, TWO or THREE YEARS or ABSTAIN. If you just sign and submit your proxy card without voting instructions, your shares will be voted FOR each director nominee, FOR the advisory resolution to approve executive compensation, FOR ratification of the appointment of the independent registered public accounting firm, ONE YEAR for the advisory vote on the frequency of the advisory resolution to approve executive compensation, and AGAINST each shareholder proposal.
Broker authority to vote — If your shares are held in street name, follow the voting instructions you receive from your broker, bank, or other nominee. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting along with the other documentation described below under “Attending the annual meeting.” If you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may still be permitted to vote your shares under the following circumstances:
Discretionary items — The ratification of the appointment of the independent registered public accounting firm is a discretionary item. Generally, brokers, banks and other nominees that do not receive instructions from beneficial owners may vote on this proposal in their discretion.
Non-discretionary items — The election of directors, advisory resolution to approve executive compensation, advisory vote on the frequency of advisory resolution to approve executive compensation, and approval of the shareholder proposals are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received voting instructions from beneficial owners. These are referred to as “broker non-votes.”

•
Election of directors — To be elected, each nominee must receive the affirmative vote of a majority of the votes cast at the meeting in respect of his or her election. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board of Directors, through a process managed by the Corporate Governance & Nominating Committee, will decide whether to accept the resignation at its next regular meeting. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast for this purpose.

•
Other proposals — The affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal is required to approve all other proposals. In determining whether each of the other proposals has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no impact since they are not considered shares entitled to vote on the proposal.

COST OF THIS PROXY SOLICITATION

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $50,000 plus reasonable out-of-pocket costs and expenses. We will, on request, reimburse brokers, banks, and other nominees for their expenses in sending proxy materials to, and obtaining voting instructions from, their customers who are beneficial owners of our common stock.

ATTENDING THE ANNUAL MEETING

Admission — If you wish to attend the meeting in person you will be required to present the following:
All shareholders, valid proxy holders and representatives of an entity — a valid form of government-issued photo identification, such as a driver’s license or passport.
Holders of record — the top half of the proxy card or your notice of internet availability of proxy materials indicating the holder of record (whose name and stock ownership may be verified against our list of registered stockholders).
Holders in street name — proof of ownership. A brokerage statement that demonstrates stock ownership as of the record date, March 17, 2017, or a letter from your bank or broker indicating that you held our common stock as of the record date are examples of proof of ownership of our stock. If you want to vote your common stock held in street name in person, you must also provide a written proxy in your name from

98 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

the broker, bank or other nominee that holds your shares.
Valid proxy holders for holders of record — a written legal proxy to you signed by the holder of record (whose name and stock ownership may be verified against our list of registered stockholders), and proof of ownership by the holder of record as of the record date, March 17, 2017 (see “Holders of record” above).
Valid proxy holders for holders in street name — a written legal proxy from the brokerage firm, bank or other nominee holding the shares to the street name holder that is assignable and a written legal proxy to you signed by the street name holder, together with a brokerage statement or letter from the bank, broker or other nominee indicating that the holder in street name held our common stock as of the record date, March 17, 2017.
Representative of an entity — if you are representing an entity that is a shareholder, you must provide evidence of your authority to represent that entity at the meeting.
Guests — admission of persons to the meeting who are not shareholders is subject to space limitations and to the sole discretion of management.
Internet access — You may listen to a live audiocast of the annual meeting over the Internet. Please go to our website, jpmorganchase.com, before the meeting to download any necessary audio software. An audio broadcast of the meeting will also be available by phone at (866) 541-2724 in the U.S. and Canada or (706) 634-7246 for international participants.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

SEC rules and Delaware law permit us to mail one annual report and proxy statement, or notice of internet availability, as applicable, in one envelope to all shareholders residing at the same address if certain conditions are met. This is called householding and can result in significant savings of paper and mailing costs. JPMorgan Chase households all annual reports, proxy statements and notices of internet availability mailed to shareholders. If you choose not to household, you may call (toll-free) (866) 540-7095, or send a written request to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Shareholders residing at the same address who are receiving multiple copies of our Annual Report, proxy statement or notice of internet availability may request householding in the future by contacting Broadridge Financial Services, Inc. at the address or phone number set forth above. If you choose to continue householding but would like to receive an additional copy of the Annual Report, proxy statement or notice of internet availability for members of your household, you may contact the Secretary at: JPMorgan Chase & Co., Office of the Secretary, 270 Park Avenue, New York, NY 10017, or by sending an e-mail to the Office of the Secretary at corporate.secretary@jpmchase.com or calling (212) 270-6000.

ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

You may access this proxy statement and our Annual Report to shareholders on our website at jpmorganchase.com, under Investor Relations. You may also access our 2016 Annual Report on Form 10-K by selecting “SEC & Other Filings” under Investor Relations.
To reduce the Firm’s costs of printing and mailing proxy materials for next year’s annual meeting of shareholders, you can opt to receive all future proxy materials, including the proxy statements, proxy cards and annual reports electronically via e-mail or the Internet rather than in printed form. To sign up for electronic delivery, please visit enroll.icsdelivery.com/jpm and follow the instructions to register. Alternatively, if you vote your shares using the Internet, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Before next year’s meeting, you will receive an e-mail notification that the proxy materials, annual report and instructions for voting by Internet are available online. Electronic delivery will continue in future years until you revoke your election by sending a written request to the Secretary at the address or e-mail address provided above. If you are a beneficial, or “street name,” shareholder and wish to register for electronic delivery, you should review the information provided in the proxy materials mailed to you by your broker, bank or other nominee.
If you have agreed to electronic delivery of proxy materials and annual reports to shareholders, but wish to receive printed copies, please contact the Secretary at the address or e-mail address provided above.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 99

DOCUMENTS AVAILABLE

The Corporate Governance Principles, Code of Conduct, Code of Ethics for Finance Professionals, How We Do Business – The Principles, How We Do Business – The Report, the JPMorgan Chase & Co. Political Activities Statement, and the ESG Report, as well as the Firm’s By-Laws and charters of our principal standing Board committees, are posted on our website at jpmorganchase.com/governance, under the heading Governance, which is under the About Us tab. These documents will also be made available to any shareholder who requests them by writing to the Secretary at the address or e-mail address provided on the previous page.
Information that the Firm is required to disclose under Disclosure & Transparency Rule 7.2 (Corporate Governance Statements) of the UK Financial Conduct Authority may be found in this proxy statement under the headings “Election of Directors – Director nomination process”, “Corporate governance” and “Audit Committee report”.

100 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

Shareholder proposals and nominations for the 2018 annual meeting

PROXY STATEMENT PROPOSALS

Under SEC rules, proposals that shareholders seek to have included in the proxy statement for our next annual meeting of shareholders (other than nominees for director) must be received by the Secretary of JPMorgan Chase not later than December 6, 2017.
In addition, the Firm’s By-Laws provide for a right of proxy access. This By-Law enables shareholders, under specified conditions, to include their nominees for election as directors in the Firm’s proxy statement. Under By-Law Section 1.10, a shareholder (or group of up to 20 shareholders) who has continuously owned at least 3% of the Firm’s outstanding shares for at least three consecutive years may nominate up to 20% of the Board (but in any event at least two directors) and have such nominee(s) included in the Firm’s proxy statement, if the shareholder(s) and the nominee(s) satisfy the applicable requirements set forth in the Firm’s By-Laws. Shareholders seeking to have one or more nominees included in the Firm’s 2018 proxy statement must deliver the notice required by the Firm’s By-Laws, to the Secretary of JPMorgan Chase not later than December 6, 2017, and not earlier than November 6, 2017. The complete text of our By-Laws is available on our website at jpmorganchase.com/governance, under Governance, which is under the About Us tab, or may be obtained from the Secretary.
Shareholder proposals (including nominees for director pursuant to the Firm’s proxy access By-Law) should be mailed to the Secretary at JPMorgan Chase & Co., Office of the Secretary, 270 Park Avenue, New York, NY 10017; a copy may be e-mailed to the Office of the Secretary at corporate.secretary@jpmchase.com.

OTHER PROPOSALS AND NOMINATIONS

Our By-Laws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but that are not included in JPMorgan Chase’s proxy statement for that meeting. Under our By-Laws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder who is entitled to vote and who has delivered a notice to the Secretary of JPMorgan Chase not later than the close of business on February 15, 2018, and not earlier than January 16, 2018. The notice must contain the information required by the By-Laws.
These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a nominee or proposal included in the proxy statement.
A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the advance-notice By-Law provisions described above, subject to applicable rules of the SEC.
Copies of our By-Laws are available on our website at jpmorganchase.com/governance, under Governance, which is under the About Us tab, or may be obtained from the Secretary.
Molly Carpenter
Secretary

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 101

Notes on non-GAAP financial measures

1.
In addition to analyzing the Firm’s results on a reported basis, management reviews the Firm’s results, including the results of the lines of business, on a “managed” basis, which are non-GAAP financial measures. The Firm’s definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the reportable business segments) on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These non-GAAP financial measures allow management to assess the comparability of revenue year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a reconciliation of the Firm’s results from a reported to managed basis, see page 48 of the Firm’s Annual Report on Form 10-K for the year ended December 31, 2016 (“2016 Form 10-K”).2.2.

2.
Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”), are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights ("MSRs")), net of related deferred tax liabilities. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. TCE, ROTCE, and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity. The following tables provide reconciliations and calculations of these measures for the periods presented.

Non-GAAP reconciliations

	Average
	Year ended December 31,
(in millions, except per share and ratio data)	2008	2009	2010	2011	2012	2013	2014	2015	2016
Common stockholders’ equity	$129,116	$145,903	$161,520	$173,266	$184,352	$196,409	$207,400	$215,690	$224,631
Less: Goodwill	46,068	48,254	48,618	48,632	48,176	48,102	48,029	47,445	47,310
Less: Certain identifiable intangible assets	5,779	5,095	4,178	3,632	2,833	1,950	1,378	1,092	922
Add: Deferred tax liabilities(a)	2,369	2,547	2,587	2,635	2,754	2,885	2,950	2,964	3,212
Tangible common equity	$79,638	$95,101	$111,311	$123,637	$136,097	$149,242	$160,943	$170,117	$179,611

Net income applicable to common equity	$4,931	$9,289	$16,728	$18,327	$20,606	$17,081	$20,620	$22,927	$23,086
Return on equity(b)	4%	6%	10%	11%	11%	9%	10%	11%	10%
Return on tangible common equity(c)	6	10	15	15	15	11	13	13	13

	Period-end
	December 31,
(in millions, except per share data)	2008	2009	2010	2011	2012	2013	2014	2015	2016
Common stockholders’ equity	$134,945	$157,213	$168,067	$175,514	$194,727	$199,699	$211,664	$221,505	$228,122
Less: Goodwill	48,027	48,357	48,854	48,188	48,175	48,081	47,647	47,325	47,288
Less: Certain identifiable intangible assets	5,581	4,621	4,039	3,207	2,235	1,618	1,192	1,015	862
Add: Deferred tax liabilities(a)	2,717	2,538	2,586	2,729	2,803	2,953	2,853	3,148	3,230
Tangible common equity	$84,054	$106,773	$117,760	$126,848	$147,120	$152,953	$165,678	$176,313	$183,202

Common shares	3,732.8	3,942.0	3,910.3	3,772.7	3,804.0	3,756.1	3,714.8	3,663.5	3,561.2
Book value per share(d)	$36.15	$39.88	$42.98	$46.52	$51.19	$53.17	$56.98	$60.46	$64.06
Tangible book value per share(e)	22.52	27.09	30.12	33.62	38.68	40.72	44.60	48.13	51.44

(a)
Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in nontaxable transactions, which are netted against goodwill and other intangibles when calculating TCE.

(b)	Represents net income applicable to common equity / average common stockholders’ equity.

(c)	Represents net income applicable to common equity / average tangible common equity.

(d)	Represents common stockholders’ equity at period-end / common shares at period-end.

(e)	Represents tangible common equity at period-end / common shares at period-end.

Notes on key performance measures

1.
Common equity Tier 1 (“CET1”) capital and the CET1 capital ratios under the Basel III Fully Phased-In capital rules, to which the Firm will be subject commencing January 1, 2019, are considered key regulatory capital measures. These measures are used by management, bank regulators, investors and analysts to assess and monitor the Firm’s capital position. For additional information on these measures, see Capital Risk Management on pages 76-85 of the 2016 Form 10-K.

2.
Core loans are also considered a key performance measure. Core loans represent loans considered central to the Firm’s ongoing businesses; and exclude loans classified as trading assets, runoff portfolios, discontinued portfolios and portfolios the Firm has an intent to exit. Core loans are utilized by the Firm and its investors and analysts in assessing actual growth in the loan portfolio.

102 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

This proxy statement contains forward-looking statements with respect to JPMorgan Chase & Co.’s culture and controls, environmental, social and governance efforts and The Supplier Code of Conduct. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” or other words of similar meaning. Forward-looking statements provide JPMorgan Chase & Co.’s current expectations or forecasts of future events, circumstances, results or aspirations, and are subject to significant risks and uncertainties. These risks and uncertainties could cause the Firm’s actual results to differ materially from those set forth in such forward-looking statements. Certain of such risks and uncertainties are described in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2016. JPMorgan Chase & Co. does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 103

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104 • JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT

JPMorgan Chase Delaware Technology Center — map and directions
880 Powder Mill Road, Wilmington Delaware 19803

Delaware Technology Center Campus
Astra Zeneca Dr
Powder Mill Rd
Concord Pike
DTC-2
DTC-1
DTC-2 Garage
DTC-1 Garage
VISITOR ENTRANCE
202
Powder Mill Rd
DRIVING ENTRANCE
FLAT LOT
Rockland Rd
141

The entrance to the campus is indicated by the STAR«. Visitors should park in the Flat Lot and use the walkway to the Visitors Entrance in DTC-1. This is the site of the annual meeting.

If you attend the meeting in person, you will be asked to present a valid form of government-issued photo identification, such as a driver’s license or passport, and proof of ownership of our common stock as of our record date March 17, 2017. See “Attending the annual meeting” on page 98.

JPMORGAN CHASE & CO. • 2017 PROXY STATEMENT • 105

© 2017 JPMorgan Chase & Co. All rights reserved.
Printed in U.S.A. on paper that contains recycled fiber with soy ink.

COMPUTERSHARE P.O. Box 30170 College Station, TX 77842-3170
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by JPMorgan Chase & Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET — www.proxyvote.com or scan the QR code above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to JPMorgan Chase & Co., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	Your voting instructions are confidential.
E19087-P87837 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

JPMORGAN CHASE & CO.
The Board of Directors recommends you vote FOR the following proposals:						The Board of Directors recommends you vote FOR the following proposal:
1.	Election of Directors		For	Against	Abstain				For	Against	Abstain
	1a. Linda B. Bammann		☐	☐	☐	3.	Ratification of independent registered public accounting firm		☐	☐	☐
	1b. James A. Bell		☐	☐	☐	The Board of Directors recommends you vote 1 Year on the following proposal:
	1c. Crandall C. Bowles		☐	☐	☐	4.	Advisory vote on frequency of advisory resolution to approve executive compensation	1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐
	1d. Stephen B. Burke		☐	☐	☐
	1e. Todd A. Combs		☐	☐	☐	The Board of Directors recommends you vote AGAINST the following shareholder proposals:
	1f. James S. Crown		☐	☐	☐				For	Against	Abstain
	1g. James Dimon		☐	☐	☐	5.	Independent board chairman		☐	☐	☐
	1h. Timothy P. Flynn		☐	☐	☐
	1i. Laban P. Jackson Jr.		☐	☐	☐	6.	Vesting for government service		☐	☐	☐
	1j. Michael A. Neal		☐	☐	☐
	1k. Lee R. Raymond		☐	☐	☐	7.	Clawback amendment		☐	☐	☐
	1l. William C. Weldon		☐	☐	☐
2.	Advisory resolution to approve executive compensation		☐	☐	☐	8.	Gender pay equity		☐	☐	☐

						9.	How votes are counted		☐	☐	☐

						10.	Special shareowner meetings		☐	☐	☐

						Please indicate if you plan to attend this meeting.			☐	☐
									Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)		Date

JPMorgan Chase & Co.
2017 Annual Meeting of Shareholders
Tuesday, May 16, 2017 10:00 a.m. Eastern Time
JPMorgan Chase & Co. Delaware Technology Center
880 Powder Mill Road
Wilmington, Delaware 19803

JPMorgan Chase & Co. Delaware Technology Center — The Delaware Technology Center is located in Wilmington, Delaware at 880 Powder Mill Road. Parking for shareholders is available in the Flat Lot; use the walkway to the Visitors Entrance in DTC-1, site of the annual meeting.
If you plan to attend the meeting in person, you will be required to present a valid form of government-issued photo identification, such as a driver’s license or passport, and proof of ownership of our common stock as of our record date March 17, 2017, and this top half of the proxy card. For more information see “Attending the annual meeting” in the proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at jpmorganchase.com/annual-report-proxy
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E19088-P87837

JPMORGAN CHASE & CO.

    This proxy is solicited from you by the Board of Directors for use at the Annual Meeting of Shareholders of JPMorgan Chase & Co. on May 16, 2017.

    You, the undersigned shareholder, appoint each of Molly Carpenter and Marianne Lake, your attorney-in-fact and proxy, with full power of substitution, to vote on your behalf shares of JPMorgan Chase common stock that you would be entitled to vote at the 2017 Annual Meeting, and any adjournment of the meeting, with all powers that you would have if you were personally present at the meeting. The shares represented by this proxy will be voted as instructed by you on the reverse side of this card with respect to the proposals set forth in the proxy statement, and in the discretion of the proxies on all other matters which may properly come before the 2017 Annual Meeting and any adjournment thereof. If the card is signed but no instructions are given, shares will be voted in accordance with the recommendations of the Board of Directors.

    Participants in the 401(k) Savings Plan: If you have an interest in JPMorgan Chase common stock through an investment in the JPMorgan Chase Common Stock Fund within the 401(k) Savings Plan, your vote will provide voting instructions to the trustee of the plan to vote the proportionate interest as of the record date. If no instructions are given, the trustee will vote unvoted shares in the same proportion as voted shares.

    Voting Methods: If you wish to vote by mail, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. If you wish to vote by Internet or telephone, please follow the instructions on the reverse side.

Continued and to be signed on reverse side